PROSPECTUS SUPPLEMENT DATED JUNE 26, 2006
(TO PROSPECTUS DATED JUNE 14, 2006)

                                  $486,654,000
                                 (Approximate)

                               INDYMAC MBS, INC.
                                   DEPOSITOR

                            [Logo of IndyMacBank]
                          SPONSOR, SELLER AND SERVICER

      INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES 2006-H2
                                 ISSUING ENTITY

          HOME EQUITY MORTGAGE LOAN ASSET-BACKED NOTES, SERIES 2006-H2 DISTRIBUTIONS PAYABLE ON THE 28TH DAY OF EACH MONTH OR, IF THE 28TH DAY IS NOT A
                                 BUSINESS DAY,
                 THE NEXT BUSINESS DAY, BEGINNING IN JULY 2006.

                             ----------------------

   The issuing entity will hold a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. The issuing entity will issue notes including the following class offered hereby:

    o  One class of senior notes

   In addition to the above class of notes, the issuing entity will also issue the following securities not offered hereby:

    o  Two classes of subordinate notes

    o  Four classes of certificates

   The offered notes consist solely of the class of notes listed in the tables below:

                                                                                   INITIAL
                                                                                 NOTE RATINGS
          NOTE PRINCIPAL INITIAL INTEREST  SUMMARY INTEREST  PRINCIPAL INTEREST  ------------  PRICE TO  UNDERWRITING  PROCEEDS TO
CLASS       AMOUNT(1)       RATE(2)       RATE FORMULA(3)     TYPE      TYPE     MOODY'S  S&P   PUBLIC     DISCOUNT     SPONSOR(4)
-----       ---------       -------       ---------------     ----      ----     -------  ---   ------     --------     ---------
                                            LIBOR plus                 Variable
A.......   $486,654,000      5.485%           0.15%           Senior     Rate       Aaa    AAA   100.00%   0.20%        99.80%


(1) This balance is approximate, as described in this prospectus supplement.

(2) Reflects the initial interest rate as of the first payment date.

(3) Subject to the maximum rate, as described in this prospectus supplement under 'Summary of Terms -- The Notes -- Payments on the Notes -- Interest Payments.'

(4) Before deducting expenses payable by the depositor, estimated to be approximately $725,000.

   Each of the underwriters will purchase a portion of the notes listed in the table above from the depositor and will offer the notes purchased by it only after such notes have been issued, delivered to and accepted by the underwriters. See 'Underwriting' in this prospectus supplement.

   The assets of the issuing entity will primarily consist of a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. Two REMIC elections will be made with respect to the assets of the issuing entity.

   The notes offered by this prospectus supplement have the benefit of a financial guaranty insurance policy from the insurer that will guarantee timely payment of interest and the ultimate payment of principal, as described in this prospectus supplement.

                                  [Logo of AMBAC]

CONSIDER CAREFULLY THE RISK FACTORS
BEGINNING ON PAGE S-14 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 6 IN THE
ACCOMPANYING PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF THE ISSUING
ENTITY ONLY AND DO NOT REPRESENT
AN INTEREST IN OR OBLIGATION OF INDYMAC MBS, INC.,
INDYMAC BANK, F.S.B., OR ANY OF THEIR AFFILIATES.

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND
SELL THE OFFERED NOTES ONLY IF ACCOMPANIED BY THE
ACCOMPANYING PROSPECTUS.

   This prospectus supplement and the accompanying base prospectus relate only to the offering of the notes listed above and not to the other classes of notes and the classes of certificates that will be issued by the issuing entity.

   Credit enhancement for the offered notes will consist of:

   o Excess cash flow and overcollateralization as described in this prospectus supplement under 'Description of the Notes -- Credit Enhancement;' and

   o Subordination of payments and the application of realized losses to certain classes of notes and certificates as described in this prospectus supplement under 'Description of the Notes -- Credit Enhancement.'

    o A financial guaranty insurance policy as described in this prospectus supplement under 'The Insurer and the Policy.'

   Neither the sponsor nor the depositor is or is affiliated with a government agency, instrumentality or government sponsored enterprise. The offered notes are not bank accounts and are not insured by the FDIC or any other governmental entity.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

   On or about June 27, 2006, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System. See 'Description of the Notes -- General' in this prospectus supplement and 'Description of the Securities -- Book-Entry Securities' in the accompanying prospectus.

LEHMAN BROTHERS                                  INDYMAC SECURITIES CORPORATION
UBS INVESTMENT BANK                                    BEAR, STEARNS & CO. INC.

            The date of this prospectus supplement is June 26, 2006

                                TABLE OF CONTENTS

                                                                           Page
                                                                          ------
                             FREE WRITING PROSPECTUS

TRANSACTION OVERVIEW ..................................................      S-2
SUMMARY ...............................................................      S-3
   THE TRANSACTION PARTIES ............................................      S-3
   THE OFFERED NOTES ..................................................      S-5
   THE NON-OFFERED NOTES ..............................................      S-5
   THE CERTIFICATES ...................................................      S-6
   THE HELOCS .........................................................      S-7
HELOC SUMMARY .........................................................      S-7
   THE NOTES ..........................................................      S-8
   FEES AND EXPENSES ..................................................     S-11
   SERVICING FEE ......................................................     S-11
   ADDITIONAL SERVICING COMPENSATION ..................................     S-11
   RAPID AMORTIZATION EVENTS ..........................................     S-11
   OPTIONAL REDEMPTION ................................................     S-12
   TAX STATUS .........................................................     S-12
   ERISA CONSIDERATIONS ...............................................     S-12
   LEGAL INVESTMENT CONSIDERATIONS ....................................     S-13
   RATINGS OF THE OFFERED NOTES .......................................     S-13
RISK FACTORS ..........................................................     S-14
THE HELOC POOL ........................................................     S-21
   GENERAL ............................................................     S-21
   HELOC STATISTICS ...................................................     S-22
   REPRESENTATION AND WARRANTIES ......................................     S-23
THE ORIGINATOR ........................................................     S-25
   INDYMAC BANK, F.S.B ................................................     S-25
INDYMAC BANK HELOC PROGRAM ............................................     S-25
   HELOC ORIGINATION ..................................................     S-25
   PURCHASES OF HELOC POOLS ...........................................     S-25
   HELOC UNDERWRITING AND CREDIT CRITERIA .............................     S-25
   ASSET, INCOME AND EMPLOYMENT DOCUMENTATION .........................     S-26
   CREDIT CRITERIA ....................................................     S-26
   FIRST MORTGAGE REQUIREMENTS ........................................     S-27
   TITLE INSURANCE ....................................................     S-28
   APPRAISAL REQUIREMENTS .............................................     S-28
   MORTGAGED PROPERTIES ...............................................     S-28
   EXCEPTIONS .........................................................     S-29
THE SPONSOR AND SELLER ................................................     S-29
SERVICING OF THE HELOCS ...............................................     S-30
   THE SERVICER .......................................................     S-30
   CARD MANAGEMENT CORPORATION ........................................     S-32
   FIRST DATA RESOURCES, INC. .........................................     S-32
   DELINQUENCY AND LOSS EXPERIENCE ....................................     S-32
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES .....................     S-32
   COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS .................     S-33
   INSURANCE COVERAGE .................................................     S-33
   EVIDENCE AS TO COMPLIANCE ..........................................     S-33
   SERVICER DEFAULT ...................................................     S-33
   CERTAIN MATTERS REGARDING THE SERVICER .............................     S-33
   MODIFICATION OF THE HELOCS .........................................     S-34
   LIMITATIONS ON LIABILITY ...........................................     S-34
STATIC POOL DATA ......................................................     S-34
THE DEPOSITOR .........................................................     S-35
THE ISSUING ENTITY ....................................................     S-35
THE OWNER TRUSTEE .....................................................     S-36
THE INDENTURE TRUSTEE .................................................     S-36
THE INSURER AND THE POLICY ............................................     S-39
THE INSURER ...........................................................     S-39
THE POLICY ............................................................     S-40
AFFILIATIONS AND RELATED TRANSACTIONS .................................     S-44
THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE SALE AND SERVICING
   AGREEMENT ..........................................................     S-44
   GENERAL ............................................................     S-44
   ASSIGNMENT AND PLEDGE OF HELOCS ....................................     S-44
   EVENT OF SERVICER TERMINATION; RIGHTS UPON EVENT OF SERVICER
      TERMINATION .....................................................     S-45
   AMENDMENT ..........................................................     S-48
   VOTING RIGHTS ......................................................     S-48
THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT ...........     S-48
   GENERAL ............................................................     S-48
   TERMINATION ........................................................     S-49
   ADMINISTRATION .....................................................     S-49
   AMENDMENT ..........................................................     S-49
   SERVICING ..........................................................     S-50
   CONTROL RIGHTS OF THE INSURER ......................................     S-50
CERTAIN REGULATORY MATTERS RELATED TO BANKS ...........................     S-51
   GENERAL ............................................................     S-51
   CERTAIN MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP .......     S-51
   CERTAIN REGULATORY MATTERS .........................................     S-51
DESCRIPTION OF THE NOTES ..............................................     S-52
   GENERAL ............................................................     S-52
   DEFINITIVE NOTES ...................................................     S-53
   INTEREST PAYMENTS ..................................................     S-53
   DETERMINATION OF LIBOR .............................................     S-54
   PRINCIPAL PAYMENTS .................................................     S-55
   RAPID AMORTIZATION EVENTS ..........................................     S-57
   SALE OF HELOCS AND PRIORITY OF PAYMENT OF SALE PROCEEDS FOLLOWING
      RAPID AMORTIZATION EVENT ........................................     S-58
   PRIORITY OF PAYMENTS ...............................................     S-59
   DEPOSITS TO THE COLLECTION ACCOUNT .................................     S-62
   WITHDRAWALS FROM THE COLLECTION ACCOUNT ............................     S-63
   DEPOSITS TO THE PAYMENT ACCOUNT ....................................     S-64
   INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS ............................     S-64
   CREDIT ENHANCEMENT .................................................     S-64
   ALLOCATION OF INVESTOR CHARGE-OFF AMOUNTS ..........................     S-65
   ON EACH PAYMENT DATE, THE INVESTOR CHARGE-OFF AMOUNTS FOR THAT
      PAYMENT DATE WILL BE ALLOCATED AS FOLLOWS: ......................     S-65
   FINAL SCHEDULED PAYMENT DATE .......................................     S-65
   OPTIONAL REDEMPTION ................................................     S-65
   FEES AND EXPENSES ..................................................     S-66
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS .........................     S-67
   GENERAL ............................................................     S-67
   EFFECT OF OVERCOLLATERALIZATION FEATURE ............................     S-68
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS .............................     S-70
   GENERAL ............................................................     S-70
   TAX TREATMENT OF THE CLASS A NOTES .................................     S-70
   PENALTY PROTECTION .................................................     S-71
STATE TAX CONSIDERATIONS ..............................................     S-71
ERISA CONSIDERATIONS ..................................................     S-72
   GENERAL ............................................................     S-72
   PURCHASES OF THE NOTES .............................................     S-72
LEGAL INVESTMENT CONSIDERATIONS .......................................     S-73
LEGAL PROCEEDINGS .....................................................     S-74
LEGAL MATTERS .........................................................     S-74
RATINGS ...............................................................     S-75
INDEX OF DEFINED TERMS ................................................     S-76
ANNEX I - STATISTICAL INFORMATION OF THE HELOCS .......................      I-1
ANNEX II-A - ASSUMED HELOC CHARACTERISTICS ............................   II-A-1
ANNEX II-B - NOTE PRINCIPAL AMOUNT DECREMENT TABLES ...................   II-B-1

                                                                           Page
                                                                          ------
                                 BASE PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS SUPPLEMENT .................................        5
RISK FACTORS ..........................................................        6
THE ISSUING ENTITY ....................................................       20
      THE MORTGAGE LOANS--GENERAL .....................................       21
      AGENCY SECURITIES ...............................................       27
      PRIVATE MORTGAGE-BACKED SECURITIES ..............................       31
      SUBSTITUTION OF ISSUING ENTITY ASSETS ...........................       33
      AVAILABLE INFORMATION ...........................................       33
      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE;  REPORTS FILED
         WITH THE SEC .................................................       33
      REPORTS TO SECURITYHOLDERS ......................................       34
USE OF PROCEEDS .......................................................       35
THE DEPOSITOR .........................................................       35
MORTGAGE LOAN PROGRAM .................................................       36
      UNDERWRITING STANDARDS ..........................................       36

                                TABLE OF CONTENTS

      UNDERWRITING PROCESS ............................................       36
      QUALIFICATIONS OF SELLERS .......................................       37
      REPRESENTATIONS BY SELLERS; REPURCHASES .........................       37
STATIC POOL DATA ......................................................       38
DESCRIPTION OF THE SECURITIES .........................................       39
      GENERAL .........................................................       40
      DISTRIBUTIONS ON SECURITIES .....................................       42
      ADVANCES ........................................................       43
      MANDATORY AUCTION ...............................................       44
      CATEGORIES OF CLASSES OF SECURITIES .............................       44
      INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE
         CLASSES ......................................................       46
      BOOK-ENTRY SECURITIES ...........................................       50
      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ...       54
CREDIT ENHANCEMENT ....................................................       57
      GENERAL .........................................................       57
      SUBORDINATION ...................................................       57
      LETTER OF CREDIT ................................................       58
      MORTGAGE POOL INSURANCE POLICIES ................................       58
      SPECIAL HAZARD INSURANCE POLICIES ...............................       60
      BANKRUPTCY BONDS ................................................       60
      RESERVE FUND ....................................................       61
      CROSS SUPPORT ...................................................       61
      INSURANCE POLICIES, SURETY BONDS AND GUARANTIES .................       62
      OVER-COLLATERALIZATION ..........................................       62
      FINANCIAL INSTRUMENTS ...........................................       62
      DEPOSIT AGREEMENTS ..............................................       63
YIELD AND PREPAYMENT CONSIDERATIONS ...................................       63
      PREPAYMENT STANDARDS OR MODELS ..................................       65
      YIELD ...........................................................       66
THE AGREEMENTS ........................................................       66
      ASSIGNMENT OF ISSUING ENTITY ASSETS .............................       66
      PAYMENTS ON ISSUING ENTITY ASSETS; DEPOSITS TO SECURITY
         ACCOUNT ......................................................       68
      PRE-FUNDING ACCOUNT .............................................       70
      COLLECTION PROCEDURES ...........................................       71
      THE SURETY PROVIDER .............................................       72
      HAZARD INSURANCE ................................................       72
      REALIZATION UPON DEFAULTED MORTGAGE LOANS .......................       73
      SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES ........       77
      EVIDENCE AS TO COMPLIANCE .......................................       77
      LIST OF SECURITYHOLDERS .........................................       78
      CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR ........       78
      EVENTS OF DEFAULT ...............................................       79
      AMENDMENT .......................................................       81
      TERMINATION; OPTIONAL TERMINATION ...............................       82
      THE TRUSTEE .....................................................       83
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ...........................       83
      GENERAL .........................................................       83
      FORECLOSURE AND REPOSSESSION ....................................       84
      RIGHTS OF REDEMPTION ............................................       86
      ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS ....       86
      ENVIRONMENTAL RISKS .............................................       87
      DUE-ON-SALE CLAUSES .............................................       89
      PREPAYMENT CHARGES ..............................................       89
      APPLICABILITY OF USURY LAWS .....................................       89
      SERVICEMEMBERS CIVIL RELIEF ACT .................................       89
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ..............................       90
      GENERAL .........................................................       90
      TAXATION OF DEBT SECURITIES .....................................       90
      REMIC SECURITIES ................................................       97
      PROHIBITED TRANSACTIONS AND OTHER TAXES .........................      102
      ADMINISTRATIVE MATTERS ..........................................      102
      TAX-EXEMPT INVESTORS ............................................      102
      TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES ..      103
      TAX STATUS AS A GRANTOR TRUST ...................................      104
      FINAL TRUST REPORTING REGULATIONS ...............................      112
      TAX CHARACTERIZATION OF THE ISSUING ENTITY AS A PARTNERSHIP .....      112
      TAX CONSEQUENCES TO HOLDERS OF THE NOTES ........................      112
      TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES .................      114
      STATE TAX CONSIDERATIONS ........................................      118
      ERISA CONSIDERATIONS ............................................      119
      LEGAL INVESTMENT ................................................      122
      METHOD OF DISTRIBUTION ..........................................      123
      LEGAL MATTERS ...................................................      124
      FINANCIAL INFORMATION ...........................................      124
      RATING ..........................................................      124
      INDEX OF PRINCIPAL TERMS ........................................      125

      Important Notice About Information Presented in this prospectus supplement and the accompanying prospectus

      We provide information to you about the offered notes in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to your series of notes; and

      o this prospectus supplement, which describes the specific terms of your series of notes.

      If the description of your notes in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

      The information in this prospectus supplement, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any information contained in any prior similar materials relating to the offered certificates, is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this prospectus supplement and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the offered certificates, until we have accepted your offer to purchase the offered certificates.

      The offered notes are being sold when, as and if issued. The depositor is not obligated to issue the offered notes or any similar security and the underwriters' obligation to deliver the offered notes is subject to the terms and conditions of its underwriting agreement with the depositor and the availability of the offered notes when, as and if issued by the depositor. You are advised that the terms of the offered notes, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the mortgage pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that the offered notes may not be issued that have the characteristics described in this prospectus supplement and the accompanying prospectus. The underwriters' obligation to sell any of the offered notes to you is conditioned on the mortgage loans and the offered notes having the characteristics described in this prospectus supplement. If for any reason the depositor does not deliver the offered notes, the underwriters will notify you, and none of the depositor, the master servicer or the underwriter will have any obligation to you to deliver all or any portion of the offered notes which you have committed to purchase, and none of the depositor, the master servicer or the underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

      Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

      The discussion contained in this prospectus supplement as to tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                              TRANSACTION OVERVIEW

                                   Seller transfers         Indenture Trustee
       ----------------------      HELOC documents          holds HELOC
      | IndyMac Bank, F.S.B. |     to Indenture Trustee     documents for the
      |   (Sponsor Seller/   |---------------------------\  benefit of investors
      | Originator Servicer  |                            \
      |                      |                             \
       ----------------------                               --------------------
          |              |                ----------------      Deutsche Bank
          |              |                Wilmington Trust      National Trust
          |              |                    Company              Company
          |              |                (Owner Trustee)    (Indenture Trustee)
net       |              |                ----------------  --------------------
offering  |      HELOCs  |                                \    /
proceeds  |              |                                 \  /
          |              |                                  \/
          |              |                               ----------------------
          |              |                              |                      |
       ----------------------           HELOCs          | IndyMac Home Equity  |
      |   IndyMac MBS, Inc.  |------------------------->| Mortgage Loan Asset- |
      |      (Depositor)     |                          |      Back Trust,     |
      |                      |<-------------------------|    Series 2006-H2    |
       ----------------------                           |   (Issuing Entity)   |
          |              | Class A, M1 and M2 Notes and  ----------------------
          |              | Class B, L, R and P certificates       |
          |              |                                        |
net       |              |                                        |
offering  |      Class A |                                        |
proceeds  |      notes   |                          ---------------------------
          |              |                         |            Ambac          |
          |              |                         |    Assurance Corporation  |
          |              |                         |(Insurer for Class A notes)|
  -------------------------------                  |                           |
 |     Lehman Brothers Inc.      |                  ---------------------------
 |   Bear, Stearns & Co. Inc.    |
 |      UBS Securities LLC       |
 |IndyMac Securities Corporation |
 |       (Underwriters)          |
 |                               |
  -------------------------------
          |              |
          |     Class A  |
offering  |     notes    |
proceeds  |              |
          |              |
        ----------------------
       |       Investors      |
       |                      |
        ----------------------

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read this entire document and the accompanying prospectus carefully.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

The Transaction Parties

Issuing Entity

IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H2, a Delaware statutory trust. The issuing entity is also sometimes referred to herein as the "trust" or the "trust fund."

See "The Issuing Entity" in this prospectus supplement.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See "The Depositor" in this prospectus supplement.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

See "The Sponsor and Seller" and "Servicing of the HELOCs--The Servicer" in this prospectus supplement.

Originator

IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

See "The Trust Administrator" in this prospectus supplement.

Subservicer

Card Management Corporation is an Indiana corporation. Its principal executive office is located at 20 NW First Street, Evansville, Indiana 47708, and its telephone number is (812) 425-0072.

See "Servicing of the HELOCs--Card Management Corporation" in this prospectus supplement.

Indenture Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the indenture trustee is located (i) for purposes of note transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06H2, and its telephone number is (800) 735-7777.

See "The Indenture Trustee" in this prospectus supplement.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation with trust powers. The mailing address of the owner trustee is 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

See "The Owner Trustee" in this prospectus supplement.

Insurer

Ambac Assurance Corporation, a Wisconsin stock insurance corporation. The mailing address of the Insurer is One State Street Plaza, New York, New York 10004, and its telephone number is (212) 208-3547.

See "The Insurer and the Policy--The Servicer" in this free writing prospectus.

Rating Agencies

Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., will issue ratings with respect to the offered notes.

Sale and Servicing Agreement

The sale and servicing agreement between the depositor, the issuing entity, the seller, the servicer and the indenture trustee, under which the depositor will transfer the mortgage loans to the issuing entity, the servicer will service the home equity line of credit loans and the indenture trustee will hold the loan files.

Indenture

The indenture between the issuing entity and the indenture trustee under which the issuing entity will issue the notes and pledge the HELOCs to the indenture trustee as collateral to secure the repayment of the notes.

The Offered Notes

      The offered notes consist solely of the class of notes listed in the tables below:

                     Note       Initial                                                              Initial
                  Principal     Interest      Summary Interest      Principal      Interest       Note Ratings
Class             Amount(1)      Rate(2)        Rate Formula           Type          Type       Moody's     S&P
-------------   -------------   --------   ----------------------   ---------   -------------   -------   ------
A ...........   $ 486,654,000    5.485%    LIBOR(3) plus 0.15%(4)     Senior    Variable Rate     Aaa       AAA

----------

(1)   This balance is approximate, as described in this prospectus supplement.

(2) Reflects the initial interest rate for the initial interest accrual period.

(3) With respect to LIBOR for each interest accrual period other than the initial interest accrual period, LIBOR will be determined in accordance with the procedures set forth under "Description of the Notes--Determination of LIBOR" in this prospectus supplement supplement.

(4) Subject to the maximum rate, as described in this prospectus supplement under "Summary of Terms -- The Notes -- Payments on the Notes -- Interest Payments."

      The offered notes will also have the following characteristics:

                                                     Final     Expected
                           Delay /      Interest   Scheduled     Final
                Record     Accrual      Accrual     Payment     Payment       Minimum       Incremental
Class           Date(1)   Period(2)   Convention    Date(3)     Date(4)    Denominations   Denominations   CUSIP Number
-------------   -------   ---------   ----------   ---------   ---------   -------------   -------------   ------------
A ...........     DD        0 day     Actual/360   June 2036   June 2018     $ 100,000        $ 1,000        45661DAA4

----------

(1) DD = For any payment date, the close of business on the business day immediately before that payment date, or if the Class A Notes have been issued in definitive form, the last business day of the preceding calendar month. See "Description of the Notes--Definitive Notes" in this prospectus supplement.

(2) 0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or the closing date, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date.

(3) The Final Scheduled Payment Date with respect to the notes is the date which is six months after the payment date immediately following the month of the last due date of the latest maturing HELOC.

(4) The Expected Final Payment Date with respect to the notes is based on an assumed CPR of 40%, and a constant draw rate of 10%.

The Non-Offered Notes

      The non-offered notes consist of the classes of notes listed in the tables below. The non-offered notes are not being offered by this prospectus supplement. Information provided on the non-offered notes is provided for informational purposes only.

                   Note       Initial
                 Principal    Interest    Summary Interest Rate    Principal    Interest   Initial Note Ratings
Class            Amount(1)    Rate(2)            Formula             Type         Type     Moody's       S&P
-------------   -----------   --------   ----------------------   -----------   --------   --------   ---------
M1 ..........   $ 4,749,000      8.085%  LIBOR(3) plus 2.75%(4)   Subordinate   Variable      --         BBB-
                                                                                  Rate
M2 ..........   $ 8,498,000      8.085%  LIBOR(3) plus 2.75%(4)   Subordinate   Variable      --         BB-
                                                                                  Rate

----------

(1) These balances are approximate, as described in this prospectus supplement.

(2)   Reflects the initial interest rate as of the first payment date.

(3) With respect to LIBOR for each interest accrual period other than the initial interest accrual period, LIBOR will be determined in accordance with the procedures set forth under "Description of the Notes--Determination of LIBOR" in this prospectus supplement supplement

(4) Subject to the maximum rate, as described in this prospectus supplement under "Summary of Terms--The Notes--Payments on the Notes--Interest Payments."

      The non-offered notes will also have the following characteristics:

                        Delay /
             Record     Accrual    Interest Accrual   Final Scheduled      Minimum       Incremental
Class        Date(1)   Period(2)      Convention      Payment Date(3)   Denominations   Denominations
---------   --------   ---------   ----------------   ---------------   -------------   -------------
M1 ......      DD        0 day        Actual/360         June 2036        $ 100,000        $ 1,000
M2 ......      DD        0 day        Actual/360         June 2036        $ 100,000        $ 1,000

----------

(1) DD =For any payment date, the last business day of the month preceding the month of a payment date.

(2) 0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or the Closing Date, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date.

(3) The Final Scheduled Payment Date with respect to the notes is the date which is six months after the payment date immediately following the month of the last due date of the latest maturing HELOC.

(4) The Expected Final Payment Date with respect to the notes is based on an assumed CPR of 40%, and a constant draw rate of 10%.

The Certificates

      In addition to the offered notes and the non-offered notes, the trust will also issue the Class B, L, P and R Certificates. The Class B, L, P and R Certificates are not being offered by this prospectus supplement. Information provided on the Class B, L, P and R Certificates is provided for informational purposes only.

      The Class B Certificates will have a certificate principal balance equal to the excess of the invested amount on the last day of the related collection period (after taking into account collections received on the home equity line of credit loans for that payment date), over the aggregate note principal amount of the notes immediately prior to that payment date. The Class B Certificates will generally be entitled to receive (x) any collections received on the home equity line of credit loans that are allocated to the notes based on the floating allocation percentage remaining after giving effect to all payments due and payable to the noteholders and other secured parties, and (y) a portion of collections received on the home equity lines of credit loans that are not allocated to the notes based on the floating allocation percentage.

      The Class L Certificate will represent the sole residual class in the lower-tier REMIC and will generally be entitled to receive a portion of collections received on the home equity lines of credit loans that are not allocated to the notes based on the floating allocation percentage. See "Description of the Notes--Priority of Payments" below.

      The Class P Certificates will receive payments with respect to early termination fees paid by borrowers under the home equity line of credit loans.

      The Class R Certificates will represent the sole residual class in the upper-tier REMIC and will not have a principal balance, or an interest rate, or be entitled to receive collections received on the home equity lines of credit loans. See "Certain Federal Income Tax Considerations--General" below.

The HELOCs

The pool consists of adjustable rate home equity line of credit loans, referred to as HELOCs or home equity lines of credit in this prospectus supplement, secured by first or second liens on one-to-four-family residential properties. The HELOCs included in the trust have been originated in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination as described herein.

Cut-off Date

The cut-off date for any HELOC delivered to the indenture trustee on the closing date will be June 19, 2006.

Closing Date

On or about June 27, 2006.

HELOC Pool

The pool consists of HELOCs with an aggregate stated principal balance of approximately $499,902,120 as of June 19, 2006, after giving effect to principal payments due on or before that date.

As of the June 19, 2006, the HELOC pool had the following characteristics:

                                  HELOC SUMMARY

                                                                                    Weighed     Total
                                                                Range or Total      Average   Percentage
                                                            ---------------------   -------   ----------
Number of HELOCs ........................................           6,535               --         --
Range of Outstanding Principal Balances .................     $3,004 to $992,802        --         --
Average Outstanding Principal Balance ...................          $76,496              --         --
Range of Credit Limits ..................................   $10,000 to $1,000,000       --         --
Average Credit Limit ....................................          $95,181              --         --
Range of Credit Limit Utilization Rates .................     10.02% to 104.20%         --         --
Credit Limit Utilization Rate of Pool ...................           80.37%              --         --
Range of Loan Rates .....................................     3.990% to 18.000%      7.067%        --
Original Draw Period (in months) ........................         60 to 300            121         --
Original Terms to Maturity (in months) ..................         120 to 360           246         --
Remaining Terms to Maturity (in months) .................         89 to 354            242         --
Original Combined Loan-to-Value Ratios ..................      3.57% to 100.00%      81.57%        --
Number of Second Lien HELOCs ............................           6,401               --      97.92%
Geographic Distribution in Excess of 10.00% of the
Total Scheduled Principal Balance:
   California ...........................................        $311,912,193           --      62.39%
Credit Scores ...........................................         452 to 840           716         --
Gross Margins ...........................................     -1.000% to 10.000%     1.062%        --
Maximum Loan Rates ......................................     16.000% to 18.000%    17.990%        --

See "The HELOC Pool" in this prospectus supplement.

Required Repurchases or Substitutions of HELOCs

The seller will make certain representations and warranties relating to the HELOCs pursuant to the sale and servicing agreement, including: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a note or credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement; (4) as of June 19, 2006, none of the HELOCs is more than 30 days delinquent; (5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator's underwriting criteria in effect at the time of origination; and (6) none of the HELOCs constitute "high cost loans" under applicable anti-predatory and anti-abusive lending laws. With respect to any HELOC, if any of the representations and warranties is breached in any material respect as of the date made and remains uncured for more than 90 days, or if an uncured material document defect exists, the seller will be obligated to either repurchase or substitute for the affected HELOC. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

For additional information regarding the repurchase or substitution of a HELOC see "The HELOC Pool--Representations and Warranties" in this prospectus supplement and "The Agreements--Assignment of Issuing Entity Assets" in the accompanying prospectus.

The Notes

The offered notes will be issued with the initial approximate characteristics set forth under "The Offered Notes" in the tables on page S-5.

In addition to the offered notes, the trust will issue two classes of notes, the Class M1 and M2 notes, and four classes of certificates, the Class B, L, P and R Certificates, which are not offered by this prospectus supplement.

In addition, this prospectus supplement provides information regarding the non-offered notes and the certificates in the tables on pages S-5 and S-7 and throughout this prospectus supplement for informational purposes only. The non-offered notes and the certificates are not offered hereby.

The notes represent obligations of the trust, the assets of which will consist of adjustable rate, first and second lien HELOCs having a total principal balance as of June 19, 2006 of approximately $499,902,120. The total credit limit of the HELOCs as of June 19, 2006 is approximately $622,009,700. Any difference between the total principal amount of the offered notes on the closing date and the approximate total principal amount of the offered notes a reflected in this prospectus supplement will not exceed 5%.

The offered notes will have an approximate total initial principal amount of $486,654,000.

Payments on the Notes

Payment Dates

Principal and interest on the notes will be distributed on the 28th day of each month, beginning in July 2006. However, if the 28th day is not a business day, payments will be made on the next business day after the 28th day of the month.

Record Date

The business day immediately preceding a payment date, or if the offered notes are no longer book-entry notes, the last business day of the month preceding the month of a payment date.

Denominations

$100,000 and multiples of $1,000 in excess thereof.

Registration of Notes

Book-entry form. Persons acquiring beneficial ownership interests in the offered notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See "Description of the Notes--General" in this prospectus supplement and "Description of the Securities--Book-Entry Securities" in the accompanying prospectus.

Amount available for monthly payment

On each payment date, the indenture trustee will make payments to noteholders. The amounts available for payment will generally include:

      o the portion of collections of monthly payments of principal and interest on the HELOCs, including prepayments and other unscheduled collections, allocated to the notes based on the floating allocation percentage, plus

      o with respect to the offered notes, amounts from any draws on the financial guaranty insurance policy, minus

      o the amount of principal collections applied to fund additional draws on the HELOCs, minus

      o fees and expenses of the servicer, the owner trustee and the indenture trustee.

See "Description of the Notes--Interest Payments," "--Principal Payments" and "Fees and Expenses" in this prospectus supplement.

Priority of Payment

Payments to the noteholders, the insurer and the certificateholders on any payment date will be made from amounts available for payment (described above) generally as follows:

      o     the premium amount payable to the insurer;

      o to the Class A Noteholders, the interest payment amount with respect to the Class A Notes for that payment date;

      o to the Class A Noteholders, the Class A principal payment amount for such Payment Date;

      o to the Class A Noteholders, as a payment of principal, in the following order, (a) the floating allocation percentage of the charge-off amounts incurred during the preceding collection period and (b) the floating allocation percentage of the charge-off amounts incurred during previous periods that were not subsequently funded;

      o     to the insurer, any reimbursement amount, if any, then due to it;

      o to the Class M1 Noteholders and Class M2 Noteholders, sequentially, the interest payment amount with respect to that class on that payment date;

      o to the Class A Noteholders, the accelerated principal payment, if any;

      o to the Class M1 Noteholders and the Class M2 Noteholders, sequentially, the principal payment amount for that class on that payment date, together with any accelerated principal payment not paid to the holders of any senior class of notes;

      o to the servicer, to pay certain amounts that may be required to be paid to the servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the sale and servicing agreement;

      o sequentially, to the Class A, Class M1 and Class M2 Noteholders to pay current and any previously unreimbursed deferred interest, due to the application of the maximum rate to determine the interest rate on that class of notes on any payment date, and interest thereon at the applicable note rate (determined for this purpose without regard to the maximum rate) for that class;

      o any unreimbursed expenses due and owing to the indenture trustee and the owner trustee and not otherwise previously paid on that payment date; and

      o to the holders of each class of Class B and L Certificates, any remaining amounts available for monthly distribution, as described in the sale and servicing agreement and the trust agreement.

In addition, the holders of the Class B and Class L Certificates will be entitled to a portion of collections of monthly payments of principal and interest on the HELOCs that are not allocated to the notes based on the floating allocation percentage.

See "Description of the Notes--Priority of Payments" in this prospectus supplement.

Interest Payments

Interest will accrue on the notes at the annual note rate described below:

      o Class A Notes: the lesser of (1) the applicable annual rate as described in the table on page S-5 and (2) the maximum rate for that payment date; and

      o Class M1 and Class M2 Notes: the lesser of (1) the applicable annual rate as described in the table on page S-5 and (2) the maximum rate for that payment date.

The maximum rate is a limitation generally based on the amount of interest collections received from HELOCs during the applicable collection period, net of certain fees and expenses of the trust.

For a complete description of the maximum rate and the priority of payment of interest, see "Description of the Notes -- Interest Payments" in this prospectus supplement.

Principal Payments

Principal will be paid on the notes on each payment date in reduction of the outstanding note principal amount of the notes in the amounts described herein.

The amount of principal payable with respect to the notes will be determined by the applicable amortization period described below and in accordance with a formula that takes into account the principal collections received on the HELOCs in the HELOC pool each month minus (during the managed amortization period) the floating allocation percentage of the total principal balance of additional draws made by borrowers on the HELOCs for such month plus any excess cash needed to create or maintain certain required levels of overcollateralization for the notes. The terms of the amortization of the notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in this prospectus supplement.

In addition, prior to the stepdown date or if a rapid amortization event or trigger event has occurred, the holders of the offered notes will receive the floating allocation percentage of all available principal funds prior to any payment of principal on the non-offered notes. Following the stepdown date and if no rapid amortization event or trigger event has occurred, the holders of the offered notes will receive a specified portion of the floating allocation percentage of available principal funds prior to any payment of principal of the non-offered notes.

See "Description of the Notes --Principal Payments" in this prospectus supplement.

Enhancement of Likelihood of Payment on the Offered Notes

The payment structure of this securitization includes excess cash flow, overcollateralization, subordination and, with respect to the offered notes only, a financial guaranty insurance policy with respect to the offered notes.

See "Description of the Notes--Credit Enhancement" in this prospectus supplement for a more detailed description of the features of the excess cash flow, overcollateralization, subordination and financial guaranty insurance policy.

Subordination

The offered notes will have a payment priority over the non-offered notes, and the offered notes and the non-offered notes will have a payment priority over the certificates, except in limited circumstances described in this prospectus supplement.

See "Description of the Notes--Principal Payments," "Description of the Notes--Credit Enhancement--Subordination" and "Description of the Notes--Priority of Payments" in this prospectus supplement.

Excess Cash Flow; Overcollateralization

The HELOCs owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. On each payment date, this "excess cash flow" received from the HELOCs each month will be available as an accelerated payment of principal on the notes to maintain required overcollateralization.

See "Description of the Notes--Credit Enhancement--Excess Cash Flow" and "Description of the Notes--Credit Enhancement--Overcollateralization" in this prospectus supplement.

Allocation of Charge-off Amounts

The floating allocation percentage of charge-off amounts on the HELOCs will be allocated first, to the excess cash flow, second, to the overcollateralization amount, third, to the Class M2 notes and lastly, to the Class M1 notes.

The Policy

The depositor will obtain a noncancellable financial guaranty insurance policy from the insurer with respect to the offered notes. The financial guaranty insurance policy will unconditionally and irrevocably guarantee that the indenture trustee will receive timely payments of interest and the ultimate payment of principal on the offered notes, as described under the heading "The Insurer and the Policy" in this prospectus supplement. The financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls and Relief Act shortfalls.

See "The Insurer and the Policy" in this prospectus supplement.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the payment date in June 2036. The final scheduled payment date for the offered notes is the date which is six months after the payment date immediately following the month of the scheduled maturity of the latest maturing HELOC. The actual final payment date for the offered notes may be earlier, and could be substantially earlier, than the final scheduled payment date.

Fees and Expenses

Certain fees and expenses payable to the servicer, the insurer, the indenture trustee, the owner trustee and the insurer will paid from the assets of the issuing entity prior to distributions to noteholders.

For more information, see "Description of the Notes--Fees and Expenses" and --Priority of Payments" in this prospectus supplement.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each HELOC at a rate of 0.50% per annum (referred to as the servicing fee rate) on the stated principal balance of that HELOC.

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding early termination fees) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Rapid Amortization Events

A rapid amortization event refers to any of the following events:

(a) default in the payment of any interest on any class of notes when the same becomes due and payable or the failure to pay any installment of principal of the controlling class notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of five business days, or a failure to pay the entire note principal amount of any note when the same becomes due and payable under the indenture or on the final scheduled payment date;

(b) failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any other material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, the indenture or the trust agreement, as applicable, which failure materially and adversely affects the noteholders or the insurer and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

(c) the trust or the depositor files a petition to take advantage or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the trust or the depositor;

(c) the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(f) cumulative draws in respect of interest under the policy exceed 1% of the aggregate cut-off-date principal balance or there is a draw in respect of principal;

(g) the trust loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the trust; or

(h) the rights and obligations of the servicer under sale and servicing agreement are terminated by the Insurer or an event of servicer termination has occurred. See "The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement--Event of Servicer Termination; Rights Upon Event of Servicer Termination" in this prospectus supplement.

In the case of any event described in clauses (a), (b), (e), (f), (g) or (h) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the sale and servicing agreement, the insurer, or if an insurer default has occurred and is continuing, the indenture trustee or noteholders evidencing more than 50% of the note principal amount of the controlling class notes, declare that a rapid amortization event has occurred as of the date of such notice. In the case of an event described in either clause (c) or (d), a rapid amortization event will automatically occur.

If a rapid amortization event occurs with respect to the offered notes and is continuing beyond the applicable grace period, if any, the insurer (or the indenture trustee in the event that the insurer has defaulted on its policy) will have the right to sell and liquidate assets of the issuing entity in order to pay off the then aggregate outstanding amount of the notes.

For a description of the remedies available upon the occurrence and during the continuation of a rapid amortization event and the priority of payments of sale proceeds received following the sale of any HELOCs, see "Description of the Notes--Rapid Amortization Events" and "--Sale of HELOCs and Priority of Payment of Sale Proceeds Flowing Rapid Amortization Event" in this prospectus supplement.

Optional Redemption

On any payment date on or after which the aggregate outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, declines to or below 10% of the aggregate principal amount of the notes as of the closing date, the servicer will have the option to purchase from the trust all remaining HELOCs, subject to certain conditions, including (a) the consent of insurer (if the redemption would result in a draw under the financial guaranty insurance policy) is obtained and (b) no reimbursement amounts would remain due to insurer under the insurance agreement. If the servicer exercises its option to purchase the HELOCs, the offered notes will be redeemed and you will receive a final payment of principal on such payment date.

See "Description of the Notes--Optional Redemption" in this prospectus supplement for a description of the purchase price to be paid for the HELOCs upon an optional redemption.

Tax Status

The trust will elect to treat all or a portion of the trust assets as two REMICs for federal income tax purposes. Each of the notes, the Class B Certificates and the Class P Certificates will represent ownership of "regular interests" in the upper-tier REMIC. The Class L and R Certificates will be designated as the sole class of "residual interest" in the lower-tier REMIC and upper-tier REMIC, respectively.

See "Certain Federal Income Tax Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Subject to the considerations and conditions described under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the offered notes may be purchased and transferred to employee benefit plans or other retirement plans or arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the accompanying prospectus.

Ratings of the Offered Notes

The offered notes will initially have the ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page S-5.

      o The ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

      o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your offered notes may be lower than anticipated.

      o The ratings do not address the payment of any deferred interest with respect to these notes.

See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

                                  RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes. You should also carefully consider the information under "Risk Factors" beginning on page 6 in the accompanying prospectus.

You may have difficulty selling your notes

      The underwriters intend to make a secondary market in the notes purchased by them, but the underwriters have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities, especially those that are sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

Cash flow limited in early years of HELOCs

      Each HELOC has a draw period that lasts for the first 5 to 25 years and substantially all have a repayment term for the last 10 years of the term (as more fully described in this prospectus supplement). No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

Delays in payment on your notes may result because the servicer is not required to advance

      The servicer is not obligated to advance scheduled monthly payments of interest or principal on HELOCs that are delinquent or in default. As a result, noteholders will not receive a regular stream of payments from HELOCs that become delinquent or go into default. The rate of delinquency and default of second lien HELOCs may be greater than that of mortgage loans secured by first liens on comparable properties.

The servicer has limited ability to change the terms of the HELOCs

      The servicer, subject to certain limitations, may agree to changes in the terms of a HELOC if the changes:

      o do not materially and adversely affect the interest of the noteholders or the insurer (taking into account the aggregate effect of all previous modifications) (including the tax status of any REMIC created by the trust agreement); and

      o     are consistent with prudent business practice.

      The servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a HELOC. Any increase in the credit limit related to a HELOC could increase the combined loan-to-value ratio or loan-to-value ratio, as applicable, of that HELOC and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under that HELOC. In addition, any reduction in the loan rate of a HELOC could reduce the excess cash flow available to absorb charge-offs.

      See "Servicing of the HELOCs--Modification of the HELOCs" in this prospectus supplement.

Interest payable on the offered notes and interest payable on the HELOCs differ

      Interest payable on the HELOCs may be insufficient to pay interest on the offered notes, which accrues on the basis of LIBOR plus the applicable margin set forth in the table on page S-5, subject to a maximum rate based in part on the interest rates on the HELOCs. Interest payable on the HELOCs will accrue at a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments. As a result, the offered notes may accrue less interest than they would accrue if the interest rate on the offered notes were based solely on LIBOR plus the applicable margin set forth in the table on page S-5.

      If the sum of LIBOR plus the applicable margin set forth in the table on page S-5 exceeds the maximum rate of interest allowed on the offered notes, such shortfalls will be paid to the related noteholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to those noteholders. Such shortfalls will not be guaranteed by the insurer.

      LIBOR and the prime rate may not respond to the same economic factors and there is not necessarily a correlation between them. Any reduction in the spread between LIBOR and the prime rate will also reduce the amount of interest receipts on the HELOCs that would be available to absorb charge-offs. In that event, if the overcollateralization were depleted and the insurer failed to perform under the policy, you would experience a loss.

Ratings on offered notes based primarily on claims paying ability of the insurer

      The rating on the offered notes depends primarily on the claims paying ability of the insurer. Therefore, a reduction in the financial strength rating of the insurer may result in a corresponding reduction in the credit ratings assigned to the offered notes. A reduction in the credit rating assigned to the offered notes would reduce the market value of the offered notes and may affect your ability to sell them. The insurer does not guarantee the market value of the offered notes, or the credit ratings assigned to them.

      See "Ratings" in this prospectus supplement.

Limited information regarding prepayment history

      All of the HELOCs may be prepaid in whole or in part at any time. Neither the seller nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of HELOCs. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including:

      o     general economic conditions;

      o     interest rates;

      o     the availability of alternative financing;

      o     homeowner mobility; and

      o changes affecting the ability to deduct interest payments on HELOCs for federal income tax purposes.

      Prepayments on the HELOCs will result in earlier payments of principal on your notes. In addition, substantially all of the HELOCs contain due-on-sale provisions, which may affect the rate of prepayment.

      See "Yield, Maturity and Prepayment Considerations" in this prospectus supplement.

Yield to maturity of offered notes may be affected by repurchases

      The yield to maturity of the offered notes may be affected by certain repurchase requirements. The seller will be required to purchase HELOCs from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the noteholders as a prepayment of the HELOCs.

Relocation of the servicer's default management services may result in increased delinquencies and defaults which may adversely affect the yield on the notes

      The servicer intends to relocate its default management, collections, and loss mitigation functions from Pasadena, California to the Dallas area of Texas in the fourth quarter of 2006. Fewer than 70 of the servicer's employees will be affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

      If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the notes. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from Pasadena until the relocation of those services to the Dallas area has been completed and the default management, collections, and loss mitigation functions in the Dallas area are fully operational.

Inability to Replace Servicer Could Affect Collections and Recoveries on the HELOCs

      The structure of the servicing fee might affect the ability to find a replacement servicer. Although the indenture trustee is required to replace the servicer if the servicer is terminated or resigns, if the indenture trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the indenture trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement servicer. Because the servicing fee is structured as a percentage of the stated principal balance of each HELOC, it may be difficult to replace the servicer at a time when the balance of the HELOCs has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the HELOCs and related REO properties remaining in the pool. The performance of the HELOCs may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement servicer is not retained within a reasonable amount time.

Consequences of owning book-entry notes

      Issuance of the offered notes in book-entry form may reduce the liquidity of the offered notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

      Since transactions in the offered notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear systems or otherwise to take actions in respect of the offered notes, may be limited due to lack of a physical security representing the offered notes.

      As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

      See "Description of the Notes--General" in this prospectus supplement and "Description of the Securities--Book-Entry Securities" in the accompanying prospectus.

An optional redemption may adversely affect the yield on the offered notes

      On any payment date on or after which the outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, is reduced to an amount less than or equal to 10% of the outstanding principal amount of the notes on the closing date, the servicer or its assignee may purchase all of the HELOCs and thereby cause a termination of the underlying trust. See "Description of the Notes--Optional Redemption" in this prospectus supplement. If this event happens, it will have the same effect as if all of the remaining borrowers made prepayments in full. Notes purchased at a premium could be adversely affected by such an optional redemption.

      See "Yield, Maturity and Prepayment Considerations" in this prospectus supplement.

The obligations of the seller, the depositor and the servicer are limited

      None of the seller, the depositor, the indenture trustee or the servicer is obligated to make any payments of principal or interest on the notes. The only obligation of the seller or any originator to make any payment in respect of the HELOCs is the seller's obligation to repurchase from the trust those HELOCs with respect to which there is a defect in the documentation or for which there is a material breach of its representations and warranties and the originator's obligation to repurchase from the trust those HELOCs for which there is a material breach of its representations and warranties. There is no guarantee, however, that the seller or the originator will have the financial ability to repurchase any of those HELOCs.

Increased risk of loss as a result of the amortization lockout period of the HELOCs

      The HELOCs require no principal payments or minimal principal payments during the first 5 to 25 years following origination, and substantially all of the HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. HELOCs with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. You may suffer a loss if the collateral for such HELOC, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the insurer fails to perform under the insurance policy.

The incurrence of additional debt by borrowers could increase your risk

      With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

      See "Description of the HELOCs" in this prospectus supplement.

Negative amortization on first lien mortgage loans could increase your risk

      Approximately 27.58% HELOCs, by cut-off date principal balance are second lien HELOCs junior to a first lien mortgage on the related mortgaged properties that permit negative amortization. To the extent the payment option under any of these first lien mortgage loans selected by the related borrower from time to time increases the principal balance of that loan, the combined loan-to-value of the related HELOC will be increased and the portion of the value of the related mortgaged property available to repay the related HELOC will be reduced in the event of a default on the related HELOC.

      See "Description of the HELOCs" in this prospectus supplement.

Insolvency may affect the timing and amount of distributions on the notes

      The transfer of the HELOCs by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of insolvency of the seller, the Federal Deposit Insurance Corporation (referred to as the FDIC), as conservator or receiver, could attempt to recharacterize the sale of the HELOCs to the depositor as a borrowing secured by a pledge of the HELOCs. If such an attempt to recharacterize the transfer of the HELOCs were to be successful, the FDIC could elect to accelerate payment of the notes and liquidate the HELOCs, with the holders of the notes entitled to no more than the outstanding principal balances, if any, of the classes of notes, together with interest thereon at the applicable note rates. In the event of an acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes and possible reductions in the amount of such payments could occur. For a further discussion see "Certain Regulatory Matters Related to Banks--Certain Matters Relating to Conservatorship and Receivership" in this prospectus supplement.

Developments in certain states could have a disproportionate effect on the pool of HELOCs due to geographic concentration of mortgaged properties

      The chart entitled "Geographic Distribution" presented in Annex I to this prospectus supplement lists the states with the highest concentrations of HELOCs. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the HELOCs may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      Economic conditions in states with high concentrations of HELOCs may affect the ability of borrowers in those states to repay their loans on time. Changes in economic conditions and declines in the residential real estate market in states with high concentrations of HELOCs may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios. Conversely, other changes in economic conditions and increases in the market values of properties located in states with high concentrations of HELOCs would reduce the loan-to-value ratios and could therefore make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.

      Approximately 62.39% of the aggregate principal balance of the HELOCs are secured by mortgaged properties located in California. Properties in California may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust's ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

      In addition, California has imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both the senior and junior loans, over the proceeds of sale under a deed of trust or other foreclosure proceedings. This anti-deficiency law, therefore, is likely to result in increases of losses in the event the borrowers default on the related HELOCs because mortgages and deeds of trust securing such HELOCs are primarily junior liens.

Notes may not be appropriate for certain investors

      The offered notes may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered notes. This may be the case because, among other things:

      o the yield to maturity of the offered notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs;

      o the rate of principal distributions on and the weighted average lives of the offered notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs and the priority of principal distributions among the classes of notes. Accordingly, the offered notes may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

      o you may not be able to reinvest amounts distributed in respect of principal on an offered note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the note rate applicable to your note; or

      o a secondary market for the offered notes may not develop or provide noteholders with liquidity of investment.

      You should also carefully consider the further risks discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under the heading "Risk Factors" in the accompanying prospectus.

Notes are obligations only of the issuing entity

      The notes will not represent an ownership interest in or obligation of any entity except for the obligations of the seller pursuant to certain limited representations and warranties made with respect to the HELOCs and of the servicer with respect to its servicing obligations under the sale and servicing agreement (including the limited obligation to make certain monthly advances). Neither the notes nor the underlying HELOCs will be guaranteed or insured by any governmental agency or instrumentality. The notes are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the HELOCs and any payments received under the financial guaranty insurance policy) will be the sole source of payments on the offered notes. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the notes.

      For a discussion of additional risks pertaining to the notes, see "Risk Factors" in the accompanying prospectus.

Impact of terrorist attacks

      The economic impact of the United States' military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the HELOCs. Any adverse impact resulting from these events would be borne by the holders of the notes. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act. For a further discussion see "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" and "Risk Factors--Impact of World Events" in the accompanying prospectus.

Credit scores may not accurately predict the performance of the HELOCs

      Credit scores are obtained by many lenders, including IndyMac Bank, in connection with HELOC applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzes data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default over a two-year period. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on indebtedness, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 452 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a HELOC. Furthermore, credit scores were not developed specifically for use in connection with HELOCs, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of HELOC characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related HELOCs.

Violation of various federal and state laws may result in losses on the HELOCs

      Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the seller to the extent any of these laws are not preempted by federal law. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs. The HELOCs are also subject to federal laws, including:

      o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the HELOCs;

      o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

      o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

      o the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

      Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the seller's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers' rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the HELOCs and restrict the servicer's ability to foreclose in response to the mortgagor's default. The seller's failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding any affected HELOCs whether held by the trust or a subsequent holder of such HELOCs and/or limit the servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the accompanying prospectus.

      The seller will represent that as of the closing date, each HELOC is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the HELOCs are subject to the Home Ownership and Equity Protection Act and its implementing regulations nor have any of the mortgagors been required to purchase single-premium credit life insurance in connection with the origination of the related HELOC. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in the accompanying prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

      Under the anti-predatory lending laws of some states or local ordinances, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related HELOC and to comply with other disclosure requirements and restrictions. This test may be highly subjective and open to interpretation. As a result, a court may determine that a HELOC does not meet the test or any of these other requirements even if an originator reasonably believed that the test was satisfied. Any determination by a court that a HELOC does not meet the test will result in a violation of the state anti-predatory lending law and impose liability on the originator or assignees of the HELOCs including the issuing entity, in which case the seller will be required to purchase such HELOC from the trust.

Violation of environmental laws or the existence of hazards may result in losses to the trust

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the HELOCs. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

      In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property. For further discussion see "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the accompanying prospectus.

                                 THE HELOC POOL

General

      The depositor will purchase home equity lines of credit included in the pool transferred on the Closing Date (the "HELOCs") from IndyMac Bank, F.S.B. ("IndyMac Bank") pursuant to a mortgage loan purchase agreement ("mortgage loan purchase agreement"), dated as of the Cut-off Date, between IndyMac Bank and the depositor. The trust will purchase the same HELOCs from the depositor pursuant to a sale and servicing agreement ("sale and servicing agreement"), dated as of the Cut-off Date, among IndyMac Bank, as seller and servicer, the depositor, the trust and the indenture trustee, and, pursuant to the indenture, will pledge the same HELOCs to the indenture trustee for the benefit of holders of the notes and the insurer. The HELOCs are expected to have an aggregate Stated Principal Balance as of the Cut-off Date of approximately $499,902,120. The HELOCs will have been acquired or originated by the seller in the normal course of its business.

      Under the sale and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor and the trust relating to, among other things, certain characteristics of the HELOCs and, subject to the limitations described below under "--Assignment of HELOCs," will be obligated to repurchase or substitute a similar HELOC for any HELOC as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the noteholders or the insurer in that HELOC. Under the indenture, the trust will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller's repurchase obligation) to the indenture trustee for the benefit of the noteholders or the insurer. The depositor will make no representations or warranties with respect to the HELOCs and will have no obligation to repurchase or substitute HELOCs with deficient documentation or which are otherwise defective. IndyMac Bank will sell the HELOCs without recourse and will have no obligation with respect to the notes in its capacity as seller other than the repurchase or substitution obligations described above and in "--Representations and Warranties" below. The obligations of IndyMac Bank, as servicer, with respect to the notes will be limited to the servicer's contractual servicing obligations under the sale and servicing agreement.

HELOC Statistics

      Certain information with respect to the HELOC pool as of June 19, 2006 (the "Cut-off Date") is set forth below. Prior to the Closing Date, the HELOC pool may experience some amortization, some HELOCs may be removed from the pool and other HELOCs may be substituted for such HELOCs. The depositor believes that the information set forth in this prospectus supplement with respect to the HELOC pool described herein is representative of the characteristics of the HELOC pool as it will be constituted at the Closing Date, although certain characteristics of the HELOCs in the HELOC pool may vary. For a further description of the pool of HELOCs being delivered, see "The Mortgage Loans--General--Additional Information" in the accompanying prospectus.

      Approximately 84.58% of the HELOCs were originated by the seller and the remainder of the HELOCs were originated by unaffiliated originators and purchased by the seller. All of the HELOCs were originated under mortgage loan agreements and disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. The HELOCs were underwritten in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination. Current applicable underwriting standards of the seller are described under "Underwriting and Credit Criteria" in this prospectus supplement.

      In the information that follows, weighted average percentages are based upon the principal balances of the HELOC pool as of the Cut-off Date.

      The HELOC pool includes a total of 6,535 HELOCs with an aggregate pool balance of approximately $499,902,120. As of the Cut-off Date, the average principal balance was approximately $76,496, the minimum principal balance was approximately $3,004, the maximum principal balance was approximately $992,802, the minimum loan rate and the maximum loan rate were approximately 3.990% and 18.000% per annum, respectively, and the weighted average loan rate was approximately 7.067% per annum. As of the Cut-off Date, the average credit limit utilization rate was approximately 80.37%, the minimum credit limit utilization rate was approximately 10.02% and the maximum credit limit utilization rate was approximately 104.20%. The credit limit utilization rate is determined by dividing the principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average original combined loan-to-value ratio of the HELOCs was approximately 81.57%.

      As of the Cut-off Date, none of the HELOC pool had a combined loan-to-value ratio greater than 100.00%.

      The "combined loan-to-value ratio" or "CLTV" of a HELOC at any given time is a fraction, expressed as a percentage, (x) the numerator of which is the sum of (i) the credit limit of that HELOC at the date of determination, and (ii) the original unpaid principal balance of any mortgage loan on the related mortgaged property that was senior to that HELOC as of the date of origination of that HELOC and (y) the denominator of which is (i) in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or (ii) in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

      In addition, as of the Cut-off Date, 27.58% of the HELOCs are second lien HELOCs that are junior to a first lien mortgage loan on the related mortgaged property that permits negative amortization. These first lien mortgage loans permit the maximum principal balance of the mortgage loan to increase to a specified percentage in excess of the original principal balance of that mortgage loan. See the tables "Negatively Amortizing First Liens" and "Maximum Combined Loan-to-Value Ratios" in Annex I to this prospectus supplement.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal date. If residential real estate values generally or in a particular geographic area decline, the combined loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the HELOCs.

      All of the HELOCs will provide for a fifteen (15) day grace period for monthly payments. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union Quick Check, although an additional fee may be charged for these payment methods. A scheduled monthly payment with respect to a HELOC is generally considered "delinquent" if the mortgagor fails to make the Scheduled Payment prior to the due date occurring immediately after the due date on which the scheduled monthly payment was originally due.

      As of the Cut-off Date, none of the HELOCs are currently 30 to 59 days delinquent in the payment of principal and interest. As of the Cut-off Date, approximately 0.09% of the HELOCs have been a maximum of 30 to 59 days delinquent in the payment of principal and interest in the last 12 months. As of the Cut-off Date, none of the HELOCs are currently 60 to 89 days delinquent in the payment of principal and interest. As of the Cut-off Date, approximately 0.02% of the HELOCs have been 60 to 89 days delinquent in the payment of principal and interest in the last 12 months. As of the Cut-off Date, none of the HELOCs are currently 90 or more days delinquent in the payment of principal and interest, and none of the HELOCs have been 90 or more days delinquent in the payment of principal and interest in the last 12 months.

      The mortgagors may prepay their mortgage loans at any time without paying a prepayment penalty. For substantially all of the HELOCs by Cut-off Date Principal Balance, an early termination fee may be owed in connection with a termination of the related Credit Line Agreement within a specified period following its origination. The holders of the Class P Certificates will be entitled to all early termination fees received on the HELOCs, and those amounts will not be available for distribution on any class of notes. Under certain circumstances, as described in the sale and servicing agreement, the servicer may waive the payment of any otherwise applicable early termination fee.

      Each HELOC was originated on or after July 3, 2001, and no HELOC was originated after April 29, 2006. The earliest stated maturity date of any HELOC is November 17, 2013, and the latest stated maturity date of any HELOC is December 13, 2035.

      The interest rate on each HELOC is indexed to the "Prime Rate" as published in the "Money Rates" table of the Wall Street Journal.

      The HELOCs have the characteristics set forth in Annex I of this prospectus supplement (the sum in any column may not equal the total indicated due to rounding). The depositor believes that the information set forth in this prospectus supplement and in Annex I with respect to the HELOCs will be representative of the characteristics of the HELOC pool as it will be constituted at the time the notes are issued, although the range of loan rates and maturities and certain other characteristics of the HELOCs will vary.

      See Annex I to this prospectus supplement.

Representation and Warranties

      The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the issuing entity with respect to each HELOC. In addition, the seller will represent and warrant, on the Closing Date, with respect to each HELOC that, among other things: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a note or Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement;
(4) as of the Cut-off Date, none of the HELOCs is more than 30 days delinquent;
(5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator's underwriting criteria in effect at the time of origination; and (6) none of the HELOCs constitute "high cost loans" under applicable anti-predatory and anti-abusive lending laws. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders or the insurer in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the HELOC and to deposit the Purchase Price (as defined below) into the Collection Account. Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, a seller may substitute one or more Eligible Substitute Mortgage Loans (as defined below). Any repurchase or substitution will be considered a payment in full of the defective mortgage loan. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

      With respect to any HELOC, the "Purchase Price" is equal to the principal balance of the HELOC at the time of any transfer described above plus (a) the greater of (i) accrued and unpaid interest at the applicable mortgage loan rate net of the servicing fee to the date of repurchase and (ii) 30 days' interest, computed at the applicable mortgage loan rate and (b) any expenses incurred by the trust as a result of the defect, including any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

      With respect to the substitution for any defective HELOC, one or more substitute HELOCs, an "Eligible Substitute Mortgage Loan", that generally will, on the date of substitution, among other characteristics set forth in the sale and servicing agreement:

      o have a principal balance (or in the case of a substitution of more than one HELOC for a defective HELOC, an aggregate principal balance) that is approximately equal to the principal balance of the defective HELOC,

      o have a mortgage loan rate not less than the loan rate of the defective HELOC and not more than 1% in excess of the loan rate of the defective HELOC,

      o have a margin not less than the margin of the defective HELOC and not more than 1% in excess of the margin of the defective HELOC,

      o have a combined-loan-to-value ratio not greater than that of the defective HELOC, and

      o comply with all of the representations and warranties set forth in the sale and servicing agreement as of the date of substitution.

      Notwithstanding the foregoing, the seller may not substitute an Eligible Substitute Mortgage Loan for a defective HELOC if the date of substitution is more than two years after the Closing Date, unless the seller delivers to the indenture trustee an opinion of counsel to the effect that the substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the issuing entity or (ii) cause any REMIC created under the trust agreement to fail to qualify as a REMIC at any time that Notes are outstanding.

      To the extent the principal balance of an Eligible Substitute Mortgage Loan is less than the principal balance of the related defective HELOC, a seller will be required to make a deposit to the Collection Account equal to the sum of such difference and any applicable accrued interest adjustment set forth in the sale and servicing agreement.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the indenture trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the HELOCs in the trust fund that are not already held through the MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the HELOC, and subsequent assignments of the mortgages were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS(R) System. For each of these HELOCs, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the HELOCs.

                                 THE ORIGINATOR

IndyMac Bank, F.S.B.

      Approximately 85.73% (measured by the principal balance of the HELOCs as of the Cut-off Date) of the HELOCs were originated by IndyMac Bank, and the remainder of the HELOCs were originated by unaffiliated originators and purchased by IndyMac Bank. See "The Sponsor and Seller" below for additional information regarding IndyMac Bank.

                           INDYMAC BANK HELOC PROGRAM

HELOC Origination

      IndyMac Bank originates HELOCs through multiple channels, but primarily through its mortgage professionals, consumer direct, correspondent and conduit channels ("Direct Channel").

      The general terms of HELOCs originated by IndyMac Bank are described below under "Description of the HELOCs--HELOC Terms--IndyMac Bank HELOCs." The underwriting criteria of HELOCs originated by IndyMac Bank are described below under "Underwriting and Credit Criteria--IndyMac Bank."

Purchases of HELOC Pools

      Beginning in May 2004, IndyMac Bank started acquiring pools of HELOCs from third party originators on a servicing released basis. To date, the size of pools purchased from third party originators range from $5 million to $100 million. Third party originators that are authorized to sell pools of HELOCs to IndyMac Bank under IndyMac Bank's purchase criteria are pre-approved by IndyMac Bank based on its review of such originators' underwriting criteria, financial conditions and experience as mortgage loan originators. All of the approved third party originators are Fannie Mae and Freddie Mac approved seller/servicers and follow underwriting guidelines generally acceptable to institutional investors.

HELOC Underwriting and Credit Criteria

      All of the HELOCs originated by the seller were either originated directly by the seller or originated indirectly by the seller through the Direct Channel by authorized third-party vendors based on the seller's underwriting standards. All of the HELOCs were underwritten generally in accordance with the seller's underwriting standards. The following is a brief description of the underwriting standards and procedures applicable to the HELOCs.

      The seller's underwriting standards with respect to the HELOCs generally will conform to those published in the seller's underwriting guidelines, including the provisions of the seller's underwriting guidelines applicable to the seller's Home Equity Line of Credit Program. However, seller may approve a mortgage loan that otherwise does not meet seller's underwriting standards based on certain mitigating factors. Such determination is made on a loan-by-loan basis. In addition, the underwriting standards as set forth in the seller's underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

      The underwriting standards set forth in the seller's Home Equity Line of Credit Program provide for several different levels of documentation: (1) the "Full/Alternate Documentation Program," (2) the "Reduced Documentation Program,"
(3) the "Pre-Approved Program" and (4) the "Invitation-to-Apply Program" (also referred to as the "ITA Program" herein). All HELOCs originated in the Direct Channel follow guidelines for the Pre-Approved Program and the ITA Programs.

      See "The Seller--Origination Process" and "Mortgage Loan
Program--Underwriting Process" in the accompanying prospectus.

Asset, Income and Employment Documentation

Full/Alternate Documentation Program

      For Full/Alternate Documentation HELOCs, a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if the borrower is self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower (other than a self-employed borrower) must demonstrate income and employment directly by providing alternative documentation in the form of a pay stub showing year-to-date earnings and a W-2 to provide verification of employment. Borrowers that claim other sources of income such as pension, social security, VA benefits and public assistance must provide written documentation that identifies the source and amount of such income, such as an award letter, and demonstrate that such income can reasonably be expected to continue for at least 3 years. Income in the form of alimony, child support or separate maintenance income must be substantiated by a copy of the divorce decree or separate maintenance agreement, as applicable.

Reduced Documentation Program

      Borrowers who qualify for the Reduced Documentation Program need to provide only verbal verification of employment, but will be required to demonstrate that he or she has an average account balance of at least one month's income from qualified assets and sources. Closing balances and mortgage loan proceeds, for example, may not be used to meet this requirement. The types of assets that can be considered in determining whether the reserve requirement has been met include funds from checking, savings, money market or CD accounts, stocks, bonds, and mutual funds. The Reduced Documentation Program is not available to borrowers whose credit reports do not show that the borrower has had a mortgage for at least 12 months within the past 3 years.

Pre-Approved Program and ITA Program

      Borrowers who qualify under the ITA Program must provide either two current consecutive pay stubs or two current consecutive tax returns as income verification. A credit report is also required. Because borrowers who qualify under the Pre-Approved Program have high credit scores relative to the combined loan-to-value on the related mortgaged properties, Pre-Approved HELOCs require no documentation with respect to the borrowers' income or employment.

Credit Criteria

Full/Alternate Documentation Program and Reduced Documentation Program

      Each borrower under the Full/Alternate Documentation Program must meet the following credit criteria:

      o credit scores reported by at least 2 credit bureaus with at least 2 trade lines open for at least 12 months, or, one credit score with at least 5 trade lines open at least 12 months, or, 12 months of prior mortgage history;

      o no mortgage payments thirty days or more delinquent within the last twelve months;

      o     no foreclosures within the last three years;

      o borrower has not participated in a consumer credit counseling plan within the last two years; and

      o     no bankruptcy within the last two years.

      The minimum credit amount for second lien HELOCs that close concurrently with a first mortgage is $10,000 for most states in which the seller originates second lien HELOCs. The minimum credit amount for first lien HELOCs or second lien HELOCs that do not close concurrently with a first mortgage is $10,000.

Pre-Approved Program and ITA Program

      Each borrower under either the Pre-Approved Program or the ITA Program must meet the following credit criteria:

      o no bankruptcy, foreclosures, repossessions or debt counseling within the past 3 years;

      o no charge-offs, unpaid collections, tax liens or judgments in an amount over $1,000;

      o no payment delinquency of 60 days or more on any trade within the past year;

      o no payment delinquency of 30 days or more on a mortgage or home equity line of credit within the past 2 years;

      o no non-standard addresses should be shown on the credit report (i.e., P.O. Boxes)(applicable only to Pre-Approved HELOCs); and

      o miscellaneous status codes (i.e., I.D. Theft) are not allowed (applicable only to Pre-Approved HELOCs).

First Mortgage Requirements

Full/Alternate Documentation Program and Reduced Documentation Program

      For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

      o the LTV of the first lien may not exceed 90% (based on the current principal balance);

      o     the current principal balance of the first lien may not exceed
            $2,500,000;

      o if the first mortgage relates to a balloon loan, such balloon loan must have a reset or refinance option;

      o if the first mortgage relates to a loan with a negative amortization feature, the maximum possible principal balance must not exceed 125% of the original principal balance;

      o if the first mortgage relates to a loan with interest only payments, the interest only payment period must be 10 years or less; and

      o     the first mortgage may not:

                  (i)   be held by a private party;

                  (ii) be a contract for a deed, contract for purchase, or land contract;

                  (iii) have provisions against additional liens;

                  (iv)  have provisions for future advances or disbursements; or

                  (v)   be a HELOC.

Pre-Approved Program and ITA Program

      For second lien HELOCs, the principal balance of the first lien may not exceed $750,000.

Title Insurance

Full/Alternate Documentation Program and Reduced Documentation Program

      Title insurance requirements vary among the different types of HELOCs. A lender's ALTA policy is required for first lien HELOCs. For second lien HELOCs originated concurrently with a first mortgage, a copy of the preliminary title report, commitment, binder, or abstract obtained for the origination of the first mortgage is required. The lender's title insurance coverage amount need not include the amount of the second mortgage. There can be no intervening liens between the first and second mortgages. For second lien HELOCs that are not originated concurrently with a first mortgage, the seller requires at a minimum lien search and legal/vesting report for any HELOC with a credit limit of up to $200,000 and, for any HELOC with a credit limit over $200,000, a lender's ALTA title policy.

Pre-Approved Program and ITA Program

      Provided that there are no intervening liens between the first and second mortgages, title insurance is not required. In lieu of a title insurance policy, a title or vesting report is typically obtained on a HELOC originated under these programs and a lien search will be conducted.

Appraisal Requirements

Full/Alternate Documentation Program and Reduced Documentation Program

      Appraisal requirements differ depending on the mortgage type and loan amounts. For second lien HELOCs originated concurrently with a first mortgage, a copy of the appraisal and a set of original photos used for the origination of the new first mortgage are required. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is less than $100,000, either an AVM (defined below) or a Freddie Mac form 2055 (Quantitative Analysis Report with exterior inspection only) may be used, depending on whether the AVM provides an appraised value. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $100,000, but less than $250,000, a Freddie Mac form 2055 (Quantitative Analysis Appraisal Report with exterior inspection only) is required and the report must include a photo of the front view of the subject property, a location map and comparable sales. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $250,000, a Freddie Mac form 1004 (Full Appraisal) is required.

Pre-Approved Program and ITA Program

      The appraisal requirement is dependent upon the loan amount and is as follows:

      o loan amounts less than $75,000: an appraised value generated by the appraisal value model ("AVM")

      o     loan amounts between $75,001 to $100,000: desktop appraisal

      o     loan amounts between $100,001 to $150,000: drive-by appraisal

      o     loan amounts between $150,000 to $200,000: full appraisal

Mortgaged Properties

      The properties which secure repayment of the HELOCs are referred to as the "mortgaged properties."

      In general, the mortgaged properties will include primarily single family properties. Specifically, the mortgaged properties may consist of:

      o     detached single family dwellings;

      o     individual units in planned unit developments;

      o     attached single family dwellings;

      o     condominium dwellings; or

      o     two unit properties.

      Additionally, occupancy may be:

      o     owner occupancy second home; or

      o     investor owned.

      The HELOCs will generally be subordinated to other mortgages on the same mortgaged property.

      Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the line of credit agreement or repaid from time to time. New draws by borrowers under the HELOCs will automatically become part of the underlying trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the underlying trust and principal payments are applied to the balances.

Exceptions

      The foregoing criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants an exception as to credit limit, debt-to-income ratio, FICO score, seasoning requirements, prohibition against second homes and combined liens. An exception may generally be allowed if the application reflects certain compensating factors such as high FICO score, low combined loan-to-value ratio, low debt-to-income ratio and high reserves. Accordingly, certain borrowers may qualify for a HELOC that, in the absence of such compensating factors, would not satisfy the seller's underwriting criteria.

                             THE SPONSOR AND SELLER

      The sponsor is IndyMac Bank, F.S.B., a federal savings bank ("IndyMac Bank") The sponsor is the same entity as the seller and the servicer of HELOCs, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993 and, in particular, the sponsor of securitizations backed by HELOCs since 2004.

      The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

                          Year     Approximate Volume
                         ------    ------------------
                          2002       $6.25 billion
                          2003       $5.78 billion
                          2004       $16.03 billion
                          2005       $31.37 billion

      The sponsor securitized approximately $1.57 billion of HELOCs in 2004, approximately $0.80 billion of HELOCs in 2005, and approximately $0.75 billion of HELOCs previously in 2006. The sponsor has been originating HELOCs since 2000.

      As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to a special purpose entity, such as the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring its securitization transactions.

      IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc. ("IndyMac Holdings"), which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. ("IndyMac Bancorp"), a holding company organized under the laws of Delaware. IndyMac Bancorp's common stock is listed on the New York Stock Exchange. The notes and the certificates do not represent interests in or obligations of IndyMac Bank, IndyMac Holdings, IndyMac Bancorp or any affiliate thereof.

      The principal executive office of IndyMac Bank is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

      IndyMac Bank is an institution experienced in originating and servicing HELOCs of the type contained in the pool. IndyMac Bank is a seller/servicer approved by Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"). IndyMac Bank also is a mortgagee approved by the U.S. Department of Housing and Urban Development and an institution the deposit accounts of which are insured by the FDIC.

                             SERVICING OF THE HELOCS

The Servicer

      IndyMac Bank will act as the servicer. The principal executive office of the servicer is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

      IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this prospectus supplement, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime and sub-prime first lien mortgage loans and "SQ3" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a servicer and special servicer.

      The servicer will be responsible for servicing the HELOCs in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care which it employs in servicing the HELOCs comparable to the HELOCs serviced by the servicer for itself or others. The servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the servicer. Notwithstanding any subservicing agreement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the HELOCs. The servicer will not have any custodial responsibilities for the mortgage loans.

      However, if the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer. See also "Risk Factors--Inability to Replace Servicer Could Affect Collections and Recoveries on the HELOCs" and "--Relocation of the Servicer's Default Management Services May Result in Increased Delinquencies and Defaults Which May Adversely Affect the Yield on the Notes" in this prospectus supplement and "Risk Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the accompanying prospectus.

      As of December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, IndyMac Bank provided servicing for approximately $31.65 billion, $45.10 billion, $76.33 billion and $92.80 billion, respectively, in conventional mortgage loans.

      IndyMac Bank has a sub-servicing agreement with Card Management Corporation ("CMC") pursuant to which CMC acts as the sub-servicer and provides servicing on HELOCs originated by IndyMac Bank and collection services on HELOCs that are 68 days or less delinquent. IndyMac Bank will assume servicing of HELOCs that are 69 days or more delinquent and will service such HELOCs in accordance with the sale and servicing agreement.

CMC has an agreement with First Data Resources, Inc. ("FDR") pursuant to which FDR provides data processing and settlement services to support and facilitate subservicing of the HELOCs by CMC for the benefit of the servicer.

      Servicer Responsibilities. IndyMac Bank, as the servicer will perform the following servicing responsibilities with respect to the HELOCs:

      o     receiving funds from borrowers, CMC and any other subservicer,

      o     reconciling servicing activity with respect to the HELOCs,

      o     calculating remittance amounts to the indenture trustee,

      o sending remittances to the indenture trustee and the owner trustee for distributions to securityholders,

      o     coordinating loan repurchases,

      o     oversight of all servicing activity, including subservicers,

      o following up with CMC with respect to home loans that are delinquent 68 days or less or for which servicing decisions may need to be made,

      o servicing and employing loss mitigation strategies with respect to HELOCs that are delinquent 69 or more days delinquent,

      o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, and

      o providing certain notices and other responsibilities as detailed in the sale and servicing agreement.

      Subservicer Responsibilities. Under the related subservicing agreement, CMC or FDR, as applicable, is generally responsible for the following duties with respect to any HELOCs that have not become 69 days or more delinquent:

      o     communicating with borrowers;

      o     processing additional draw requests on the HELOCs;

      o     sending monthly remittance statements to borrowers;

      o collecting payments from borrowers and performing collection services on HELOCs that are delinquent 68 days or less;

      o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the servicer, together with any other sums paid by borrowers that are required to be remitted;

      o     security and fraud investigations;

      o     chargeback and dispute processing;

      o     calculating and reporting payoffs.

      IndyMac Bank's sub-servicing agreement with CMC is renewable automatically on an annual basis upon the expiration of its initial term in April 2009. This agreement can be terminated in the event that IndyMac Bank decides not to renew or that IndyMac Bank exercises its right to terminate for convenience. It is unlikely that IndyMac Bank will choose not to renew its agreement(s) with CMC or to exercise its right of termination because IndyMac Bank is obligated to pay a fee to CMC if IndyMac Bank chooses to terminate for convenience. IndyMac Bank is obligated to provide six months prior written notice to CMC if it chooses not to renew or to terminate its agreement(s) with CMC. The six-month notice period is intended to minimize the risk of any disruption in servicing that may be caused by the transfer of servicing responsibilities conducted by the subservicer.

      In addition, this agreement can be terminated after the expiration of any applicable grace period (x) at the election of IndyMac Bank, if CMC breaches any material terms of this agreement or certain performance guidelines, or upon any specified change of control of CMC, and (y) at the election of CMC, if IndyMac Bank breaches any material terms of this agreement, including its obligation to pay any servicing fees, FDR ceases to provide services to CMC or IndyMac Bank that are necessary for CMC to perform its obligations under the sub-servicing agreement (unless such cessation is caused by a breach of CMC's obligations under its agreement with FDR) or upon any specified change of control of CMC. CMC is generally obligated to reasonably cooperate with IndyMac Bank during this six-month period to ensure an effective transfer of servicing responsibilities to either IndyMac Bank or a replacement sub-servicer selected by IndyMac Bank. Notwithstanding the termination of the sub-servicing arrangements, IndyMac Bank, as the servicer, will remain liable for its servicing duties and obligations under the sale and servicing agreement.

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      All fees of the subservicer with respect to the HELOCs will be paid by the servicer.

Card Management Corporation

      CMC is a corporation organized under the laws of the State of Indiana and is a wholly-owned subsidiary of Fifth Third Bancorp. CMC has been providing servicing and/or sub-servicing of credit card accounts since 1988. CMC has been sub-servicing credit cards tied to home equity line of credit loans since 1995 and has acted as the sub-servicer for credit cards tied to four securitized pools of home equity line of credit loans. IndyMac Bank is CMC's only significant client for whom CMC provides servicing or sub-servicing of credit cards tied to home equity line of credit loans. CMC's sub-servicing portfolio of credit cards tied to securitized home equity line of credit loans has grown as indicated by the following approximate totals:

                    March 31, 2004           $  490,000,000
                    December 31, 2004        $1,300,000,000
                    December 31, 2005        $1,370,000,000
                    March 31, 2006           $1,850,000,000

      CMC provides inbound and outbound customer services, collection services through 68 day delinquency, security and fraud investigations, and chargeback/dispute processing for such loans. There are no material legal or governmental proceedings pending against CMC, or of which any property of CMC is subject, that are material to holders of the Offered Notes, nor is CMC aware of any proceedings of this type contemplated by any governmental authorities.

First Data Resources, Inc.

      FDR was established in 1969 as the data processing unit of Mid-America Bankcard Association. In 1980, American Express acquired FDR and in 1992, FDR became an independent company as a subsidiary of First Data Corporation. According to FDR, it is a global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card trusts. FDR's home office in the United States is located in Omaha, Nebraska. Pursuant to CMC's agreement with FDR, FDR has provided IndyMac Bank with services including account maintenance using FDR's computer systems, daily and monthly reporting on account activities and distribution of monthly statements to borrowers.

Delinquency and Loss Experience

      Historically, a variety of factors, including the appreciation of real estate values, has limited the servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Servicing Compensation and Payment of Expenses

      The issuing entity has agreed to pay a monthly fee (the "Servicing Fee") to the servicer with respect to each HELOC, equal to 0.50% annually on the principal balance of each HELOC (the "Servicing Fee Rate"). Any successors to the servicer will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, nonsufficient fund fees and late payment charges to the extent collected from the borrower (excluding early termination fees), together with any interest or other income earned on funds held in the custodial accounts, escrow accounts, the Collection Account and the Payment Account.

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      The servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to noteholders. See "The Agreements--Servicing and Other Compensation and Payment of Expenses" in the accompanying prospectus.

      In addition, other fees and expenses of the issuing entity will be paid from collections received on the HELOCs prior to distributions to the noteholders, as described in "Description of the Notes--Fees and Expenses" in this prospectus supplement.

Collection of Taxes, Assessments and Similar Items

      The servicer will, to the extent required by the related loan documents, ensure that payment of hazard insurance premiums and real estate taxes with respect to the HELOCs, are made and will make servicing advances with respect to delinquencies in required payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

      The servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

      Under the sale and servicing agreement, the servicer will be required to furnish to the indenture trustee and the insurer an annual servicer report detailing the servicer's assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the trust and the servicer's assessment report will identify any material instance of noncompliance. In addition, on or before the last day of the third month after the end of each fiscal year of the trust (commencing on the first year after the issuance of the Notes), a firm of nationally recognized independent certified public accountants who may also render other services to the servicer or to its affiliates will furnish to the indenture trustee with an attestation report as to such assessment report by the servicer during the servicer's preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement). The form of assessment report and attestation report required under the sale and servicing agreement may be replaced by any similar form using any standards that are now or in the future in use by the servicer for comparable assets and which otherwise comply with any note, regulation, "no action" letter or similar guidelines promulgated by the SEC.

Servicer Default

      If the servicer is in default in its obligations under the sale and servicing agreement, the indenture trustee may with the consent of the insurer and shall, if directed to do so by the insurer or, if the Offered Notes are no longer outstanding and no amounts remain due and owing to the insurer or if an insurer default has occurred and is continuing, the noteholders evidencing more than 50% of the Note Principal Amount of the Controlling Class Notes, terminate the servicer, and the indenture trustee shall either appoint a successor servicer acceptable to the insurer in accordance with the sale and servicing agreement or succeed to the responsibilities of the servicer.

Certain Matters regarding the Servicer

      For a description of the servicer's discretion to waive certain charges in connection with the HELOCs, see "The Agreements--Collection Procedures" in the accompanying prospectus. For a description of replacement of the serivcer after the occurrence of a Event of Servicer Termination, see "The Mortgage Loan and Purchase Agreement and the Sale and Servicing Agreement--Event of Servicer Termination; Rights Upon Event of Servicer Termination" in this prospectus supplement. For a discussion of the circumstances in which the servicer may resign or be removed, see "The Agreements--Certain Matters Regarding the Servicer and the Depositor" in the accompanying prospectus. For a discussion of the appointment of a successor servicer if the indenture trustee is unwilling or unable

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to act as successor to the servicer, see "The Agreements--Events of Default;
Rights Upon Event of Default" in the accompanying prospectus.

Modification of the HELOCS

      The servicer, without prior approval from the rating agencies, the indenture trustee or the insurer, may (A) solicit borrowers for a reduction in the margins on their HELOCs, provided that the cumulative impact of any such margin reductions may not result in the reduction of the weighted average margin of the HELOCs as of the Cut-off Date by more than 25 basis points taking into account any prior reductions, and (B) agree to or solicit borrowers to change any other terms of the related HELOCs if the change (i) does not materially and adversely affect the interests of the noteholders, the Certificateholders, or the Insurer (taking into account the aggregate effect of all previous modifications to date) and (ii) is consistent with the servicer's accepted servicing practices, provided that in no event may the servicer modify the maturity of any HELOC to a maturity that is later than the Final Scheduled Payment Date. Notwithstanding the foregoing, the servicer may not make or permit any modification, waiver, or amendment of any term of any HELOC that would cause any REMIC created under the trust agreement to fail to qualify as a REMIC or result in the imposition of any prohibited transaction tax.

Limitations on Liability

      The servicer will not be liable to the trust or the noteholder for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. This limitation on liability does not protect the servicer and any director, officer, employee or agent of the servicer from liability in connection with willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The terms of the sale and servicing agreement will provide that the servicer, depositor and sponsor will be indemnified and held harmless by the trust against any loss, liability, or expense incurred by the servicer, depositor or sponsor, as applicable, in connection with any legal action relating to the sale and servicing agreement or the notes other than any loss, liability or expense (i) incurred by the servicer's, depositor's or sponsor's, as applicable, willful misfeasance, bad faith or negligence in the performance of the servicer's duties under the sale and servicing agreement or (ii) by reason of reckless disregard, of the servicer's, depositor's or sponsor's, as applicable, obligations and duties under the sale and servicing agreement. None of the servicer, the depositor or the sponsor will be under any obligation to appear in, prosecute or defend any legal action unless: (i) such action relates to the servicer's, depositor's or sponsor's, as applicable, duties under the sale and servicing agreement; or (ii) the servicer, depositor or sponsor, as applicable, deems such action necessary or desirable. In the event that the servicer, depositor or sponsor, as applicable, appears in, prosecutes or defends any legal action, the sale and servicing agreement will provide that the servicer, depositor or sponsor, as applicable, and any director, officer, employee or agent of the servicer, depositor or sponsor, as applicable, will be reimbursed from the trust for all costs. See "The Agreements--Certain Matters Regarding the Servicer and the Depositor" in the accompanying prospectus.

                                STATIC POOL DATA

      Certain static pool information for IndyMac Bank's four other HELOC securitizations, three of which were issued in 2004 and one which was issued earlier in 2006, may be found at:

      http://regab.IndyMacbank.com.

      Once you have accessed this internet address you will need to select "HELOC" under the tab for Deal Category, "2004," under the tab for Vintage Year, "Heloc 2004-1," "Heloc 2004-2" or "Heloc 2004-LH1" under the tab for Deal Name and "Static" under the tab for Report Type. We refer you to this internet address solely for the purpose of providing you with the static pool information relating to the HELOCs. Access to this internet address is unrestricted and free of charge. Information provided through this internet address will not be deemed to be a part of this prospectus supplement, the accompanying prospectus or the registration statement.

      Various factors may affect the prepayment, delinquency and loss performance of the HELOCs over time. The various pools of HELOCs for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those HELOCs.

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


These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average combined loan-to-value ratio, weighted average term to maturity, credit limits, credit limit utilization rates and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the HELOCs in the trust.

      This static pool data is not deemed part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus is a part to the extent that the static pool data relates to:

      o prior securitized pools of IndyMac Bank, F.S.B. that do not include the mortgage loans and that were established before January 1, 2006; or

      o in the case of information regarding the HELOCs, information about the HELOCs for periods before January 1, 2006.

                                  THE DEPOSITOR

      The depositor is IndyMac MBS, Inc., a Delaware corporation that is a wholly owned, limited purpose finance subsidiary of IndyMac Bank. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is
(800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

      The depositor is required to perform certain actions in connection with the notes on a continual basis, including but not limited to:

      o to make all initial filings establishing or creating a security interest over the HELOCs and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant state commercial codes to perfect the indenture trustee's security interest in the HELOCs and all proceeds thereof; and

      o to assume the duties of the administrator or appoint a successor administrator in the event of the administrator's automatic termination under the administration agreement.

      Generally, however, it is expected that the above functions will be performed by the depositor's agents or one or more of the indenture trustee and the servicer in accordance with the related agreements.

      For additional information regarding the depositor, see "The Depositor" in the accompanying prospectus.

                               THE ISSUING ENTITY

      IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H2 (the "issuing entity" or the "trust"), a Delaware statutory trust, will be created pursuant to and governed by a trust agreement, as amended and restated, among the seller, the depositor, the owner trustee and the indenture trustee, as registrar and paying agent. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the certificates, (3) making payments on the notes and the certificates and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

      The trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at 1100 North Market Street, Wilmington, Delaware 19890-0001.

      The trust will be capitalized initially through a cash contribution by the depositor. The trust will not acquire any assets other than the property described above. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed changes with respect to the trust have been included in this prospectus supplement. The fiscal year end of the trust will be December 31.

      Since the issuing entity is a statutory trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                THE OWNER TRUSTEE

      Wilmington Trust Company (the "owner trustee") is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      The owner trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware trust statute, authorized to exercise corporate powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities, and, so long as the Class A Notes are outstanding or any Reimbursement Amounts remain due and payable to the Issuer and no Insurer Default has occurred and is continuing, acceptable to the Insurer in its reasonable discretion, and having (or having a parent which has) a short-term debt rating of at least A-1 or the equivalent by, or which is otherwise acceptable to, the Rating Agencies.

      The owner trustee may hold notes and certificates in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the assets of the issuing entity under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

      The owner trustee may resign at any time on 30 days' prior written notice, in which event the depositor must appoint a successor owner trustee. The depositor with the consent of the insurer may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

      The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust property, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the issuing entity pursuant the terms of the transaction documents, and it will not be accountable under the trust agreement or any other transaction document except in limited circumstances including, without limitation, (i) for its own willful misconduct, gross negligence or bad faith or (ii) for the inaccuracy of certain representations and warranties in the trust agreement.

                              THE INDENTURE TRUSTEE

      Deutsche Bank National Trust Company ("DBNTC") will act as the indenture trustee (the "indenture trustee") and calculation agent. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of indenture trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area.

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


DBNTC has also acted as calculation agent in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC's custody but the mortgage files will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the DBNTC on behalf of the trust. DBNTC has no legal proceedings that would materially affect its ability to perform its duties as indenture trustee or calculation agent. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the sale and servicing agreement and the indenture.

      Offered Notes may be surrendered at the offices designated by the indenture trustee from time to time for such purposes, which as of the Closing Date is of the indenture trustee located at DB Services Tennessee, 648 Grassmere Park Rd, Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the indenture trustee designates from time to time. Correspondence may be directed to the indenture trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06H2. Noteholders may access monthly statements from the indenture trustee's website located at www.tss.db.com/invr. Noteholders may obtain assistance in operating the website by calling the indenture trustee's investor relations desk at (800) 735-7777.

      DBNTC is providing the information in the preceding two paragraphs at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

      The indenture trustee will have the duties and responsibilities under the indenture, the sale and servicing agreement and the administration agreement described in this prospectus supplement and the accompanying prospectus, including collecting funds from the servicer to distribute to noteholders, providing noteholders and applicable rating agencies with monthly distribution statements, removing the servicer as a result of Event of Servicer Termination under the sale and servicing agreement, and appointing a successor servicer.

      The indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the trust against any loss, liability or expense incurred by the indenture trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the indenture or any other transaction document, other than any loss, liability or expense:

      (i) in any way relating to the failure of the indenture trustee, as successor servicer pursuant to the sale and servicing agreement, to perform its duties and to service the HELOCs in compliance with the terms of the sale and servicing agreement,

      (ii) that constitutes a specific liability of the indenture trustee under certain sections of the indenture, or

      (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the indenture trustee's duties under the sale and servicing agreement or indenture or reckless disregard of the indenture trustee's obligations and duties under the indenture.

      The indemnification provided to the indenture trustee in the indenture will not include expenses incurred or made by the indenture trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the indenture trustee's performance of its duties as indenture trustee. The servicer is required to indemnify the indenture trustee against any loss, liability or expense resulting from a breach of the servicer's obligations and duties under the sale and servicing agreement or the indenture, including its failure to perform its duties and service the HELOCs in accordance with the terms of the sale and servicing agreement.

      The indenture trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the indenture, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the indenture trustee will not be liable, individually or as indenture trustee:

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      o     for an error of judgment made in good faith by a responsible officer of the indenture trustee, unless it is finally proven that the indenture trustee was negligent in ascertaining the pertinent facts,

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of insurer or, (i) if the Offered Notes are no longer outstanding and no reimbursement amounts remain due and owing to the insurer or (ii) an Insurer Default has occurred and is continuing, the holders of notes evidencing not less than 25% of the voting rights of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee under the indenture,

      o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture, or

      o for any loss on any investment of funds pursuant to the indenture (other than as issuer of the investment security).

      The indenture trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's note, note of auditors or any other note, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The indenture trustee and any successor indenture trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of any class of notes below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the indenture trustee no longer meets the foregoing requirements, the indenture trustee has agreed to resign immediately.

      The indenture trustee may at any time resign by giving written notice of resignation to the depositor, the issuing entity, the servicer, the insurer and each rating agency not less than 60 days before the specified resignation date.

      The depositor, the servicer with the consent of the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) may remove the indenture trustee and appoint a successor indenture trustee if:

      o the indenture trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the indenture trustee by the depositor,

      o the indenture trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the indenture trustee or of its property is appointed, or any public officer takes charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the indenture trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different indenture trustee.

      In addition, the holders of notes evidencing at least 51% of the voting rights of each class of notes may, with the consent of the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), at any time remove the indenture trustee and appoint a successor indenture trustee. Notice of any removal of the indenture trustee shall be given to each rating agency by the successor indenture trustee. The party initiating the removal of a indenture trustee will bear any expense associated with the removal of the appointment of a new indenture trustee.

      Any successor indenture trustee must be reasonably acceptable to the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing). Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor indenture trustee. If a successor indenture trustee has not been appointed within 30 days after the indenture trustee gives notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

      A successor indenture trustee will not be appointed unless the successor indenture trustee meets the eligibility requirements described above and its appointment does not adversely affect the then current ratings of the notes.

                           THE INSURER AND THE POLICY

                                   The Insurer

General

      Ambac Assurance Corporation ("Ambac") is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. ("Ambac Financial Group"), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Fitch, Inc., and Rating and Investment Information, Inc.

Capitalization

      The following table sets forth the capitalization of Ambac and subsidiaries as of December 31, 2004, December 31, 2005 and March 31, 2006 in conformity with U. S. generally accepted accounting principles.

                  Ambac Assurance Corporation and Subsidiaries

                        CONSOLIDATED CAPITALIZATION TABLE

                              (Dollars in Millions)

                                                     December 31, 2004   December 31, 2005   March 31, 2006
                                                     -----------------   -----------------   --------------
                                                                                              (unaudited)
Unearned premiums ................................       $   2,783           $   2,966         $   2,978
Long-term debt ...................................           1,074               1,042             1,090
Other liabilities ................................           2,199               1,996             1,855
                                                         ---------           ---------         ---------
Total liabilities ................................           6,056               6,004             5,923
                                                         ---------           ---------         ---------
Stockholder's equity
   Common stock ..................................              82                  82                82
   Additional paid-in capital ....................           1,233               1,453             1,463
   Accumulated other comprehensive income ........             238                 137                71
   Retained earnings .............................           4,094               4,499             4,690
                                                         ---------           ---------         ---------
Total stockholder's equity .......................           5,647               6,171             6,306
                                                         ---------           ---------         ---------
Total liabilities and stockholder's equity .......       $  11,703           $  12,175         $  12,229
                                                         =========           =========         =========

      There has been no material adverse change in the capitalization of Ambac and subsidiaries from March 31, 2006 to the date of this prospectus supplement.

      For additional financial information concerning Ambac, see the audited consolidated financial statements of Ambac incorporated by reference herein.

Incorporation of Certain Documents by Reference

      The portions of the following documents relating to Ambac, which have been filed with the SEC by Ambac Financial Group, Inc. (The Securities Exchange Act of 1934, as amended, registration number No.1-10777), are incorporated by reference into this prospectus supplement. Any information referenced in this way is considered part of this prospectus supplement.

            o Ambac Financial Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and filed on March 13, 2006;

            o Ambac Financial Group's Current Report on Form 8-K dated and filed on April 26, 2006; and

            o Ambac Financial Group's Quarterly Report on Form 10-Q for the three - month period ended March 31, 2006 and filed on May 10, 2006.

      Ambac's consolidated financial statements and all other information relating to Ambac and subsidiaries included in Ambac Financial Group's periodic reports filed with the SEC subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall, to the extent filed (rather than furnished pursuant to Item 9 of Form 8-K), be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such reports.

      Any statement contained in a document incorporated in the prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

      Copies of all information regarding Ambac that is incorporated by reference in this prospectus supplement can be read and copied at the SEC's website at http://www.sec.gov, the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of Ambac's annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

      Ambac makes no representation regarding the Notes or the advisability of investing in the Notes. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this prospectus supplement, other than the information supplied by Ambac and presented, included or incorporated by reference in this prospectus supplement under the heading "Ambac Assurance Corporation."

                                   The Policy

      The following information has been supplied by the insurer for inclusion in this prospectus supplement. The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the insurer set forth under the heading "The Insurer and the Policy" in this prospectus supplement. Additionally, the insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

      The Class A Notes will have the benefit of an irrevocable financial guaranty insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "insurer") for the benefit of the holders of the Class A Notes, pursuant to which the insurer will guarantee certain distributions to such holders as described in this prospectus supplement and subject to the terms of the Policy.

      The Policy will be issued by the insurer on the closing date pursuant to an insurance and indemnity agreement, to be dated as of June 27, 2006 (the "insurance agreement"), among the insurer, the depositor, the indenture trustee, the seller and the servicer.

      The insurer, in consideration of the payment of a premium (the "Premium") and subject to the terms and conditions of the Policy, will unconditionally and irrevocably agree to pay Insured Amounts which are due for payment to the indenture trustee for the benefit of the holders of the Class A Notes.

      For the purposes of the Policy, the following terms have the following meanings:

      "Agreements" means the sale and servicing agreement and the indenture.

      "Class A Holder" means, as to a particular Class A Note, the person, other than the depositor, the seller, the servicer or the indenture trustee or their affiliates who, on the applicable Payment Date, is entitled under the terms of such Class A Note to a distribution thereon.

      "Deficiency Amount" means, with respect to any Payment Date and the Class A Notes, an amount, if any, equal to the sum of:

      (1) the amount by which the aggregate amount of accrued interest on the Class A Notes (excluding any Relief Act Shortfalls and prepayment interest shortfalls on the HELOCs during the related Collection Period) exceeds the amount on deposit in the Payment Account available for interest distributions on the Class A Notes on such Payment Date; and

      (2) (i) with respect to any Payment Date that is not the Final Scheduled Payment Date, the aggregate amount, if any, by which the aggregate Note Principal Amount of Class A Notes following the distribution of Net Available Funds on that Payment Date exceeds the Invested Amount on the last day of the related Collection Period after giving effect to principal collections allocated to the Class A Notes on such Payment Date and (ii) on the Final Scheduled Payment Date, the aggregate Note Principal Amount of the Class A Notes (after giving effect to all distributions to be made thereon on such Payment Date). Notwithstanding anything to the contrary contained herein, the aggregate Deficiency Amount described above which may be paid under the Policy shall not exceed the Maximum Insured Amount.

      "Insured Amount" will mean, with respect to any Payment Date, any Deficiency Amount for such Payment Date.

      "Maximum Insured Amount" shall mean $486,654,000 in respect of principal, plus interest thereon calculated at the applicable Note Rate for the Class A Notes.

      "Nonpayment" shall mean, with respect to any Payment Date, an Insured Amount is due for payment but has not been paid pursuant to the Agreement.

      "Notice" means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the trustee to the insurer specifying the information set forth therein.

      "Preference Amount" shall mean any payment of principal or interest previously paid to a Class A Holder which would have been covered under the Policy as an Insured Amount, which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

      The insurer will pay an Insured Amount with respect to the Class A Notes by 12:00 noon (New York City time) in immediately available funds to the indenture trustee on the later of (i) the second business day following receipt in New York, New York on a business day by the insurer of a Notice at the address and in the manner set forth in the Insurance Agreement that an Insured Amount is due in respect of the Class A Notes and (ii) the Payment Date on which the Insured Amount is distributable to the Class A Holders pursuant to the terms of the Agreements, for disbursement to the Class A Holders in the same manner as other distributions with respect to the Class A Notes are required to be made. Any Notice received by the insurer after 12:00 noon (New York City time) on a given business day shall be deemed to have been received by the insurer on the following business day.

      If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of the previous paragraph, and the insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended or corrected Notice.

      If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Policy, it will be deemed to have been timely received on the business day of such resubmission, provided, that if such Notice is received after 12:00 noon, New York City time, on such business day, it will be deemed to be received before 12:00 noon on the following business day.

      The insurer's obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy, whether or not the funds are properly applied by the indenture trustee.

      The insurer's obligations with respect to the Class A Notes hereunder with respect to each Payment Date will be discharged to the extent funds consisting of the related Deficiency Amount are received by the indenture trustee on behalf of the Class A Holders for distribution to such Class A Holders, as provided in the Agreements and in the Policy, whether or not such funds are properly applied by the indenture trustee.

      The insurer will pay any Preference Amounts when due to be paid pursuant to an Order referred to below, but in any event no earlier than the third business day following actual receipt by the insurer of (i) a certified copy of the final, nonappealable order of the court or other body exercising jurisdiction to the effect that the indenture trustee or a Holder, as applicable, is required to return such Preference Amount paid during the term of the Policy because the payment of such amounts were avoided as a preferential transfer, or otherwise rescinded or required to be restored by the indenture trustee and/or that Holder, as applicable (the "Order") (ii) an opinion of counsel satisfactory to the insurer, stating that such Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the insurer, duly executed and delivered by the indenture trustee and/or a Holder, irrevocably assigning to the insurer all rights and claims of the indenture trustee and that Holder relating to or arising under the Agreements or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the insurer to effect the appointment of the insurer as agent for the indenture trustee and/or that Holder in any legal proceeding relating to such Preference Amount and (v) a Notice appropriately completed and executed by the indenture trustee; provided that if such documents are received by the insurer after 12:00 noon, New York City time, on such business day, they will be deemed to be received on the following business day; provided, further, that the insurer will not be obligated to pay any Preference Amount in respect of principal prior to the time the insurer would have been required to make a payment in respect of such principal; provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the Class A Notes (calculated at the related Note Rate) accrued as of the last day of the applicable interest accrual period and will not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount.

      Payment of any Preference Amounts will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the indenture trustee or the Holder directly unless the indenture trustee or the relevant Holder has made a payment of the Preference Amounts to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the insurer will pay the indenture trustee or the Holder, to the extent of the payment of the Preference Amounts, subject to the delivery of (a) the items referred to in clauses (i), (ii),
(iii), (iv) and (v) of the preceding paragraph to the insurer and (b) evidence satisfactory to the insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

      There will be no acceleration payment due under the Policy unless such acceleration is at the sole option of the insurer. The Policy does not cover:

            o Deferred Interest, prepayment interest shortfalls, Relief Act Shortfalls, default interest, nor does the Policy guarantee to the Holders any particular rate of principal payment;

            o     premiums, if any, payable in respect of the Class A Notes;

            o shortfalls, if any, attributable to any payment of withholding taxes (including without limitation, any penalties and interest in respect of any such liability); or

            o any risk other than Nonpayment, including the failure of the indenture trustee to apply, disburse, transfer or direct policy payments or available funds or other amounts in accordance with the Agreements to Holders.

      Upon any payment under the Policy, in furtherance and not in limitation of the insurer's equitable right of subrogation and the insurer's rights under the Insurance Agreement, the insurer will, to the extent of such payment by the insurer under the Policy, be subrogated to the rights of any Class A Holder, to receive any and all amounts due in respect of such Class A Notes as to which such payment under the Policy was made, to the extent of any payment by the insurer under the Policy.

      The Policy will be non-cancelable for any reason, including nonpayment of any Premium. The Policy is issued pursuant to, and will be construed under, the laws of the State of New York. The premium on the Policy is not refundable for any reason, including the lack of any payment under the Policy or any other circumstances relating to the Class A Notes, or provision for the Class A Notes being paid prior to maturity.

      The insurer is entitled to receive Reimbursement Amounts under the Agreements and the Insurance Agreement. A "Reimbursement Amount" means, as of any Payment Date, the sum of (x)(i) all Insured Payments paid by the insurer, but for which the insurer has not been reimbursed prior to such Payment Date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate (as defined in the Policy) from the date the indenture trustee, or any other person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the insurer under the Agreements or the insurance agreement, as certified to the indenture trustee by the insurer plus (ii) interest on such amounts at the Late Payment Rate.

      IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

To the fullest extent permitted by applicable law, the insurer has waived and agreed not to assert any and all rights and defenses, to the extent such rights and defenses may be available to the insurer, to avoid payment of its obligations under the Policy in accordance with the express provisions thereof.

                      AFFILIATIONS AND RELATED TRANSACTIONS

      The depositor is a direct wholly owned, limited-purpose finance subsidiary of the sponsor. The sponsor is the servicer and the seller of the HELOCs.

      There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between the sponsor and the depositor.

                    THE MORTGAGE LOAN PURCHASE AGREEMENT AND
                        THE SALE AND SERVICING AGREEMENT

General

      On the Closing Date, pursuant to the mortgage loan purchase agreement, the seller will sell the HELOCs to the depositor. Pursuant to the sale and servicing agreement, the depositor will, in turn, sell the HELOCs to the trust.

Assignment and Pledge of HELOCs

      The HELOCs will be assigned to the trust, together with all principal and interest received with respect to the HELOCs after the Cut-off Date, except for interest due on or prior to the Cut-off Date. Pursuant to the indenture, the trust will pledge all of its interest in such assets and any other property comprising the trust estate to the indenture trustee as security for the Notes.

      At the time of issuance of the Notes, the depositor will transfer to the trust all of its right, title and interest in and to each HELOC (including any Additional Balances arising in the future) and the related Credit Line

Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received with respect to each such HELOC after the Cut-off Date (other than interest due on or prior to the Cut-off
Date). Neither the trust nor the depositor will have any obligation to make additional funding under the Credit Line Agreements. The trust will in turn pledge to the indenture trustee under the indenture all of its right, title and interest in the foregoing property as collateral for the Notes. Concurrently with such pledge, the indenture trustee will deliver the Notes on behalf of the trust. Each HELOC transferred to the trust will be identified on a schedule (the "HELOC Schedule") delivered to the indenture trustee pursuant to the sale and servicing agreement, which will specify with respect to each HELOC, among other things, the original Principal Balance and the Cut-off Date Principal Balance, the loan rate, the maturity date, credit line, and applicable prepayment penalty provisions, if any.

      The sale and servicing agreement will require that, on or prior to the Closing Date, the depositor shall deliver to the indenture trustee, the Credit Line Agreement for each HELOC and executed assignments of mortgages related to each HELOC, other than HELOCs registered with Mortgage Electronic Registration Systems, Inc. ("MERS"), and, within 90 days following the Closing Date, the Related Documents. In lieu of delivery of original mortgages, with respect to lost mortgages, the depositor may deliver true and correct copies thereof that with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded (or, subject to certain requirements set forth in the sale and servicing agreement, an optical image or representation thereof).

      An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law to protect the interests of the owner trustee, indenture trustee, the Noteholders and the Certificateholders and only following the occurrence of a Recordation Event (as defined below) occurs. Upon the occurrence of a Recordation Event, the indenture trustee will complete and submit for recordation, at the expense of the seller, the assignments of the mortgages related to each such HELOC in favor of the indenture trustee within 90 days of the Recordation Event.

      A "Recordation Event" means (i) that the long-term senior unsecured debt rating of the seller (or any successor in interest thereto) is no longer being rated at least "BBB-" by S&P, (ii) an Event of Servicer Termination under the sale and servicing agreement, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the servicer or (iv) at the written request of the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), under certain circumstances specified in the sale and servicing agreement.

      Within 90 days of the Closing Date, the indenture trustee, pursuant to the sale and servicing agreement, will review the HELOCs and the Related Documents and if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the originator by the indenture trustee, the seller will be obligated to accept the transfer of such HELOC from the trust. Upon such transfer, the seller will be obligated to either substitute a HELOC or to purchase such HELOC at a purchase price equal to the Principal Balance of such HELOC plus an amount equal to all accrued but unpaid interest on such removed HELOC. The obligation of the seller either to accept a transfer of a defective HELOC and to convey a substitute HELOC or to repurchase such HELOC is the sole remedy regarding any defects in the HELOCs and Related Documents available to the indenture trustee or the Noteholders.

      The seller shall make no substitution more than two years after the Closing Date unless the seller delivers to the indenture trustee an opinion of counsel to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the issuing entity or contributions after the "startup date," as defined in Sections 860F(a)(2) and 860G(D) of the Code, respectively, or (ii) cause any REMIC created under the trust agreement to fail to qualify as a REMIC at any time that any Notes are outstanding.

Event of Servicer Termination; Rights Upon Event of Servicer Termination

      "Events of Servicer Termination" under the sale and servicing agreement include, among others:

      (i) Any failure by the servicer to furnish to the indenture trustee the certain information regarding the HELOCs sufficient to prepare the monthly statements described under "Additional Information" in this prospectus supplement which continues unremedied for a period of five Business Day after the date upon which written notice of such failure shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) and, if (i) the Offered Notes are no longer outstanding and no amounts remain due and owing to the insurer or (ii) an Insurer Default has occurred and is continuing, by Holders of not less than 25% of the Note Principal Amount of the Controlling Class Notes;

      (ii) After receipt of notice from the indenture trustee, any failure of the servicer to remit to the indenture trustee any payment required to be made to the indenture trustee for the benefit of the Noteholders and the holders of the Certificates (the "Securityholders") or to the insurer under the terms of the sale and servicing agreement, including any Servicing Advance, on any deposit date, which failure continues unremedied for a period of five Business Day after the date upon which notice of such failure shall have been given to the servicer by the indenture trustee or the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing);

      (iii) Any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or if the servicer is also a servicer, any other covenant or agreement on the part of the servicer contained in the related Servicing Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the Majority Securityholders (as defined in the sale and servicing agreement) or the insurer; and

      (iv) The servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property.

      So long as an Event of Servicer Termination remains unremedied under the sale and servicing agreement, the indenture trustee may with the consent of the insurer, and shall at the direction of the insurer (or if an Insurer Default has occurred and is continuing at the direction of the Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Controlling Class Notes), terminate all of the rights and obligations of the servicer as servicer under the sale and servicing agreement and in and to the HELOCs (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the sale and servicing agreement), whereupon the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the sale and servicing agreement.

      In addition, pursuant to the sale and servicing agreement, upon the occurrence of any Insurance Agreement Event of Default under the insurance and indemnity agreement, dated as of the Closing Date, between the issuing entity, the insurer, the seller, the servicer, the indenture trustee and the depository (the "insurance agreement"), the indenture trustee will upon the direction of the insurer (so long as the Offered Notes are outstanding or reimbursement amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) terminate the rights and responsibilities of the servicer as servicer under the sale and servicing agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the sale and servicing agreement).

      Upon the termination of the servicer following an Insurance Event of Default, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer or shall appoint a successor servicer as described below. "Insurance Agreement Events of Default" under the insurance and indemnity agreement include, among others:

      (i) Any failure by the sponsor, seller, servicer, depositor or issuing entity to observe or perform in any material respect any of the covenants or agreements contained in the insurance agreement or any other transaction document;

      (ii) Any failure by the sponsor, seller, servicer, depositor or issuing entity to pay when due any amount payable under the insurance agreement or a court of competent jurisdiction finds or rules that the insurance agreement or any other transaction document is not valid and binding on the sponsor, seller, servicer, depositor, or issuing entity;

      (iii) The sponsor, seller or servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of or otherwise voluntarily commences a case or proceeding under any applicable insolvency, reorganization or other similar statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

      (iv) A breach of certain representations and warranties by the sponsor, seller, servicer, depositor or issuing entity under the transaction documents that remains unremedied following the expiration of the applicable cure period;

      (v) The sponsor, seller or servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property; and

      (vi) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the sponsor, seller or servicer.

      In the event that the indenture trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, an established housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000, which is acceptable to the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) to act as successor servicer under the provisions of the sale and servicing agreement relating to the servicing of the HELOCs.

      During the continuance of any Event of Servicer Termination under the sale and servicing agreement, so long as such Event of Servicer Termination has not been remedied, the indenture trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders and the insurer, and the insurer may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred upon the indenture trustee. However, the indenture trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the indenture trustee has reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the indenture trustee therein or thereby. Also, the indenture trustee may decline to follow the direction of the insurer if the indenture trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability.

      No Noteholder, solely by virtue of that holder's status as a Noteholder, will have any right under the sale and servicing agreement to institute any proceeding with respect to the sale and servicing agreement, unless an Insurer Default has occurred and is continuing, that holder previously has given to the indenture trustee notice of an Event of Servicer Termination and unless the Noteholders evidencing not less than a specified percentage of the aggregate Note Principal Amount of the Controlling Class Notes have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity, and the indenture trustee for a specified number of days has neglected or refused to institute such a proceeding.

Amendment

      The sale and servicing agreement may be amended by the depositor, the issuing entity, the servicer, the indenture trustee and the Certificateholders, without consent of the Noteholders but (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with the consent of the insurer, (1) to cure any ambiguity, (2) to conform the provisions of the sale and servicing agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the sale and servicing agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an opinion of counsel, will adversely affect the status of the REMICs created by the trust agreement, nor shall such amendment adversely affect in any material respect the interests of any Holder or the insurer. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy.

      The sale and servicing agreement may also be amended by the depositor, the trust, the servicer and the indenture trustee with the consent of Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Notes of each class, the insurer and Certificateholders evidencing not less than 66-2/3% of the aggregate principal balance of the Certificates of all of the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or modifying in any manner the rights of the parties to the sale and servicing agreement; provided, however, that no such amendment will be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the trust agreement and no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates without the consent of the Noteholders, (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer) the insurer and the Certificateholders affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

Voting Rights

      Unless an Insurer Default exists, the insurer will be entitled to exercise all voting rights of the Holders of the Offered Notes as described under "The Trust Agreement, Indenture and Administration Agreement--Controlling Rights of the Insurer". If an Insurer Default shall have occurred and is continuing, then 100% of all voting rights will be allocated to the Controlling Class Notes. The voting rights allocation to the Notes will be allocated among all Noteholders of the Controlling Class Notes in proportion to the Note Principal Amount of the Controlling Class Notes.

      The "Controlling Class Notes" means the Class A Notes, so long as any Class A Notes are outstanding, then the Class M1 Notes, so long as any Class M1 Notes are outstanding, then the Class M2 Notes.

           THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT

General

      The Notes will be issued pursuant to the indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the indenture trustee, which will serve as Note Registrar and Paying Agent. The indenture trustee will provide to a prospective or actual Holders of the Offered Notes, without charge, on written request, an electronic copy (without exhibits) of the indenture. Requests should be addressed to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention:
Trust Administration IN06H2.

      The following summary describes certain terms of the trust agreement, the indenture and the administration agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Termination

      The trust will generally terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the insurer and (B) the earliest of (i) the Payment Date on which the aggregate Note Principal Amount of the Notes (after application of any principal payments on such date) has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Payment Date immediately following the final payment or other liquidation of the last HELOC in the trust, (iii) the Payment Date immediately following the Optional Redemption of the Notes by the servicer, or its assignee, as described below and (iv) the Payment Date in June 2036.

      The Notes are subject to redemption under the circumstances described under "Description of the Notes -- Optional Redemption."

      The indenture will be discharged upon the delivery to the indenture trustee for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the Notes and upon payment of all Reimbursement Amounts owing to the insurer and the surrender of the Policy to the Insurer. Upon the payment in full of all outstanding Notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the holders of the Certificate will succeed to all the rights of the Noteholders pursuant to the sale and servicing agreement.

Administration

      Deutsche Bank National Trust Company (the "administrator") or the depositor will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust under the sale and servicing agreement, the indenture and the trust agreement. In carrying out the foregoing duties, the administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings are on terms no less favorable to the trust than would be available from unaffiliated parties. The administrator will receive compensation for its services as administrator as agreed between the administrator and the seller. The depositor will not receive additional compensation for its services under the administration agreement. The depositor is obligated to pay the administrator its compensation due under the administration agreement, including reasonable fees and expenses incurred by the administrator in performing its duties thereunder.

Amendment

      Generally, the trust agreement, the indenture and the administration agreement are subject to amendment by the parties thereto, in each case without consent of the holders of the Notes or Certificates but (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with the consent of the insurer,
(1) to cure any ambiguity, (2) to conform the provisions of the applicable agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the applicable agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no amendment, as evidenced by an opinion of counsel, may adversely affect the status of the REMICs created by the trust agreement, nor may such amendment adversely affect in any material respect the interests of any Noteholder, any Certificateholder or the insurer. Any amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy.

      Additionally, each of the trust agreement, the indenture and the administration agreement may generally be amended by the parties thereto, with the consent of the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) and the holders of the Notes and/or Certificates, as applicable, evidencing not less than 66-2/3% of the aggregate principal balance of the Notes and/or Certificates of each class, as applicable, affected thereby or all classes if all are affected for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or modifying in any manner the rights of the parties to such agreement; provided, however, that no amendment may be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the trust agreement and no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates without the consent of the Noteholders, (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer) the insurer and the holders of the Class of Certificates affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

      In addition to the purposes described above, the indenture may be amended by the trust and the indenture trustee (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), with the consent of the insurer and without obtaining the consent of the Noteholders, for the purpose of (1) correcting or amplifying the description of the trust estate subject to the indenture, (2) evidencing the succession of a successor to the trust, (3) adding to the covenants of the trust or surrendering any power conferred upon the trust under the indenture or (4) conveying or pledging any property to the indenture trustee. Any amendment of the provisions of the indenture will take the form of a supplemental indenture.

Servicing

      For a summary description of certain provisions of the sale and servicing agreement regarding servicing of the HELOCs, see "Servicing of the HELOCs" above.

Control Rights of the Insurer

      Pursuant to the terms of the indenture, unless an Insurer Default exists, the Insurer will be deemed to be the Holder of the Offered Notes for all purposes, other than with respect to payment on the Notes and certain other limited purposes, and will be entitled to exercise all voting rights of the Holders of the Offered Notes thereunder, without the consent of such Holders of the Offered Notes, and the Holders of the Offered Notes may exercise such rights only with the prior written consent of the insurer. In addition, so long as an Insurer Default does not exist, the insurer will, as a third-party beneficiary to the indenture and the sale and servicing agreement, have, among others, the following rights:

      o the right to give notices of breach or the right to terminate the rights and obligations of the servicer under the sale and servicing agreement in the event of an Event of Servicer Termination and to institute proceedings against the servicer;

      o the right to consent to or direct any waivers of defaults by the servicer;

      o following the occurrence of a Rapid Amortization Event and so long as no Insurer Default has occurred and is continuing, the right to direct the indenture trustee to sell, dispose of or otherwise liquidate the trust property in a commercially reasonable manner and on commercially reasonable terms;

      o the right to remove the indenture trustee upon an indenture trustee event of default pursuant to the indenture; and

      o the right to require the seller to repurchase home equity lines of credit for breaches of representations and warranties or defects in documentation.

      So long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing are outstanding, the insurer's consent will be required prior to, among other things: (i) the removal of the indenture trustee or the servicer; (ii) the appointment of any successor indenture trustee or servicer; or (iii) any amendment to the indenture or the sale and servicing agreement.

                   CERTAIN REGULATORY MATTERS RELATED TO BANKS

General

      The seller is a federal savings bank and, as such, the OTS and the FDIC have special powers under the banking laws to take certain actions upon the insolvency of the seller. For example, the FDIC has broad discretion and authority to appoint itself conservator or receiver of the seller.

Certain Matters Relating to Conservatorship and Receivership

      The transfer of the HELOCs by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction.

      The FDIC has issued a rule entitled "Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred in Connection with a Securitization or Participation" (the "FDIA Rule"). Under the FDIA Rule, the FDIC has stated that it will not reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of financial assets and meets specified conditions for treatment as a sale under relevant accounting principles (other than the condition that, as a result of the transfer, the financial assets are "legally isolated" from the seller), (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller's transfer of the HELOCs and the mortgage loan purchase agreement are intended to satisfy all of these conditions.

      Nevertheless, in the event of insolvency of the seller, if the FDIC were to take the position that the FDIA Rule did not apply to the seller's transfer of the HELOCs or that such transfer failed to satisfy the requirements of the FDIA Rule, and if the FDIC were further successful in an attempt to recharacterize the transfer of the HELOCs as a borrowing secured by a pledge of the HELOCs instead of a sale, the FDIC as conservator or receiver, could elect to accelerate payment of the notes and liquidate the HELOCs. In the event of an acceleration of the notes, the trust would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover the initial investment made by the depositor in the HELOCs. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes could occur. As a result, funds available to the trust to make payments on the notes may be reduced.

      In addition, if the FDIC were appointed as receiver or conservator for the seller, the FDIC would also have the power under the Federal Deposit Insurance Act, as amended, either to repudiate or modify contracts involving the seller, including the sale and servicing agreements and other transaction documents. If the FDIC did repudiate a contract, it would be liable for damages provided in the FDIA. These damages are generally limited to "direct compensatory damages" determined as of the date the FDIC is appointed conservator or receiver.

      The seller and the depositor will take steps to structure the transfer of the loans held in the issuing entity by the seller to the depositor as a sale. See "Agreements--Assignment of Issuing Entity Assets" and "Risk
Factors--Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities" in the accompanying prospectus.

Certain Regulatory Matters

      If the bank regulatory authorities supervising the seller or the servicer were to find that any obligation of the seller or the servicer or any of their affiliates under any securitization or other agreement, or any activity of the seller, the servicer or any affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the seller, the servicer or any affiliate, such regulatory authorities may have the power under the FDIA or other applicable laws to order the seller, the servicer or any affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the seller, the servicer and such affiliates may not be liable to noteholders for contractual damages for complying with such an order and noteholders may have no recourse against the applicable regulatory authority.

      While the seller has no reason to believe that any applicable regulatory authority would consider provisions relating to the seller, the servicer or any affiliate or the payment or amount of a servicing fee to the servicer or any affiliate, or any other obligation of the seller, the servicer or an affiliate under the mortgage loan purchase agreement, the sale and servicing agreement, the administration agreement, the trust agreement or the indenture, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the seller, the servicer or any affiliate to rescind or amend these agreements, payments to you could be delayed or, if the insurer fails to perform under the Policy, reduced.

                            DESCRIPTION OF THE NOTES

General

      Pursuant to the trust agreement, dated as of the Cut-off Date and entered into among IndyMac MBS, Inc. (the "depositor"), the owner trustee and Deutsche Bank National Trust Company, as administrator, (the "trust agreement"), the trust will issue four classes of certificates, the Class B, Class L, Class P and Class R Certificates (collectively, the "Certificates") on or about June 27, 2006 (the "Closing Date"). Pursuant to the indenture dated as of the Cut-off Date between the trust and the indenture trustee (the "indenture"), the trust will issue the Class A, Class M1 and Class M2 Notes (collectively, the "Notes"). Only the Class A Notes (the "Offered Notes") are offered hereby. The Class M1 and Class M2 Notes are collectively referred to in this prospectus supplement as the "Non-Offered Notes". The Certificates represent the beneficial ownership interests in the trust. The Notes represent debt obligations of the trust. Payments on the Notes and certain rights of investors in the Notes will be governed by the indenture and the sale and servicing agreement. The following summaries describe certain provisions of the indenture, the sale and servicing agreement and the trust agreement. For additional information on the provisions of the indenture, the sale and servicing agreement and the trust agreement see "The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement" and "The Trust Agreement, Indenture and Administration Agreement" above and The Agreements" in the accompanying prospectus.

      Payments on the Notes will be made on the 28th day of each month or, if the 28th day is not a Business Day, on the next succeeding Business Day, beginning in July 2006 (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Offered Notes with respect to each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date (or, in the case of any Notes issued to beneficial holders in definitive form, the last Business Day of the calendar month preceding the month in which the related Payment Date occurs). A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York or California or the city in which the corporate trust office of the indenture trustee or office of the insurer is located are required or authorized by law to be closed.

      Payments on the Notes will be made to each registered holder entitled thereto, by check or by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the corporate trust office of the indenture trustee. See "The Trust--The Indenture Trustee" in this prospectus supplement.

      The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants and for such purpose are referred to as "Book-Entry Notes." The Notes will be offered in denominations of $100,000 and multiples of $1,000 in excess thereof. The Notes will be issued in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as registrar (the "Registrar"). No service charge will be made for any registration of exchange or transfer of the Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Note Principal Amount of the Notes registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a physical security representing such person's interest (a "Definitive Note", except as set forth below under "--Definitive Notes." Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described in this prospectus supplement, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

      Payments on the Book-Entry Notes will be made on each Payment Date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

      For additional information regarding DTC, and the Offered Notes, see "Description of the Securities--Book-Entry Securities" in the accompanying prospectus.

Definitive Notes

      Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only if DTC or the depositor advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Offered Notes and the depositor is unable to locate a qualified successor. Upon the occurrence of an event described above, the indenture trustee is required to direct DTC to notify participants that have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the indenture trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective Note Principal Amounts owned by individual Beneficial Owners, and thereafter the indenture trustee will recognize the holders of such Definitive Notes as Noteholders under the indenture and the sale and servicing agreement.

Interest Payments

      Interest on each class of Notes will be payable monthly on each Payment Date, commencing in July 2006, at the Note Rate for the related Interest Accrual Period, in accordance with the priority of payment set forth in "--Priority of Payment" below.

      The "Note Rate" for each class of Notes for any Interest Accrual Period will be the lesser of (1) the applicable annual rate as described in the tables beginning on page S-5 and (2) the Maximum Rate for the related Interest Accrual Period.

      The "Maximum Rate" with respect to the Notes on any Payment Date is equal to the product of

            (x) the weighted average of the Loan Rates of the HELOCs, based on the Stated Principal Balance of each HELOC, as of the beginning of the Collection Period, net of

                  (i) the Servicing Fee Rate,

                  (ii) the fees of the owner trustee (expressed as a per annum rate),

                  (iii) a per annum rate equal to a fraction, the numerator of which is the product of (a) 12 and (b) the sum of (1) any interest shortfalls resulting from application of the Relief Act, (2) any interest shortfalls resulting from prepayments on the HELOCs, and
            (3) any payments to the indenture trustee for reimbursed expenses and the denominator of which is the Pool Balance at the beginning of the related Collection Period, and

                  (iv) the product of (1) the premiums payable to the Insurer
            (expressed as a per annum rate) and (2) a fraction, the numerator of which is the Note Principal Amount of the Class A Notes immediately before the Payment Date and the denominator of which is the Pool Balance at the beginning of the related Collection Period, and

            (y) a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

      With respect to any Payment Date and HELOC, the "Collection Period" is the 19th day of the calendar month immediately preceding such Payment Date to the 18th day of the calendar month of such Payment Date.

      To the extent the Maximum Rate is less than the applicable annual interest rate set forth on page S-5 for any class of Notes and any Payment Date, the deficiency will be deferred (the "Deferred Interest" with respect to that class of Notes). The insurance policy (the "Policy") issued by the insurer to the indenture trustee for the benefit of the Holders of the Offered Notes will not guarantee the payment of such Deferred Interest.

      Interest Accrual Period. The "Interest Accrual Period" with respect to each Payment Date will be the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to, but excluding the current Payment Date. For any Payment Date, the interest then due with respect to each class of Notes (the "Interest Payment Amount" for each such class) will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year using the applicable Note Rate for such Payment Date.

Determination of LIBOR

      On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Accrual Period (each such date, a "LIBOR Determination Date"), the indenture trustee will determine LIBOR for purposes of calculating interest on the Notes based on the "Interest Settlement Rate" for U.S. dollar deposits of one month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

      The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate Page"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the indenture trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the indenture trustee will designate an alternative index that has performed, or that the indenture trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

      The establishment of LIBOR on each LIBOR Determination Date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

      LIBOR for the first Interest Accrual Period will be 5.335%.

Principal Payments

      Principal Payment Amount. On each Payment Date, the Noteholders will receive, to the extent of Available Funds in accordance with the priority of payment set forth in "--Priority of Payment" below, the Principal Payment Amount for such Payment Date until the Note Principal Amount of each class has been reduced to zero.

      The Holders of the Offered Notes will receive, to the extent of Net Available Funds and until the Note Principal Amount of the Class A Notes has been reduced to zero, the "Class A Principal Payment Amount" on each Payment Date equal to (a) prior to the Stepdown Date or if a Rapid Amortization Event or Trigger Event has occurred, the Principal Payment Amount for that Payment Date and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the Note Principal Amount of the Class A Notes immediately prior to the applicable Payment Date over (B) the Class A Target Amount for that Payment Date and (ii) the Principal Payment Amount for that Payment Date.

      The "Class A Target Amount" for each Payment Date will equal the lesser of
(a) the product of (i) approximately 93.70% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Principal Balance.

      The amount of principal paid on the Notes on any Payment Date depends on whether the Payment Date is during the Managed Amortization Period or the Rapid Amortization Period and on the Floating Allocation Percentage. The "Managed Amortization Period" is the period commencing on the first Payment Date, and ending on the earlier to occur of (x) the 120th Payment Date or (y) the close of business on the Business Day immediately preceding the day on which a Rapid Amortization Event occurs. The "Rapid Amortization Period" is the period which immediately follows the end of the Managed Amortization Period.

      With respect to each Payment Date and the Notes, the "Principal Payment Amount" will equal the Maximum Principal Payment with respect to that Payment Date. With respect to each Payment Date and the Notes, the "Maximum Principal Payment" will equal (i) during the Managed Amortization Period, the Net Principal Collections with respect to that Payment Date, and (ii) during the Rapid Amortization Period, the Floating Allocation Percentage of Principal Collections relating to that Payment Date. With respect to each Payment Date, "Net Principal Collections" for each Payment Date will equal the positive difference between (x) the Floating Allocation Percentage of Principal Collections with respect to that Payment Date and (y) the Floating Allocation Percentage of the aggregate principal amount of all Additional Balances arising during the related Collection Period.

      The "Additional Balances" with respect to any HELOC on any date, are the aggregate amount of all additional borrowings by the related borrower subsequent to the Cut-off Date that are conveyed to the issuing entity pursuant to the sale and servicing agreement.

      The "Floating Allocation Percentage" on any Payment Date, is the percentage equivalent of a fraction the numerator of which is the Invested Amount at the end of the related Collection Period giving effect to Principal Collections that are allocated to the Notes on such Payment Date and the denominator of which is the Pool Balance at the end of the related Collection Period (in the case of the first Payment Date, the Cut-off Date Principal Balance), provided such percentage shall not be greater than 100%.

      The "Invested Amount" on any Payment Date, is the Initial Invested Amount reduced by (i) the aggregate amount of principal collected on the HELOCs and allocated to the Notes from the Cut-off Date through and including that Payment Date and (ii) the aggregate Investor Charge-Off Amounts since the Cut-off Date, including the Investor Charge-Off Amount for that Payment Date. The "Initial Invested Amount" as of the Closing Date is $499,902,120.

      The "Investor Charge-off Amount" on any Payment Date, is the Charge-Off Amounts incurred during the related Collection Period multiplied by the Floating Allocation Percentage.

      The "Overcollateralization Amount" for any Payment Date is equal to the amount, if any, by which the Invested Amount at the end of the related Collection Period exceeds the aggregate Note Principal Amount of the Notes after taking into account any payments of principal on the related Payment Date.

      The "Specified Overcollateralization Amount" on any Payment Date, is an amount equal to 0.50% of the Initial Invested Amount.

      A "Trigger Event" will be in effect on any Payment Date if:

            (a) the sum of the amount, for each Collection Period prior to that Payment Date, equal to the aggregate of the Investor Charge-off Amounts for all prior Collection Periods, expressed as a percentage of the Initial Invested Amount, is greater than

                  (i) with respect to the first Payment Date to and including the 48th Payment Date, 1.75%,

                  (ii) with respect to the 49th Payment Date to and including the 60th Payment Date, 2.50%,

                  (iii) with respect to the 61st Payment Date to and including the 72nd Payment Date, 3.00%,

                  (iv) with respect to the 73rd Payment Date and thereafter, 3.25%, or

            (b) the Six Month Rolling Delinquency Rate for such Payment Date is greater than 3.50%.

      The "Six Month Rolling Delinquency Rate" means, with respect to any Payment Date on and after the sixth Payment Date following the Closing Date, the average of the Principal Balances of 60+ Day Delinquent Mortgage Loans for the related Collection Period and the five preceding Collection Periods divided by the Pool Principal Balance, in each case on the last day of those Collection Periods, respectively.

      For any Collection Period, a "60+ Day Delinquent Mortgage Loan" is any HELOC that is (i) more than 60 days delinquent, (ii) for which the related borrower has filed for bankruptcy protection, (iii) that is in foreclosure, or
(iv) with respect to which the related mortgaged property is characterized as REO property, in each case as of the end of that Collection Period.

      The "Stepdown Date" is the later to occur of (a) the 31st Payment Date and
(b) the Payment Date following the Payment Date on which the Credit Enhancement Percentage is approximately 6.30%.

      The "Credit Enhancement Percentage" means, with respect to the Class A Notes and any Payment Date, a percentage equal to (x) the sum of (i) the Note Principal Amount of the Class M1 Notes and the Class M2 Notes (after taking into account any payments of principal on that Payment Date) and (ii) the Overcollateralization Amount for that Payment Date, divided by (y) the Invested Amount for that Payment Date. The Credit Enhancement Percentage as of the Closing Date is approximately 2.65%.

      In addition, on the Final Scheduled Payment Date, the Noteholders will be entitled to receive a payment of principal in an amount equal to the Note Principal Amount of the Notes. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC.

      Accelerated Principal. On any Payment Date on which there exists Excess Cash Flow with respect to any class of Notes, an "Accelerated Principal Payment" will be made to that class, in reduction of the Note Principal Amount thereof, in an amount equal to the lesser of (A) the Excess Cash Flow for that class and
(B) the amount required to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount for that Payment Date (after giving effect to any application of any Accelerated Principal Payment paid to each class of notes senior to that class on that Payment Date).

      "Excess Cash Flow" with respect to a Payment Date and each class of Notes means the Floating Allocation Percentage of Available Funds on deposit in the Payment Account during the related Collection Period after making the payments on such Payment Date specified in

            (x) in the case of the Class A Notes, clauses 1 through 7 under the caption "Description of the Notes -- Priority of Payments",

            (y) in the case of the Class M1 Notes, clauses 1 through 8 and the Class M1 Principal Payment Amount paid to the holders of the Class M1 Notes specified in clause 9 under the caption "Description of the Notes -- Priority of Payments" and

      (z) in the case of the Class M2 Notes, clauses 1 through 9 and the Class M2 Principal Payment Amount paid to the holders of the Class M2 Notes specified in clause 10 under the caption "Description of the Notes -- Priority of Payments".

Rapid Amortization Events

      As described above, the Managed Amortization Period will continue through the 120th Payment Date, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence immediately. A "Rapid Amortization Event," with respect to the Notes, refers to any of the following events:

      (a) default in the payment of any interest on any class of Notes when the same becomes due and payable or the failure to pay any installment of principal of any class of Notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of five Business Days, or a failure to pay the entire Note Principal Amount of any Note when the same becomes due and payable under the indenture or on the Final Scheduled Payment Date;

      (b) failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any other material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, the indenture or the trust agreement, as applicable, which failure materially and adversely affects the Noteholders or the insurer and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

      (c) the trust or the depositor files a petition to take advantage or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute;

      (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the trust or the depositor;

      (e) the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

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


      (f) cumulative draws in respect of interest under the policy exceed 1% of the aggregate Cut-off Date Principal Balance or there is a draw in respect of principal;

      (g) the trust loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the trust; or

      (h) the rights and obligations of the servicer under the sale and servicing agreement are terminated or an Event of Servicer Termination has occurred.

      In the case of any event described in clauses (a), (b), (e), (f), (g) or
(h) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the sale and servicing agreement, the insurer, or if any Insurer Default has occurred and is continuing, the indenture trustee or Noteholders evidencing more than 50% of the Note Principal Amount of the Controlling Class Notes, by written notice to the trust, the insurer, the seller and the servicer (and to the indenture trustee, if given by the Noteholders or the insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of an event described in either clause (c) or (d), a Rapid Amortization Event will automatically occur.

Sale of HELOCs and Priority of Payment of Sale Proceeds Following Rapid Amortization Event

      Following the occurrence of a Rapid Amortization Event, the insurer (so long as no Insurer Default has occurred and is continuing) shall have the right to direct the indenture trustee, and the indenture trustee or its designated agent shall have the right if an Insurer Default has occurred and is continuing, to sell, dispose of or otherwise liquidate the collateral with respect to the mortgage loans in a commercially reasonable manner and on commercially reasonable terms. If the insurer has directed such sale, the Policy will cover any amounts by which such remaining net proceeds are insufficient to pay the Note Principal Amount of the Class A Notes, together with all accrued and unpaid interest thereon at the Class A Note Rate (other than Deferred Interest, Relief Act Shortfalls, default interest and interest shortfalls due to the partial or full prepayment of the HELOCs).

      The net proceeds of such sale will be paid:

            (i) first, pro rata, to the indenture trustee, any unpaid indenture trustee Expense Amount (without regard to the caps included in the definition of indenture trustee Expense Amount), and to the owner trustee, any unpaid owner trustee Fees,

            (ii) second, the Floating Allocation Percentage of any remaining sale proceeds, to the Holders of the Class A Notes, insofar as may be necessary to reduce the Note Principal Amount of such class, together with all accrued and unpaid interest due thereon, to zero,

            (iii) third, the Floating Allocation Percentage of any remaining sale proceeds, to reimburse the insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the insurer, including the Premium,

            (iv) fourth, the Floating Allocation Percentage of any remaining sale proceeds, to the Holders of the Class M1 and Class M2 Notes sequentially in that order, pro rata within each Class based on Note Principal Amounts, insofar as may be necessary to reduce the Note Principal Amount of each such class, together with all accrued and unpaid interest due thereon, to zero,

            (v) fifth, pro rata to the indenture trustee and owner trustee, any unreimbursed expenses and

            (vi) sixth, to the Certificateholders, any remaining amounts, as set forth in the sale and servicing agreement.

      In addition to the consequences of a Rapid Amortization Event discussed above, if the seller, the depositor or the servicer voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the seller, the depositor or the servicer, on the day of any such filing or appointment, no further

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


Additional Balances will be transferred to the trust, and the seller, the depositor or the servicer, as applicable, will promptly give notice to the indenture trustee and the insurer of any such filing or appointment. Within 15 days, the indenture trustee will send a notice of the occurrence of such event to the Noteholders.

      Upon the occurrence of a Rapid Amortization Event, the seller shall only receive payments in respect of the purchase price for any Additional Balance from a reserve fund established for that purpose by the trust with amounts funded by the holder of the Class L Certificate. The holder of the Class L Certificate will be reimbursed for such payments to the extent of available funds distributed on the Class L Certificate.

      An "Insurer Default" shall mean the failure by the insurer to make a payment required under the Policy in accordance with the terms thereof.

Priority of Payments

      The indenture trustee will deposit to an account (the "Payment Account"), without duplication, upon receipt, (i) Principal Collections, (ii) Interest Collections and (iii) certain other amounts remitted by the servicer, together with certain other specified amounts. The "Available Funds" means, with respect to any Payment Date, the sum of (i) the Principal Collections, (ii) the Interest Collections, (iii) early termination fees recovered from any borrower and (iv) certain other amounts remitted by the servicer with respect to that Payment Date on the Servicer Remittance Date.

      With respect to each Payment Date, the indenture trustee will make the following allocations, disbursements and transfers from Net Available Funds on deposit in the Payment Account (other than any amount with respect to any early termination fees collected in the related Collection Period), to the extent of the sum of (a) the Floating Allocation Percentage of the Interest Collections and (b) the Maximum Principal Payment, in each case with respect to that Payment Date, in the following order of priority:

      1.    the premium amount payable to the insurer on that Payment Date;

      2. to the Class A Noteholders, the Interest Payment Amount with respect to the Class A Notes for that Payment Date;

      3. to the Class A Noteholders, the Class A Principal Payment Amount for that Payment Date, until the Note Principal Amount of the Class A Notes has been reduced to zero;

      4. to the Class A Noteholders, as a payment of principal, in the following order, (a) the Floating Allocation Percentage of the Charge-Off Amounts incurred during the related Collection Period and
            (b) the Floating Allocation Percentage of the Charge-Off Amounts incurred during previous periods that were not subsequently funded by the Floating Allocation Percentage of the Interest Collections, overcollateralization or draws under the Policy in respect of an Overcollateralization Deficit;

      5.    to the insurer, the Reimbursement Amount, if any, then due to it;

      6. to the Class M1 Noteholders, the Interest Payment Amount with respect to the Class M1 Notes for that Payment Date;

      7. to the Class M2 Noteholders, the Interest Payment Amount with respect to the Class M2 Notes for that Payment Date;

      8. to the Class A Noteholders, the Accelerated Principal Payment for the Class A Notes on that Payment Date, if any;

      9. to the Class M1 Noteholders, the Class M1 Principal Payment Amount for such Payment Date, together with any Accelerated Principal Payment for the Class M1 Notes on that Payment Date, until the Note Principal Amount of the Class M1 Note has been reduced to zero;

      10. to the Class M2 Noteholders, the Class M2 Principal Payment Amount for such Payment Date, together with any Accelerated Principal Payment for the Class M2 Notes on that Payment Date, until the Note Principal Amount of the Class M2 Note has been reduced to zero;

      11. to the servicer, to pay certain amounts that may be required to be paid to the servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the sale and servicing agreement;

      12. sequentially, to the Class A, Class M1 and Class M2 Noteholders to pay current and any previously unreimbursed Deferred Interest and interest thereon at the applicable Note Rate (determined for this purpose without regard to the Maximum Rate);

      13. pari passu, (a) to the indenture trustee, any unreimbursed expenses due and owing to the indenture trustee and not otherwise previously paid on that Payment Date, and (b) to the owner trustee, any unpaid fees and unreimbursed expenses due and owing to the owner trustee and not otherwise previously paid on such Payment Date; and

      14. to the holders of each applicable class of Certificates (the "Certificateholders"), as described in the sale and servicing agreement and the trust agreement, any amount remaining on deposit in the Payment Account.

      The holder of the Class L Certificate will fund all amounts of future draws that exceed the monthly Principal Collections by making an advance to the trust into a reserve fund established for that purpose. Such amounts will be reimbursed during the Managed Amortization Period to or to the order of the holder of the Class L Certificate in accordance with provisions of the sale and servicing agreement.

      On each Payment Date, the holders of the Class P Certificates will be entitled to receive all early termination fees collected in connection with any HELOCs during the related Collection Period. The Class P Certificates are not offered hereby.

      Certain Defined Terms. The definitions of certain capitalized terms used in connection with the description of the priority of payments are as follows:

      "Anniversary Year" means, the one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

      The "Charge-Off Amount" for any Charged-Off HELOC, as defined in clause
(i) of the definition thereof, is the amount of the Principal Balance of that HELOC that has been written down (including, for any HELOC that was liquidated during the related Collection Period, any unrecovered portion that is written down during that Collection Period after giving effect to the net liquidation proceeds applied in reduction of such Principal Balance), and for any Charged-Off HELOC, as defined in clause (ii) of the definition thereof, is the entire outstanding Principal Balance of such HELOC minus the appraised value of the related Mortgaged Property.

      A "Charged-Off HELOC" is (i) a HELOC with a Principal Balance that has been written down on the servicer's servicing system in accordance with its policies and procedures (including any HELOC that became a liquidated HELOC during the related Collection Period and had an unrecovered portion of its related Principal Balance written down during that Collection Period) and (ii) any HELOC that is more than 180 days past due.

      The "Class M1 Principal Payment Amount" means, with respect to any Payment Date, (a) prior to the Stepdown Date or if a Rapid Amortization Event or Trigger Event has occurred, the Principal Payment Amount

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


remaining after the Note Principal Amount of the Class A Notes has been reduced to zero and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the aggregate of the Note Principal Amount of the Class A Notes (after giving effect to payments of principal on such Payment Date) and the Note Principal Amount of the Class M1 Notes immediately prior to that Payment Date over (B) the Class M1 Target Amount and (ii) the Principal Payment Amount for that Payment Date after giving effect to payments of principal to the Holders of the Class A Notes therefrom.

      The "Class M1 Target Amount" for each Payment Date will equal the lesser of (a) the product of (i) approximately 95.60% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Principal Balance.

      The "Class M2 Principal Payment Amount" means, with respect to any Payment Date, (a) prior to the Stepdown Date or if a Rapid Amortization Event or Trigger Event has occurred, the Principal Payment Amount remaining after the Note Principal Amount of the Class A Notes and the Class M1 Notes has been reduced to zero and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the aggregate of the Note Principal Amount of the Class A Notes (after giving effect to payments of principal on such Payment Date), the Note Principal Amount of the Class M1 Notes (after giving effect to payments of principal on such Payment Date) and the Note Principal Amount of the Class M2 Notes immediately prior to such Payment Date over (B) the Class M2 Target Amount and (ii) the Principal Payment Amount for such Payment Date after giving effect to payments of principal to the Holders of the Class A Notes and the Class M1 Notes therefrom.

      The "Class M2 Target Amount" for each Payment Date will equal the lesser of (a) the product of (i) approximately 99.00% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Principal Balance.

      The "Cut-off Date Principal Balance" means, the Pool Balance as of the Cut-off Date.

      "Interest Collections", with respect to any Payment Date, is equal to the sum of (a) all payments by or on behalf of mortgagors and any other amounts constituting interest, including the portion of net liquidation proceeds and insurance proceeds allocated to interest pursuant to the terms of the related Credit Line Agreement (excluding the fees or late charges or similar administrative fees paid by mortgagors) collected during the related Collection Period and all Recoveries, less the Servicing Fee for the related Collection Period and (b) the interest portion of (i) the purchase price paid for a HELOC repurchased by the seller or the originator during the related Collection Period, (ii) any Substitution Amounts in respect of a qualifying substitute mortgage loan which is substituted by the seller or the originator during the related Collection Period for a removed HELOC, and (iii) the Optional Redemption Price in connection with any Optional Redemption of the Notes during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such HELOC that constitutes principal or interest.

      "Indenture Trustee Expense Amount" means, any costs, expenses or liabilities reimbursable to the indenture trustee to the extent provided in the indenture; provided, however, such reimbursable amounts may not exceed $20,000 on any Payment Date or $150,000 during any Anniversary Year (excluding, for this purpose, costs and expenses of the indenture trustee incurred in connection with any transfer of servicing following a default by the servicer). In the event that the indenture trustee incurs reimbursable amounts in excess of $150,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but (subject to the immediately preceding sentence) in no event shall more than $150,000 be reimbursed to the indenture trustee per Anniversary Year.

      The "Loan Rate" means, with respect to any HELOC as of any day, the variable interest rate applicable under the related Mortgage Note.

      "Net Available Funds" means, with respect to each Payment Date, the excess of (A) the Available Funds for that Payment Date, over (B) the sum of (i) the payment of the indenture trustee Expense Amount, (ii) the payment to the owner trustee of its fee for services rendered pursuant to the trust agreement, (iii) all early termination fees (which are distributable only to the Class P Certificates), and (iv) during the Managed Amortization

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


Period, the amount of Principal Collections for that Payment Date applied to purchase additional draws under the HELOCs.

      The "Note Principal Amount" with respect to any class of Notes, is equal to the applicable principal amount of that class of Notes as set forth in the tables on page S-5, less the amount of all principal distributions in reduction of principal previously distributed with respect to that class of Notes and, in the case of the Class M1 and Class M2 Notes, any Investor Charge-Off Amounts allocated to that class, as described under "--Allocation of Investor Charge-Off Amounts" below.

      An "Overcollateralization Deficit" with respect to the Offered Notes and any Payment Date is equal to the amount, if any, by which the Note Principal Amount of the Offered Notes, after taking into account the payment to the Holders of the Offered Notes of all principal from all sources other than the Policy, exceeds the Invested Amount at the end of the related Collection Period plus any Principal Collections due in the immediately preceding Collection Period but received in the subsequent Collection Period before the related Servicer Remittance Date.

      With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all HELOCs as of such date.

      The "Principal Balance" of a HELOC on any date of determination is equal to the Cut-off Date Principal Balance of the HELOC, plus (i) any Additional Balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts. For purposes of this definition, a Liquidated HELOC will have a Principal Balance equal to the Principal Balance of that HELOC prior to the final recovery of liquidation proceeds and a Principal Balance of zero thereafter. A "Liquidated HELOC" is any defaulted HELOC as to which the servicer has determined that all amounts that it expects to recover with respect to such HELOC have been recovered.

      "Principal Collections", with respect to any Payment Date, is equal to the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the Credit Line Agreements, any amounts allocable to principal with respect to any HELOCs that are repurchased out of the trust, any recoveries and the principal portion of any substitution amount.

      The "Late Payment Rate" is the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Offered Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "Servicer Remittance Date" With respect to any Payment Date, the Business Day prior to that Payment Date.

      The Paying Agent. The Paying Agent shall initially be the indenture trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders.

Deposits to the Collection Account

      The servicer will establish a Collection Account (the "Collection Account") for the benefit and in the name of the indenture trustee on behalf of the noteholders and the insurer. The servicer will notify the indenture trustee of the institution with which the Collection Account has been established. On a daily basis within two Business Days after receipt, the servicer will deposit or cause to be deposited into the Collection Account the following payments and collections received by it in respect to the HELOCs after the Cut-off Date (other than any interest payments due on or prior to the Cut-off Date):

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


      (1) all payments on account of principal, including principal prepayments, on the HELOCs,

      (2) all payments on account of interest on the HELOCs, net of the related Servicing Fees on the HELOCs,

      (3) all insurance proceeds and liquidation proceeds and, with respect to any Charged-Off HELOC, any subsequent amounts received by the servicer in connection with such Charged-Off HELOC less any related servicing expenses, amounts due to the holder on any senior lien that remains unpaid and any unreimbursed Servicing Fees related to such Charged-Off HELOC,

      (4) all payments made by the seller in connection with the repurchase of any HELOC due to the breach of certain representations, warranties or covenants by the seller that obligates the seller to repurchase or the HELOC in accordance with the sale and servicing agreement,

      (5) all payments made by the seller in connection with any shortfalls in the principal amount of any Eligible Substitute Mortgage Loan that is substituted for any HELOC for which the seller is obligated to substitute for due to the breach of certain representations, warranties or covenants by the seller pursuant to the sale and servicing agreement,

      (6) all early termination fees paid by a mortgagor in connection with the full or partial prepayment of the related HELOC, and

      (7) any other payments and collections made by the servicer with respect to the HELOCs and required to be deposited into the Collection Account pursuant to the sale and servicing agreement.

      Prior to their deposit in the Collection Account, payments and collections on the HELOCs will be commingled with payments and collections on other mortgage loans and other funds of the servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors--Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the accompanying prospectus.

Withdrawals from the Collection Account

      The servicer may from time to time withdraw funds from the Collection Account prior to the related Servicer Remittance Date for the following purposes:

      (1) to pay to the servicer the Servicing Fees on the HELOCs to the extent not previously paid to or withheld by the servicer and, as additional servicing compensation, assumption fees, late payment charges (excluding early termination fees), net earnings on or investment income with respect to funds in or credited to the Collection Account,

      (2) to pay to the servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any payments to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien,
      (iii) any enforcement or judicial proceedings, including foreclosures,
      (iv) the management and liquidation of any REO Property and (v) maintaining any required insurance policies ("Servicing Advances"), which right of reimbursement pursuant to this clause (2) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or recoveries received on account of any Charged-Off HELOC, purchase proceeds or repurchase proceeds with respect thereto),

      (3) to reimburse the servicer for any Servicing Advance previously made which the servicer has determined will not be recoverable by the servicer from late collections, insurance proceeds, liquidation proceeds or REO proceeds on the related HELOC,

      (4) to pay to the seller with respect to each HELOC or mortgaged property acquired in respect thereof that has been purchased by the seller from the issuing entity pursuant to the sale and servicing agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased HELOC,

      (5) after the transfer from the Collection Account for deposit to the Payment Account of the Interest Collections and the Principal Collections on the related Servicer Remittance Date, to reimburse the seller, the servicer, or the depositor for expenses incurred and reimbursable pursuant to the sale and servicing agreement,

      (6) to withdraw any amount deposited in the Collection Account and not required to be deposited therein, and

      (7) to clear and terminate the Collection Account upon termination of the sale and servicing agreement.

      In addition, on the Servicer Remittance Date, the servicer will withdraw from the Collection Account and remit to the Indenture Trustee the amount of the Interest Collections, Principal Collections and certain other related amounts to the extent on deposit in the Collection Account, and the Indenture Trustee will deposit the amount in the Payment Account, as described below.

Deposits to the Payment Account

      The indenture trustee will establish and maintain the Payment Account on behalf of the Noteholders and the insurer. The indenture trustee will, promptly upon receipt, deposit in the Payment Account and retain therein:

      (1) the aggregate amount remitted by the servicer to the indenture trustee,

      (2) any amount required to be deposited by the servicer in connection with any losses on investment of funds in the Payment Account, and

      (3) any draws on the Policy, which funds will be uninvested.

Investments of Amounts Held in Accounts

      All funds in the Collection Account and the Payment Account will be invested in permitted investments and all income and gain net of any losses realized from the investment will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Collection Account or the Payment Account in respect of the investments will be deposited by the servicer in the Collection Account or paid to the indenture trustee for deposit into the Payment Account out of the servicer's own funds immediately as realized. The indenture trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Payment Account and made in accordance with the Sale and Servicing Agreement.

Credit Enhancement

      Credit enhancement for the Offered Notes consists of, in addition to the subordination of the Certificates and the Non-Offered Notes, excess cash flow, overcollateralization and the Policy, in each case, as and to the extent described herein.

      Subordination. The rights of holders of the Certificates and the Non-Offered Notes to receive payments with respect to the HELOCs will be subordinated, as and to the extent described herein, to such rights of the Holders of the Offered Notes, as described under "-- Interest Payments," "-- Principal Payments" and "-- Priority of Payments." This subordination is intended to enhance the likelihood of regular receipt by the Holders of the Offered Notes of the full amount of interest and principal payable thereon.

      The limited protection afforded to Holders of the Offered Notes by means of the subordination of the Certificates and the Non-Offered Notes will be accomplished by the preferential right of the Holders of the Offered Notes to receive, prior to any payment being made on any Payment Date in respect of the Certificates and the Non-Offered Notes, the Floating Allocation Percentage of interest and principal collections available for payment, respectively, on such Payment Date.

      Excess Cash Flow. The HELOCs bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes, the fees and expenses of the servicer, the indenture trustee and the owner trustee and the premium amount payable to the insurer. Such excess cash flow from the HELOCs each month will be available to achieve or maintain certain required levels of overcollateralization.

      Overcollateralization. Beginning on the Payment Date in July 2006, all or a portion of Excess Cash Flow will be applied as Accelerated Principal Payments on the Offered Notes on each Payment Date to the extent necessary to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount for such Payment Date. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount is not an obligation of the seller, the depositor, the servicer, the indenture trustee, the insurer, the owner trustee or any other person.

      Insurance Policy. The insurer will issue the Policy for the benefit of the Holders of the Offered Notes, as described under "The Insurer and the Policy" in this prospectus supplement. In the absence of payments under the Policy, Holders of the Offered Notes will directly bear the credit risks associated with their Notes. On the second Business Day following each Determination Date, the indenture trustee shall determine from information in the mortgage loan electronic data file provided by the servicer on such Determination Date, with respect to the immediately following Payment Date, whether a draw is required to be made under the Policy. With respect to each Payment Date, the "Determination Date" is the date which is 3 Business Days prior to such Payment Date or such earlier day as shall be agreed to by the insurer and the indenture trustee.

Allocation of Investor Charge-Off Amounts

      On each Payment Date, the Investor Charge-off Amounts for that Payment Date will be allocated as follows:

      o first, to Excess Cashflow until the Excess Cashflow is reduced to zero;

      o second, to the Overcollateralization Amount until the Overcollateralization Amount is reduced to zero;

      o third, the Class M2 Notes until the Note Principal Amount of the Class M2 Notes is reduced to zero; and

      o fourth, to the Class M1 Notes until the Note Principal Amount of the Class M1 Notes is reduced to zero.

Final Scheduled Payment Date

      The "Final Scheduled Payment Date" for the Offered Notes has been determined to be the Payment Date in June 2036. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC. The actual final Payment Date may be earlier, and could be substantially earlier, than the Final Scheduled Payment Date.

Optional Redemption

      On any Payment Date on which the Notes, prior to giving effect to payments on such date, is less than or equal to 10% of the balance of the Notes as of the Closing Date (such date the "Optional Redemption Date"), the servicer will have the option to purchase the HELOCs and all other property remaining in the trust, subject to certain conditions including (i) the consent of the insurer (if the redemption would result in a draw on the Policy) is obtained and (ii) no Reimbursement Amounts would remain due to the insurer under the insurance agreement. The purchase price will equal the greater of (a) the sum of (i) the aggregate outstanding Principal Balance of the

HELOCs plus accrued interest thereon at the applicable Loan Rate, (ii) any costs and damages incurred by the trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (iii) the fair market value of all other property being purchased and (iv) any unreimbursed servicing advances and certain amounts owed to the servicer, indenture trustee, insurer (including premiums and Reimbursement Amounts), and owner trustee for the related Payment Date, and (b) the sum of (i) the Note Principal Amount of the Class A, Class M1 Notes and Class M2 Notes and interest due thereon (including Deferred Interest) on such Payment Date, (ii) any unreimbursed servicing advances, and certain amounts owed to the servicer, the indenture trustee, the insurer (including premiums and Reimbursement Amounts), and the owner trustee, for the related Payment Date (the "Optional Redemption Purchase Price"). The servicer will be reimbursed from the Optional Redemption Purchase Price for any servicing advances and unpaid Servicing Fees and the indenture trustee and owner trustee will be reimbursed for any unpaid expenses. If such option is exercised, the trust will be terminated (such event, an "Optional Redemption") and the Noteholders will receive a final payment on the Notes on such Payment Date.

Fees and Expenses

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity prior to distributions to noteholders and the source of payments for the fees and expenses:

                                                          General
   Type         Recipient (1)          Amount             Purpose            Source (2)           Frequency
-------------   -------------   ---------------------   ------------   ----------------------   ------------
Servicing Fee   Servicer        0.50% per annum of      Compensation   All collections on the     Monthly
                                the outstanding                        HELOCs
                                principal balance of
                                each HELOC

Additional      Servicer        All late payment        Compensation   Payments made by         Time to time
Servicing                       fees, assumption fees                  obligors with respect
Compensation                    and other similar                      to the HELOCs
                                charges (excluding                     excluding early
                                early termination                      termination fees
                                fees)

                                All investment income   Compensation   Investment income          Monthly
                                earned on amounts on                   related to the
                                deposit in the                         Collection Account and
                                Collection Account                     the Payment Account
                                and Payment Account

                                Excess Proceeds         Compensation   Liquidation proceeds     Time to time
                                                                       and Subsequent
                                                                       Recoveries

Trustee Fee     Indenture       0.005% per annum of     Compensation   All collections on the     Monthly
                Trustee         the outstanding                        HELOCs
                                principal balance of
                                each HELOC

Trustee Fee     Owner Trustee   An annual fee of        Compensation   All collections on the     Monthly
                                $4,000                                 HELOCs

Insurer Fee     Insurer         0.14% per annum of      Compensation   All collections on the     Monthly
                                the Note Principal                     HELOCs
                                Amount of the Class A
                                Notes

----------
(1) If the indenture trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this prospectus supplement. Any change to the fees and expenses described in this prospectus supplement would require an amendment to the sale and servicing agreement.

(2) The servicing fee is generally payable from interest collections on the HELOCs.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

      The weighted average life of, and, if purchased at other than par, the effective yield of the Offered Notes will be affected by the rate and timing of payments of principal on the HELOCs (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related borrowers make draws), the amount and timing of delinquencies and defaults by borrowers, as well as by the application of Accelerated Principal Payments on the Offered Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the HELOCs. The rate of principal payments on the HELOCs will in turn be affected by the amortization schedules of the HELOCs following their draw period, the rate and timing of prepayments thereon by the mortgagors, the enforcement (or lack of enforcement) of "due-on-sale" clauses, liquidations of defaulted HELOCs and optional or required repurchases of HELOCs as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Offered Notes.

      The HELOCs generally may be prepaid in full or in part at any time without penalty. However, substantially all of the HELOCs have early termination fees for a specified period after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law. These early termination fees, if enforced by the servicer, may affect the rate of prepayments on the HELOCs. The prepayment experience of the HELOCs will affect the weighted average life of the Offered Notes.

      No representation is made as to the rate of principal payments on the HELOCs, or as to the yield to maturity of the Offered Notes. An investor is urged to make an investment decision with respect to the Offered Notes based on the anticipated yield to maturity of the Offered Notes resulting from the price and such investor's own determination as to anticipated HELOC prepayment rates. Prospective investors are urged to analyze fully the effect of HELOC prepayments and market conditions on the yield and value of the Offered Notes, before acquiring any Offered Notes. In particular, investors that are required to perform periodic valuations on their investment portfolios should consider the effect of such fluctuations in value. In addition, investors should carefully consider the factors discussed under "Risk Factors -- Limited Information Regarding Prepayment History", "-- Yield to Maturity of Offered Notes May be Affected by Repurchases" and "-- An Optional Redemption May Adversely Affect the Yield on the Offered Notes" in this prospectus supplement.

      Payments of principal of the Notes on any Payment Date depend largely on whether the Payment Date occurs in the Managed Amortization Period or the Rapid Amortization Period. During the Managed Amortization Period, which begins on the Closing Date, the Floating Allocation Percentage of Principal Collections will be applied to acquire Additional Balances for the trust before being applied to payments of principal of the Notes. Noteholders, therefore, can expect a slower rate of payment during this period. However, the Floating Allocation Percentage of Principal Collections may exceed draws on the HELOCs in any given Collection Period and the Floating Allocation Percentage of Principal Collections remaining after the purchase of Additional Balances on each Payment Date will generally be applied to pay principal of the Offered Notes. Depending on the payment experience of the HELOCs, such excess paid to the Noteholders may be substantial on any Payment Date. In addition, approximately 0.20% of the HELOCs by Cut-off Date Principal Balance have original draw periods of five years. As a result, draws will cease to be made on these HELOCs substantially before the end of the Managed Amortization Period, which will increase the amount of Principal Collections used to pay principal of the Notes during the later portion of the Managed Amortization Period.

      Conversely, during the Rapid Amortization Period, which begins immediately after the Managed Amortization Period, the Floating Allocation Percentage of all Principal Collections will be applied to repay the

Offered Notes. Furthermore, to the extent that the Pool Balance has grown due to the acquisition of Additional Balances, the trust may receive Principal Collections in greater amounts than would otherwise be the case, and Noteholders may experience faster rates of repayment than expected during the Rapid Amortization Period.

      In addition, following the Stepdown Date and if no Rapid Amortization Event has occurred, amounts paid as principal of the Notes will be allocated in accordance with formulas designed to maintain the relative balances of the Class A, Class M1 and Class M2 Notes. On each Payment Date, principal allocated to the Notes will be applied sequentially to the classes of Notes as described under "Description of the Notes -- Principal Payments."

      The insurer will require, based upon the terms and conditions described in this prospectus supplement, that the Overcollateralization Amount with respect to the Notes be maintained at the Specified Overcollateralization Amount. The Holders of the Offered Notes may receive a payment of Excess Cash Flow as an Accelerated Principal Payment on any Payment Date that the Specified Overcollateralization Amount exceeds the Overcollateralization Amount. Therefore, the rate of payment of principal of the Notes will be affected by the availability of Excess Cash Flow, and the extent to which such amounts are required to build and maintain overcollateralization. No assurance can be given as to the amount of timing of distributions or Excess Cash Flow on the Notes.

      The rate of prepayment on the HELOCs cannot be predicted. The actual rate of prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may also be influenced by, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment. Neither the seller nor the servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, HELOCs are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein and the HELOCs generally have termination fees for three years after origination, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. All of the HELOCs contain "due-on-sale" provisions and the servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related HELOC. See "Certain Legal Aspects of the Mortgage Loans--Due-on-sale Clauses" in the accompanying prospectus.

Effect of Overcollateralization Feature

      The weighted average life of the Offered Notes will also be influenced by the amount of Excess Cash Flow applied to principal payments with respect to the Offered Notes as described below.

      Accelerated Principal Payments will be paid on the Offered Notes in reduction of the Note Principal Amount of the Offered Notes on each Payment Date if the Specified Overcollateralization Amount exceeds the related Overcollateralization Amount on such Payment Date. If an Offered Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Noteholder. If the actual rate of Accelerated Principal Payments on the Offered Notes applied in reduction of the Note Principal Amount is slower than the rate anticipated by an investor who purchases such Offered Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the Note Principal Amount of the Offered Notes is faster than the rate anticipated by an investor who purchases such Offered Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash Flow which is available to fund Accelerated Principal Payments on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the HELOCs during the related Collection Period and allocated to the Notes on that Payment Date and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of HELOCs.

      Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the HELOCs ("CPR") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the HELOCs for the life of such HELOCs. CPR does not purport to be either a historical description of the prepayment experience of any mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the HELOCs.

      The tables set forth in Annex II-B to this prospectus supplement were prepared based on the following assumptions:

      (i) the payments are made in accordance with the description set forth under "Description of the Notes -- Payments on the Notes";

      (ii) payments of principal and interest on the Notes will be made on the 28th day of each calendar month regardless of the day on which the Payment Date actually occurs, beginning in July 2006;

      (iii) no extension past the scheduled maturity date of a HELOC is made;

      (iv) no delinquencies or losses occur on the HELOCs;

      (v) prepayments are calculated under each of the scenarios as set forth on Annex II-B to this prospectus supplement before giving effect to draws;

      (vi) monthly draws are calculated at a constant draw rate of 10% before giving effect to prepayments;

      (vii) each HELOC is subject to a maximum credit utilization rate of 100%;

      (viii) the scheduled due date of the HELOCs is the first day of each month commencing in July 2006;

      (ix) the Closing Date is June 27, 2006;

      (x) for each Payment Date LIBOR is 5.34% and the prime rate is 8.00%;

      (xi) no Rapid Amortization Event occurs;

      (xii) the rate at which the Servicing Fee, the insurer premium, and the Indenture Trustee Fee is calculated is 0.50%, 0.14% and 0.005% per annum, respectively, and the owner trustee Fee is $333 on each Payment Date;

      (xiii) the Specified Overcollateralization Amount is as described herein;

      (xiv) the minimum payment due on each HELOC during the draw and repayment period is equal to the accrued but unpaid interest on such HELOC;

      (xv) no scheduled payment of principal is due during the repayment period; and

      (xvi) the HELOCs are aggregated into assumed HELOCs having the characteristics set forth on Annex II-A of this prospectus supplement.

      Subject to the foregoing discussion and assumptions, the tables set forth in Annex II-B to this prospectus supplement indicate the weighted average lives of the Offered Notes and set forth the percentages of the Note Principal Amount of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR. The weighted average life of the Offered Notes is determined by (1) multiplying the net reduction, if any, of the applicable Note Principal Amount by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Note Principal Amount described in (1) above.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

      The trust agreement provides that the trust (exclusive of the obligation to pay and the right to receive Deferred Interest) will be comprised of two REMICs (an "Upper-Tier REMIC" and a "Lower-Tier REMIC") in a tiered REMIC structure. In the opinion of Mayer, Brown, Rowe & Maw LLP, assuming compliance with the trust agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code") and the Class A Notes, exclusive of the right to receive Deferred Interest, will represent ownership of "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code. The Class L Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in the Lower-Tier REMIC, and the Class R Certificates will evidence ownership of the sole class of residual interest in the Upper-Tier REMIC.

Tax Treatment of the Class A Notes

      For federal income tax purposes, a beneficial owner of a Class A Note will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that note and (ii) as having entered into a limited recourse notional principal contract (the "Cap Contract"). The REMIC regular interest corresponding to a Class A Note will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class A Note to which it corresponds, except that the interest payments will be determined without regard to payments of any Deferred Interest. Any amount paid on a Class A Note in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Class A Note will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences--REMIC Securities" in the accompanying prospectus. In addition, each beneficial owner of a Class A Note will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--The Cap Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Class A Note.

      Allocations. A beneficial owner of a Class A Note must allocate its purchase price for the note between its components -- the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of a Class A Note, the beneficial owner of the certificate must allocate the amount realized between the components of the note based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Class A Note is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Material Federal Income Tax Consequences--REMIC Securities" in the accompanying prospectus.

      Original Issue Discount. The REMIC regular interest component of a Class A Note may be issued with OID. A beneficial owner of a Class A Note must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences--REMIC Securities" in the accompanying prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 50% CPR and a constant draw rate of 10%. See "Yield, Maturity and Prepayment Considerations" above. No representation is made that the HELOCs will prepay, or that additional draws on the HELOCs will be made at these rates or at any other rates.

      The Cap Contract Components. The portion of the overall purchase price of a Class A Note attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Class A Note.

      Any payments to a beneficial owner of a Class A Note of Deferred Interest will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass through entity" (other than in connection with such individual's trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

      Status of the Class A Notes. The REMIC regular interest components of Class A Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Class A Notes will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Class A Notes will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code, or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Class A Notes generally will not be a suitable investment for a REMIC.

Penalty Protection

      If penalties were asserted against purchasers of the Class A Notes in respect of their treatment of the Class A Notes for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the accompanying prospectus may not meet the conditions necessary for the purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described under "Certain Federal Income Tax Considerations" above, prospective investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Notes.

                              ERISA CONSIDERATIONS

General

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement, including a so-called "Keogh" plan, an individual retirement account or educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a "Plan"), and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

      Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

      Although there is little guidance on the subject, assuming the offered Notes constitute debt for local law purposes, at the time of their issuance, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Although the issuing entity will not receive any opinion with respect to the debt status of the Offered Notes for tax purposes, the determination under ERISA is based in part upon certain debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other significant equity features. The debt treatment of the Offered Notes could change if the trust incurs losses. Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

      The acquisition or holding of any Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions ("prohibited transaction class exemptions" or "PTCEs") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire any Offered Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an "in-house asset manager") ("Investor-Based Exemptions"). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code ("Similar Law"), such plans, together with Plans, referred to herein as "Benefit Plans."

      The Offered Notes should not be purchased with the assets of a Benefit Plan if the seller, the depositor, the indenture trustee, the owner trustee, the Administrator, the underwriters or any of their respective affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption and will not cause a non-exempt violation of any Similar Law.

      Prospective Benefit Plan investors in Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

      Each purchaser and transferee of an Offered Note will be deemed to represent and warrant that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Offered Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not result in a non-exempt violation of any Similar Law.

                         LEGAL INVESTMENT CONSIDERATIONS

      Although, as a condition to their issuance, the Offered Notes will be rated in the highest rating category of the Rating Agencies, the Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because the mortgages securing the HELOCs include second mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first HELOCs may not be legally authorized to invest in the Offered Notes.

      The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of the Offered Notes may be viewed as "complex securities." The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk management, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

                                 USE OF PROCEEDS

      The depositor will apply the net proceeds of the sale of the Offered Notes against the purchase price of the HELOCs.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement dated June 26, 2006 (the "Underwriting Agreement") among the depositor, the sponsor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase from the depositor, all of the Offered Notes.

      The depositor is obligated to sell, and each underwriter has, severally but not jointly, agreed to purchase the principal amount the Offered Notes set forth opposite its name below:

        Underwriter                       Class A Notes Principal Amount
        -----------                       ------------------------------

        Lehman Brothers, Inc.                      $389,323,200

        Bear, Stearns & Co. Inc.                   $ 63,265,020

        UBS Securities LLC                         $ 24,332,700

        IndyMac Securities Corporation                9,733,080
                                                   ------------

        Total                                      $486,654,000

      The depositor has been advised by the underwriters that they propose initially to offer the Offered Notes to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of 0.10% of the Note Principal Amount of the Offered Notes. The underwriters may allow and such dealers may reallow a reallowance discount, not in excess of 0.12% of the Note Principal Amount of the Offered Notes, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

      Until the distribution of the Offered Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Offered Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Notes.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the depositor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above may have on the prices of the Offered Notes. In addition, neither the depositor nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Underwriting Agreement provides that the depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Act.

      Expenses incurred by the depositor in connection with this offering and the sale of the Non-Offered Notes are expected to be approximately $1,698,308.

      Neither the Non-Offered Notes nor the Certificates are offered hereby.

                                LEGAL PROCEEDINGS

      There are no material legal or governmental proceedings pending against the seller, the depositor, the indenture trustee, the owner trustee, the trust or the insurer, or of which any property of the foregoing is subject, that is material to holders of the Offered Notes nor is the depositor aware of any proceedings of this type contemplated by any governmental authorities.

                                  LEGAL MATTERS

      Certain legal matters with respect to the securities will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York and the underwriters by McKee Nelson LLP, New York, New York. Certain legal matters will be passed upon for the seller, the depositor and the servicer by in-house counsel for such parties and by Mayer, Brown, Rowe & Maw LLP, New York, New York. Certain legal matters will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                     EXPERTS

      The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference in this prospectus supplement, and in the registration statement upon the authority of that firm as experts in accounting and auditing. The report of KPMG LLP refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.

                                     RATINGS

      It is a condition to the issuance of the Offered Notes that they have the applicable ratings indicated under "Initial Note Ratings" in the table on page S-5 by each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and together with Moody's, the "Rating Agencies").

      The ratings of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by Holders of Offered Notes of Payments in the amount of scheduled payments on the HELOCs. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

      The ratings assigned to the Offered Notes will depend primarily upon the creditworthiness of the insurer. Any reduction in a rating assigned to the financial strength of the insurer below the ratings initially assigned to the Offered Notes may result in a reduction of one or more of the ratings assigned to the Offered Notes. Any downward revision or withdrawal of any of the ratings assigned to the Offered Notes may have an adverse effect on the market price of the Offered Notes. The insurer does not guaranty the market price of the Offered Notes nor does it guaranty that the ratings on the Offered Notes will not be revised or withdrawn.

      The ratings do not address the likelihood that any Deferred Interest will be paid to Holders of the Offered Notes from Excess Cash Flow.

      The depositor has not requested a rating of the Offered Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

      The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Offered Notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the Offered Notes.

                             INDEX OF DEFINED TERMS

Accelerated Principal Payment .........................................      56
Additional Balances ...................................................      55
administrator .........................................................      48
Agreements ............................................................      41
Ambac .................................................................      39
Ambac Financial Group .................................................      39
Anniversary Year ......................................................      60
Available Funds .......................................................      58
AVM ...................................................................      28
BBA ...................................................................      54
Beneficial Owner ......................................................      52
Benefit Plans .........................................................      72
Book-Entry Notes ......................................................      52
Business Day ..........................................................      52
Cap Contract ..........................................................      69
Certificateholders ....................................................      59
Certificates ..........................................................      51
Charged-Off HELOC .....................................................      60
Charge-Off Amount .....................................................      60
Class A Holder ........................................................      41
Class A Principal Payment Amount ......................................      54
Class A Target Amount .................................................      54
Class M1 Principal Payment Amount .....................................      60
Class M1 Target Amount ................................................      60
Class M2 Principal Payment Amount .....................................      60
Class M2 Target Amount ................................................      60
Closing Date ..........................................................      51
CLTV ..................................................................      22
CMC ...................................................................      30
Code ..................................................................      69
Collection Account ....................................................      62
Collection Period .....................................................      53
combined loan-to-value ratio ..........................................      22
Controlling Class Notes ...............................................      48
CPR ...................................................................      68
Credit Enhancement Percentage .........................................      56
Credit Line Agreements ................................................      22
Cut-Off Date ..........................................................      22
Cut-Off Date Principal Balance ........................................      60
DBNTC .................................................................      36
Deferred Interest .....................................................      53
Deficiency Amount .....................................................      41
Definitive Note .......................................................      52
depositor .............................................................      51
Designated Telerate Page ..............................................      54
Determination Date ....................................................      64
Direct Channel ........................................................      25
DTC ...................................................................      52
Eligible Substitute Mortgage Loan .....................................      24
ERISA .................................................................      71
Events of Servicing Termination .......................................      45
Excess Cash Flow ......................................................      56
Fannie Mae ............................................................      30
FDIA Rule .............................................................      50
FDR ...................................................................      30
Final Scheduled Payment Date ..........................................      65
Floating Allocation Percentage ........................................      55
Freddie Mac ...........................................................      30
HELOC Schedule ........................................................      44
HELOCs ................................................................      21
HUD ...................................................................      30
indenture .............................................................      51
indenture trustee .....................................................      36
Indenture Trustee Expense Amount ......................................      61
IndyMac Bancorp .......................................................      29
IndyMac Bank ..........................................................  21, 29
IndyMac Holdings ......................................................      29
Initial Invested Amount ...............................................      55
insurance agreement ...................................................  41, 46
Insurance Events of Default ...........................................      46
Insured Amount ........................................................      41
insurer ...............................................................      41
Insurer Default .......................................................      58
Interest Accrual Period ...............................................      53
Interest Collections ..................................................      61
Interest Payment Amount ...............................................      53
Interest Settlement Rate ..............................................      54
Invested Amount .......................................................      55
Investor Charge-off Amount ............................................      55
Investor-Based Exemptions .............................................      72
IRS ...................................................................      70
issuing entity ........................................................      35
ITA Program ...........................................................      25
Late Payment Rate .....................................................      62
LIBOR .................................................................      54
LIBOR Business Day ....................................................      54
LIBOR Determination Date ..............................................      54
Liquidated HELOC ......................................................      61
Loan Rate .............................................................      61
Lower-Tier REMIC ......................................................      69
Managed Amortization Period ...........................................      54
Maximum Insured Amount ................................................      41
Maximum Principal Payment .............................................      55
Maximum Rate ..........................................................      53
Moody's ...............................................................      73
mortgage loan purchase agreement ......................................      21
Net Principal Collections .............................................      55
Non-Offered Notes .....................................................      51
Nonpayment ............................................................      42
Note Principal Amount .................................................      61
Note Rate .............................................................      53
Notes .................................................................      51
Notice ................................................................      42
Offered Notes .........................................................      51

Optional Redemption ...................................................      65
Optional Redemption Date ..............................................      65
Optional Redemption Purchase Price ....................................      65
Order .................................................................      42
Overcollateralization Amount ..........................................      55
Overcollateralization Deficit .........................................      61
owner trustee .........................................................      36
Paying Agent ..........................................................      62
Payment Account .......................................................      58
Payment Date ..........................................................      52
Plan ..................................................................      71
Plan Assets Regulation ................................................      71
Policy ................................................................  41, 53
Pool Balance ..........................................................      61
Preference Amount .....................................................      42
Premium ...............................................................      41
Principal Balance .....................................................      61
Principal Collections .................................................      61
Principal Payment Amount ..............................................      55
PTCEs .................................................................      72
Purchase Price ........................................................      24
Rapid Amortization Event ..............................................      56
Rapid Amortization Period .............................................      55
Rating Agencies .......................................................      73
Record Date ...........................................................      52
Recordation Event .....................................................      45
Registrar .............................................................      52
Reimbursement Amount ..................................................      43
Related Documents .....................................................      44
S&P ...................................................................      73
sale and servicing agreement ..........................................      21
Securityholders .......................................................      45
Servicer Remittance Date ..............................................      62
Servicing Advances ....................................................      63
Servicing Fee .........................................................      32
Servicing Fee Rate ....................................................      32
Similar Law ...........................................................      72
SMMEA .................................................................      72
Specified Overcollateralization Amount ................................      55
Stepdown Date .........................................................      56
TB 13a ................................................................      72
Trigger Event .........................................................      55
trust .................................................................      35
trust agreement .......................................................      51
Upper-Tier REMIC ......................................................      69

                                                                         ANNEX I

                               PRINCIPAL BALANCES

                                                             Percentage                                        Weighted
                                               Aggregate     of Cut-Off               Weighted                  Average
                                 Number of    Outstanding       Date       Weighted    Average    Average      Combined
Range of Principal Balances      Mortgage      Principal      Principal    Average     Credit    Principal   Loan-to-Value
($)                                Loans        Balance       Balance     Loan Rate    Score      Balance        Ratio
------------------------------   ---------   -------------   ----------   ---------   --------   ---------   -------------
0.00 - 9,999.99 ..............       103     $     834,164      0.17%       6.875%      722      $   8,099        71.98%
10,000.00 - 25,000.00 ........       787        14,902,446      2.98        7.270       716         18,936        75.27
25,000.01 - 50,000.00 ........     1,855        69,202,684     13.84        7.302       710         37,306        82.13
50,000.01 - 100,000.00 .......     2,195       154,701,159     30.95        7.379       710         70,479        84.19
100,000.01 - 200,000.00 ......     1,302       180,850,273     36.18        6.834       715        138,902        83.44
200,000.01 - 300,000.00 ......       225        51,057,544     10.21        6.629       733        226,922        75.51
300,000.01 - 500,000.00 ......        57        21,572,473      4.32        6.665       744        378,464        68.06
500,000.01 - 750,000.00 ......         9         4,803,530      0.96        7.305       724        533,726        66.01
750,000.01 - 1,000,000.00 ....         2         1,977,848      0.40        9.372       665        988,924        78.96
                                   -----     -------------    ------        -----       ---      ---------        -----
Total: .......................     6,535     $ 499,902,120    100.00%       7.067%      716      $  76,496        81.57%
                                   =====     =============    ======

                                OCCUPANCY TYPE(1)

                                                             Percentage                                        Weighted
                                               Aggregate     of Cut-Off               Weighted                  Average
                                 Number of    Outstanding       Date       Weighted    Average    Average      Combined
                                  Mortgage     Principal     Principal     Average     Credit    Principal   Loan-to-Value
Occupancy Type                     Loans        Balance       Balance     Loan Rate     Score     Balance        Ratio
------------------------------   ---------   -------------   ----------   ---------   --------   ---------   -------------
Primary Home .................     6,129     $ 472,357,699     94.49%       7.074%      716      $  77,069        81.79%
Investment ...................       266        17,871,939      3.58        6.894       717         67,188        75.77
Second Home ..................       140         9,672,481      1.93        7.045       711         69,089        81.82
                                   -----     -------------    ------        -----       ---      ---------        -----
Total: .......................     6,535     $ 499,902,120    100.00%       7.067%      716      $  76,496        81.57%
                                   =====     =============    ======

(1) Based upon representation of the related mortgagors at the time of origination.

                                    Annex I-1

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

      The combined loan-to-value ratio in the following table is a fraction whose (x) numerator is the sum of (i) the credit limit of the HELOCs and (ii) any original principal balances of mortgage loans senior to the HELOCs and (y) the denominator is (i) the lesser of the sales price or the appraised value of the related mortgaged property, in the case of purchase money HELOCs and (ii) the appraised value, in the case of HELOCs other than purchase money HELOCs.

                                                          Percentage                                        Weighted
                                            Aggregate     of Cut-Off               Weighted                 Average
Range of Original             Number of    Outstanding       Date      Weighted     Average    Average      Combined
Combined                       Mortgage     Principal      Principal    Average     Credit    Principal   Loan-to-Value
Loan-to-Value Ratios (%)        Loans        Balance        Balance    Loan Rate     Score     Balance        Ratio
---------------------------   ---------   ------------    ----------   ---------   --------   ---------   -------------
0.01 - 70.00 ..............     1,156     $ 94,812,914       18.97%      6.718%       731      $82,018        56.54%
70.01 - 75.00 .............       323       27,381,761        5.48       6.396        728       84,773        73.13
75.01 - 80.00 .............     1,006       90,991,171       18.20       6.710        722       90,448        79.01
80.01 - 85.00 .............       357       23,794,627        4.76       7.121        706       66,652        83.54
85.01 - 90.00 .............     2,579      165,250,121       33.06       7.367        704       64,075        89.44
90.01 - 95.00 .............       693       53,743,320       10.75       7.207        705       77,552        94.39
95.01 - 100.00 ............       421       43,928,207        8.79       7.646        729      104,343        99.82
                                -----     ------------      ------       -----        ---      -------        -----
Total: ....................     6,535     $499,902,120      100.00%      7.067%       716      $76,496        81.57%
                                =====     ============      ======

      The weighted average original combined loan-to-value ratio of the HELOCs as of the Cut-off Date is 81.57%.

                                  LOAN PURPOSE

                                                          Percentage                                        Weighted
                                            Aggregate     of Cut-Off               Weighted                 Average
                              Number of    Outstanding       Date      Weighted     Average    Average      Combined
                               Mortgage     Principal      Principal    Average     Credit    Principal   Loan-to-Value
Purpose                         Loans        Balance        Balance    Loan Rate     Score     Balance        Ratio
---------------------------   ---------   ------------    ----------   ---------   --------   ---------   -------------
Cash-Out Refinance ........     4,905     $375,710,712       75.16%      6.907%       715      $76,597        78.38%
Purchase ..................     1,264      102,283,556       20.46       7.377        722       80,921        91.51
Rate/Term Refinance .......       366       21,907,853        4.38       8.360        707       59,858        89.97
                                -----     ------------      ------       -----        ---      -------        -----
Total: ....................     6,535     $499,902,120      100.00%      7.067%       716      $76,496        81.57%
                                =====     ============      ======

                                  PROPERTY TYPE

                                                          Percentage                                        Weighted
                                            Aggregate     of Cut-Off               Weighted                 Average
                              Number of    Outstanding       Date      Weighted     Average    Average      Combined
                               Mortgage     Principal      Principal    Average     Credit    Principal   Loan-to-Value
Property Type                   Loans        Balance        Balance    Loan Rate     Score     Balance        Ratio
---------------------------   ---------   ------------    ----------   ---------   --------   ---------   -------------
Single Family .............     4,063     $318,504,032       63.71%      7.194%       718     $ 78,391        80.15%
Planned Unit Development ..     1,166       96,618,953       19.33       7.069        713       82,864        85.14
Condominium ...............       728       43,711,077        8.74       7.203        719       60,043        85.09
SF Detached ...............       373       24,321,231        4.87       5.161        701       65,204        79.16
2 Family ..................       135       11,341,607        2.27       6.797        705       84,012        83.46
4 Family ..................        10        1,941,676        0.39       9.338        703      194,168        78.79
Condo Low Rise ............        37        1,665,415        0.33       5.769        703       45,011        84.20
SF Attached ...............        15          818,058        0.16       5.225        705       54,537        82.44
3 Family ..................         4          746,952        0.15      10.133        721      186,738        70.56
Condo High Rise ...........         4          233,119        0.05       5.268        695       58,280        79.90
                                -----     ------------      ------       -----        ---     --------        -----
Total: ....................     6,535     $499,902,120      100.00%      7.067%       716     $ 76,496        81.57%
                                =====     ============      ======

                                   Annex I-2

                             GEOGRAPHIC DISTRIBUTION

      The geographic locations used for the following table were determined by the property address for the mortgaged property securing the related HELOC.

                                                          Percentage                                        Weighted
                                            Aggregate     of Cut-Off               Weighted                 Average
                              Number of    Outstanding       Date      Weighted     Average    Average      Combined
                              Mortgage      Principal      Principal    Average     Credit    Principal   Loan-to-Value
State                           Loans        Balance        Balance    Loan Rate     Score     Balance       Ratio
-----------------------       ---------   ------------    ----------   ---------   --------   ---------   -------------
California ............         3,535     $311,912,193       62.39%      7.091%       717      $88,235        81.23%
Florida ...............           464       27,687,529        5.54       6.799        706       59,671        82.06
Arizona ...............           257       20,322,317        4.07       6.919        724       79,075        83.43
New York ..............           302       19,334,474        3.87       6.936        710       64,021        79.90
Virginia ..............           239       15,797,256        3.16       7.181        709       66,097        85.64
Nevada ................           191       12,465,444        2.49       7.547        712       65,264        83.32
Maryland ..............           183       12,108,937        2.42       7.394        712       66,169        82.58
New Jersey ............           208       11,306,850        2.26       7.187        711       54,360        79.57
Washington ............           110        7,588,048        1.52       6.937        721       68,982        84.18
Illinois ..............           120        7,116,100        1.42       6.844        721       59,301        81.50
Colorado ..............            99        6,435,451        1.29       6.873        714       65,005        86.05
Hawaii ................            80        6,371,236        1.27       6.512        719       79,640        74.93
Massachusetts .........            96        5,274,768        1.06       7.111        709       54,945        81.20
Pennsylvania ..........            74        3,934,550        0.79       6.539        709       53,170        81.32
Connecticut ...........            60        3,553,622        0.71       6.847        716       59,227        74.61
Oregon ................            52        3,510,924        0.70       7.606        728       67,518        85.56
Minnesota .............            48        2,948,165        0.59       6.973        714       61,420        81.12
North Carolina ........            35        2,320,490        0.46       6.492        710       66,300        84.11
Michigan ..............            46        2,189,203        0.44       6.775        705       47,591        86.05
Utah ..................            29        1,552,504        0.31       6.331        711       53,535        87.12
Washington, D.C .......            18        1,489,007        0.30       6.650        729       82,723        83.64
Georgia ...............            32        1,432,440        0.29       7.061        711       44,764        90.81
Missouri ..............            21        1,338,386        0.27       7.105        727       63,733        88.40
Rhode Island ..........            25        1,256,852        0.25       7.441        708       50,274        83.14
South Carolina ........            21        1,187,640        0.24       7.096        711       56,554        92.40
Ohio ..................            25        1,001,942        0.20       7.395        720       40,078        84.92
Idaho .................            23          981,592        0.20       7.603        712       42,678        73.49
West Virginia .........            16          975,294        0.20       7.354        737       60,956        75.85
New Hampshire .........            16          747,045        0.15       7.986        699       46,690        76.94
Montana ...............            10          743,296        0.15       8.307        702       74,330        78.65
Other .................           100        5,018,564        1.00       7.272        723       50,186        76.37
                                -----     ------------      ------       -----        ---      -------        -----
Total: ................         6,535     $499,902,120      100.00%      7.067%       716      $76,496        81.57%
                                =====     ============      ======

                                    Annex I-3

                              CURRENT CREDIT SCORES

                                                                                                               Weighted
                                            Aggregate     Percentage of               Weighted                  Average
                              Number of    Outstanding     Cut-Off Date    Weighted   Average     Average      Combined
Range of Credit Score          Mortgage     Principal       Principal      Average     Credit    Principal     Loan-to-
Rating                          Loans        Balance         Balance      Loan Rate     Score     Balance     Value Ratio
---------------------------   ---------   -------------   -------------   ---------   --------   ---------   ------------
0 - 660 ...................       716     $  46,251,547        9.25%        7.732%       642     $  64,597      82.72%
661 - 670 .................       520        37,985,813        7.60         7.550        666        73,050      83.82
671 - 680 .................       478        33,800,384        6.76         7.272        676        70,712      83.62
681 - 690 .................       545        39,161,851        7.83         7.148        685        71,857      83.80
691 - 700 .................       480        34,658,550        6.93         7.145        695        72,205      84.99
701- 710 ..................       570        44,640,803        8.93         7.127        706        78,317      84.43
711 - 720 .................       512        43,437,410        8.69         6.852        716        84,839      83.46
721 - 730 .................       427        35,371,757        7.08         6.924        725        82,838      81.19
731-740 ...................       403        33,243,813        6.65         6.833        735        82,491      82.86
741 >= ....................     1,884       151,350,192       30.28         6.786        770        80,334      77.26
                                -----     -------------      ------         -----        ---     ---------      -----
Total: ....................     6,535     $ 499,902,120      100.00%        7.067%       716     $  76,496      81.57%
                                =====     =============      ======

      The weighted average credit score of the HELOCs as of the Cut-off Date is 716.

                                  CREDIT LIMITS

                                                                                                               Weighted
                                            Aggregate     Percentage of               Weighted                  Average
                              Number of    Outstanding     Cut-Off Date    Weighted   Average     Average      Combined
                               Mortgage     Principal       Principal      Average     Credit    Principal     Loan-to-
Range of Credit Limits ($)      Loans        Balance         Balance      Loan Rate     Score     Balance     Value Ratio
---------------------------   ---------   -------------   -------------   ---------   --------   ---------   ------------
<= 30,000.00 ..............       807      $ 16,571,552        3.31%        7.543%       711     $  20,535      78.89%
30,000.01 - 50,000.00 .....     1,362        49,931,720        9.99         7.483        706        36,661      83.49
50,000.01 - 70,000.00 .....       997        54,139,021       10.83         7.558        705        54,302      87.06
70,000.01 - 90,000.00 .....       749        50,998,889       10.20         7.474        707        68,089      86.66
90,000.01 - 110,000.00 ....       796        61,497,065       12.30         7.112        715        77,258      81.08
110,000.01 - 130,000.00....       305        31,262,732        6.25         6.992        714       102,501      88.21
130,000.01 - 150,000.00 ...       498        56,235,323       11.25         6.886        713       112,922      82.63
150,000.01 - 170,000.00 ...       138        19,508,085        3.90         6.976        714       141,363      87.08
170,000.01 - 190,000.00 ...       146        21,875,631        4.38         6.947        713       149,833      86.99
190,000.01 >= .............       737       137,882,101       27.58         6.618        730       187,086      73.81
                                -----     -------------      ------         -----        ---     ---------      -----
Total: ....................     6,535     $ 499,902,120      100.00%        7.067%       716     $  76,496      81.57%
                                =====     =============      ======

      The average credit limit of the HELOCs as of the Cut-off Date is $95,181.

                                    Annex I-4

                        CREDIT LIMIT UTILIZATION RATES(1)

      The credit limit utilization rates in the following table were determined by dividing the principal balances as of the Cut-off Date by the credit limits of the related HELOCs.

                                                                                                                Weighted
                                           Aggregate     Percentage of                 Weighted                 Average
                             Number of    Outstanding     Cut-Off Date     Weighted     Average    Average      Combined
Range of Credit Limit         Mortgage     Principal       Principal       Average      Credit    Principal     Loan-to-
Utilization Rate (%)           Loans        Balance         Balance       Loan Rate      Score     Balance    Value Ratio
------------------------     ---------   -------------   -------------    ---------    --------   ---------   -----------
0.00 - 74.99 ...........       1,796     $  97,262,667       19.46%         6.625%        732     $  54,155      73.13%
75.00 - 79.99 ..........         181        14,157,526        2.83          7.094         730        78,218      76.25
80.00 - 84.99 ..........         202        16,951,378        3.39          6.837         727        83,918      71.31
85.00 - 89.99 ..........         190        17,824,611        3.57          7.122         719        93,814      75.67
90.00 - 94.99 ..........         234        20,977,105        4.20          6.981         720        89,646      76.11
95.00 - 99.99 ..........       1,400       108,119,067       21.63          6.682         712        77,228      83.10
100.00 - 100.00 ........          74         8,936,557        1.79          6.338         719       120,764      82.39
100.00 - 109.00 ........       2,458       215,673,208       43.14          7.509         709        87,743      86.76
                               -----     -------------      ------          -----         ---     ---------      -----
Total: .................       6,535     $ 499,902,120      100.00%         7.067%        716     $  76,496      81.57%
                               =====     =============      ======

(1) Some of the HELOCs have principal balances that are above their respective credit limits. This excess is primarily reflecting the fact that the principal balance reported in this table include not only principal but also unpaid accrued interest and any unpaid fees. None of the HELOCs in the pool is more than 30 days delinquent and any balance above the credit limit is reasonably expected to be collected in the normal course of servicing.

      The weighted average credit limit utilization rate of the HELOCs as of the Cut-off Date is 80.37%.

                        ORIGINAL STATED TERM TO MATURITY

                                                                                                                Weighted
                                           Aggregate     Percentage of                 Weighted                 Average
Range of Original Stated     Number of    Outstanding     Cut-Off Date     Weighted     Average    Average      Combined
Term to Maturity              Mortgage     Principal       Principal       Average      Credit    Principal     Loan-to-
(Months)                       Loans        Balance         Balance       Loan Rate      Score     Balance    Value Ratio
------------------------     ---------   -------------   -------------    ---------    --------   ---------   -----------
97 - 120 ...............          57     $   3,913,289        0.78%         9.026%        726     $  68,654      77.08%
169 - 192 ..............          47         3,711,083        0.74          9.493         723        78,959      88.26
217 - 240 ..............       5,550       430,294,479       86.08          6.683         718        77,531      80.68
289 - 312 ..............         872        60,714,443       12.15          9.484         701        69,627      87.82
337 - 360 ..............           9         1,268,825        0.25          8.488         735       140,981      80.37
                               -----     -------------      ------          -----         ---     ---------      -----
Total: .................       6,535     $ 499,902,120      100.00%         7.067%        716     $  76,496      81.57%
                               =====     =============      ======

      The weighted average original stated term to maturity of the HELOCs as of the Cut-off Date is 246 months.

                                   Annex I-5

                       REMAINING STATED TERM TO MATURITY

                                                                                                                Weighted
                                           Aggregate     Percentage of                 Weighted                 Average
Range of Remaining           Number of    Outstanding     Cut-Off Date     Weighted     Average    Average     Combined
Stated Term to Maturity       Mortgage     Principal       Principal       Average      Credit    Principal     Loan-to-
(Months)                       Loans        Balance         Balance       Loan Rate      Score     Balance    Value Ratio
------------------------     ---------   -------------   -------------    ---------    --------   ---------   -----------
85 - 96 ................          21     $   1,570,862        0.31%         8.285%        733     $  74,803      68.06%
97 - 108 ...............          13           820,953        0.16          8.550         734        63,150      73.64
109 - 120 ..............          23         1,521,474        0.30         10.050         716        66,151      88.24
157 - 168 ..............           6           430,802        0.09          9.785         703        71,800      88.63
169 - 180 ..............          41         3,280,281        0.66          9.455         726        80,007      88.21
181 - 192 ..............           1            25,842        0.01          8.750         809        25,842      90.00
193 - 204 ..............           5           212,833        0.04          8.502         751        42,567      61.61
205 - 216 ..............          36         1,703,109        0.34          8.069         753        47,309      66.58
217 - 228 ..............         261        13,962,910        2.79          8.526         717        53,498      70.78
229 - 240 ..............       5,247       414,389,785       82.89          6.614         718        78,977      81.08
265 - 276 ..............           2            86,269        0.02          8.578         767        43,134      86.01
277 - 288 ..............         102        12,827,748        2.57          9.478         669       125,762      81.27
289 - 300 ..............         768        47,800,426        9.56          9.488         710        62,240      89.58
325 - 336 ..............           1            20,048        0.00          8.750         786        20,048      34.00
337 - 348 ..............           1            90,248        0.02          8.750         614        90,248     100.00
349 - 360 ..............           7         1,158,529        0.23          8.464         743       165,504      79.64
                               -----     -------------      ------         ------         ---     ---------     ------
Total: .................       6,535     $ 499,902,120      100.00%         7.067%        716     $  76,496      81.57%
                               =====     =============      ======

      The weighted average remaining stated term to maturity of the HELOCs as of the Cut-off Date is 242 months.

                              ORIGINAL DRAW PERIOD

                                                                                                                Weighted
                                            Aggregate    Percentage of                 Weighted                 Average
                             Number of    Outstanding     Cut-Off Date     Weighted     Average    Average      Combined
Original Draw Period          Mortgage     Principal       Principal       Average      Credit    Principal     Loan-to-
(Months)                       Loans        Balance         Balance       Loan Rate      Score     Balance    Value Ratio
------------------------     ---------   -------------   -------------    ---------    --------   ---------   -----------
60 .....................          13     $     987,860        0.20%        10.249%        691     $  75,989      86.83%
120 ....................       6,472       494,810,067       98.98          7.039         716        76,454      81.53
180 ....................          40         3,331,505        0.67          9.196         721        83,288      85.29
300 ....................          10           772,688        0.15         11.566         700        77,269      88.13
                               -----     -------------      ------         ------         ---     ---------      -----
Total: .................       6,535     $ 499,902,120      100.00%         7.067%        716     $  76,496      81.57%
                               =====     =============      ======

      The weighted average original draw period of the HELOCs as of the Cut-off Date is 121 months.

                                   Annex I-6

                              FULLY-INDEXED MARGIN

                                                          Percentage                                        Weighted
                                            Aggregate     of Cut-Off               Weighted                  Average
                              Number of    Outstanding       Date      Weighted     Average    Average      Combined
                              Mortgage      Principal      Principal    Average     Credit    Principal   Loan-to-Value
Range of Margins (%)            Loans        Balance        Balance    Loan Rate     Score     Balance        Ratio
---------------------------   ---------   -------------   ----------   ---------   --------   ---------   -------------
<= 0.000 ..................     1,092     $  91,168,562      18.24%      6.552%       753     $  83,488       67.05%
0.001 - 0.500 .............     1,368       120,760,281      24.16       6.598        732        88,275       76.80
0.501 - 1.000 .............       979        76,081,835      15.22       7.014        718        77,714       84.71
1.001 - 1.500 .............       953        64,388,380      12.88       7.104        712        67,564       86.99
1.501 - 2.000 .............       630        45,696,072       9.14       7.231        696        72,533       89.34
2.001 - 2.500 .............       554        39,315,128       7.86       7.445        683        70,966       89.87
2.501 - 3.000 .............       360        24,447,832       4.89       7.658        675        67,911       91.63
3.001 - 3.500 .............       332        20,741,907       4.15       8.393        668        62,476       91.04
3.501 - 4.000 .............       148        10,007,735       2.00       9.209        669        67,620       91.82
4.001 - 4.500 .............        78         5,134,623       1.03       8.982        661        65,828       93.78
4.501 - 5.000 .............        27         1,429,673       0.29      10.817        630        52,951       93.44
5.001 - 5.500 .............         7           445,763       0.09      13.341        618        63,680       91.63
5.501 - 6.000 .............         4           139,165       0.03      11.252        644        34,791       93.62
6.001 - 6.500 .............         1            47,937       0.01      14.500        566        47,937       85.00
8.001 - 8.500 .............         1            55,545       0.01       8.500        786        55,545       90.00
9.501 - 10.000 ............         1            41,682       0.01      18.000        620        41,682       83.00
                                -----     -------------     ------      ------        ---     ---------       -----
Total: ....................     6,535     $ 499,902,120     100.00%      7.067%       716     $  76,496       81.57%
                                =====     =============     ======

      The weighted average fully-indexed margin for the HELOCs as of the Cut-off Date was 1.062%. All HELOCs are indexed to the "Prime Rate" as published in the "Money Rates" table of the Wall Street Journal.

                               CURRENT LOAN RATES

                                                          Percentage                                        Weighted
                                            Aggregate     of Cut-Off               Weighted                  Average
                              Number of    Outstanding       Date      Weighted     Average    Average      Combined
                              Mortgage      Principal      Principal    Average     Credit    Principal   Loan-to-Value
Range of Loan Rates (%)         Loans        Balance        Balance    Loan Rate     Score     Balance        Ratio
---------------------------   ---------   -------------   ----------   ---------   --------   ---------   -------------
3.501 - 4.000 .............        10     $     863,070       0.17%      3.992%       712     $  86,307       80.63%
4.501 - 5.000 .............     2,824       229,540,022      45.92       4.990        714        81,282       82.69
6.501 - 7.000 .............       297        13,435,646       2.69       6.883        773        45,238       60.66
7.001 - 7.500 .............       340        31,985,585       6.40       7.403        749        94,075       66.21
7.501 - 8.000 .............       566        45,885,215       9.18       7.854        737        81,069       73.84
8.001 - 8.500 .............       526        43,870,335       8.78       8.359        727        83,404       80.61
8.501 - 9.000 .............       492        36,034,522       7.21       8.833        711        73,241       84.90
9.001 - 9.500 .............       499        31,448,947       6.29       9.325        709        63,024       86.30
9.501 - 10.000 ............       289        19,365,893       3.87       9.849        694        67,010       90.31
10.001 - 10.500 ...........       216        15,454,744       3.09      10.340        687        71,550       90.43
10.501 - 11.000 ...........       177        11,988,093       2.40      10.849        680        67,729       92.62
11.001 - 11.500 ...........       153        10,353,795       2.07      11.322        675        67,672       91.27
11.501 - 12.000 ...........        77         5,445,157       1.09      11.836        668        70,716       91.88
12.001 - 12.500 ...........        42         2,659,207       0.53      12.341        663        63,314       94.09
12.501 - 13.000 ...........        14           885,889       0.18      12.799        637        63,278       93.36
13.001 >= .................        13           686,000       0.14      13.945        625        52,769       90.73
                                -----     -------------     ------      ------        ---     ---------       -----
Total: ....................     6,535     $ 499,902,120     100.00%      7.067%       716     $  76,496       81.57%
                                =====     =============     ======

      The weighted average loan rate of the HELOCs as of the Cut-off Date is 7.067%.

                                   Annex I-7

                               MAXIMUM LOAN RATES

                                                          Percentage                                        Weighted
                                            Aggregate     of Cut-Off               Weighted                  Average
                              Number of    Outstanding       Date      Weighted     Average    Average      Combined
                              Mortgage      Principal      Principal    Average     Credit    Principal   Loan-to-Value
Maximum Loan Rates (%)          Loans        Balance        Balance    Loan Rate     Score     Balance        Ratio
---------------------------   ---------   -------------   ----------   ---------   --------   ---------   -------------
16.000 ....................        36     $   2,447,776       0.49%      6.414%       713     $  67,994       84.42%
18.000 ....................     6,499       497,454,344      99.51       7.070        716        76,543       81.56
                                -----     -------------     ------       -----        ---     ---------       -----
Total: ....................     6,535     $ 499,902,120     100.00%      7.067%       716     $  76,496       81.57%
                                =====     =============     ======

      The weighted average maximum loan rate of the HELOCs as of the Cut-off Date is 17.990%.

                                    LOAN AGE

                                                          Percentage                                        Weighted
                                            Aggregate     of Cut-Off               Weighted                  Average
                              Number of    Outstanding       Date      Weighted     Average    Average      Combined
                              Mortgage      Principal      Principal    Average     Credit    Principal   Loan-to-Value
Range of Loan Age (Months)      Loans        Balance        Balance    Loan Rate     Score     Balance        Ratio
---------------------------   ---------   -------------   ----------   ---------   --------   ---------   -------------
0 - 4 .....................     4,593     $ 368,663,030      73.75%      6.448%       716     $  80,266       82.20%
5 - 8 .....................     1,269        85,027,587      17.01       8.730        723        67,004       81.15
9 - 12 ....................       281        18,604,249       3.72       8.910        711        66,207       80.54
13 - 16 ...................       125         9,144,953       1.83       8.875        694        73,160       77.86
17 - 20 ...................       119         9,742,344       1.95       9.376        679        81,868       79.85
21 - 25 ...................       115         7,268,221       1.45       8.637        727        63,202       67.23
26 - 30 ...................        24         1,137,923       0.23       8.206        723        47,413       66.85
31 - 35 ...................         3            75,138       0.02       9.188        703        25,046       84.21
36 - 40 ...................         4           191,900       0.04       8.420        757        47,975       59.61
41 - 45 ...................         1            20,933       0.00       9.250        696        20,933       80.00
56 - 60 ...................         1            25,842       0.01       8.750        809        25,842       90.00
                                -----     -------------     ------       -----        ---     ---------       -----
Total: ....................     6,535     $ 499,902,120     100.00%      7.067%       716     $  76,496       81.57%
                                =====     =============     ======

      The weighted average loan age of the HELOCs as of the Cut-off Date is 4 months.

                             JUNIOR MORTGAGE RATIO*

                                                          Percentage                                        Weighted
                                            Aggregate     of Cut-Off               Weighted                  Average
                              Number of    Outstanding       Date      Weighted     Average    Average      Combined
Range of Junior Mortgage      Mortgage      Principal      Principal    Average     Credit    Principal   Loan-to-Value
Ratio (%)                       Loans        Balance        Balance    Loan Rate     Score     Balance        Ratio
---------------------------   ---------   -------------   ----------   ---------   --------   ---------   -------------
0.01 - 10.00 ..............       461     $  14,757,847       3.01%      6.947%       705     $  32,013       80.78%
10.01 - 20.00 .............     3,613       228,771,744      46.74       7.369        709        63,319       88.22
20.01 - 30.00 .............     1,220       112,855,945      23.06       6.937        712        92,505       80.97
30.01 - 40.00 .............       598        67,254,063      13.74       6.684        722       112,465       77.01
40.01 - 50.00 .............       278        33,814,535       6.91       6.669        728       121,635       71.92
50.01 - 60.00 .............       129        18,576,109       3.79       6.515        747       144,001       70.98
60.01 - 70.00 .............        65         9,134,652       1.87       6.814        745       140,533       66.06
70.01 - 80.00 .............        17         2,172,206       0.44       6.431        783       127,777       63.43
80.01 - 90.00 .............         7           899,420       0.18       5.934        770       128,489       43.79
90.01 - 100.00 ............        13         1,265,183       0.26       8.487        699        97,322       55.49
                                -----     -------------     ------       -----        ---     ---------       -----
Total: ....................     6,401     $ 489,501,703     100.00%      7.068%       715     $  76,473       82.31%
                                =====     =============     ======

* Only represents second liens

      The weighted average junior mortgage ratio of the HELOCs as of the Cut-off Date is 24.79%.

                                   Annex I-8

                                  LIEN POSITION

                                                                                                              Weighted
                                             Aggregate    Percentage of               Weighted                 Average
                               Number of    Outstanding    Cut-Off Date    Weighted    Average    Average     Combined
                                Mortgage     Principal      Principal      Average     Credit    Principal    Loan-to-
Lien Position                    Loans        Balance        Balance      Loan Rate     Score     Balance    Value Ratio
-------------------------      ---------   ------------   -------------   ---------   --------   ---------   -----------
First ...................          134     $ 10,400,416         2.08%       7.016%       749     $  77,615      46.74%
Second ..................        6,401      489,501,703        97.92        7.068        715        76,473      82.31
                                 -----     ------------       ------        -----        ---     ---------      -----
Total: ..................        6,535     $499,902,120       100.00%       7.067%       716     $  76,496      81.57%
                                 =====     ============       ======

                               DOCUMENTATION TYPE

                                                                                                              Weighted
                                             Aggregate    Percentage of               Weighted                 Average
                               Number of    Outstanding    Cut-Off Date    Weighted    Average    Average     Combined
                                Mortgage     Principal      Principal      Average     Credit    Principal    Loan-to-
Documentation Type               Loans        Balance        Balance      Loan Rate     Score     Balance    Value Ratio
-------------------------      ---------   ------------   -------------   ---------   --------   ---------   -----------
Full ....................        1,427     $115,831,020        23.17%       7.123%       735     $  81,171      75.39%
Limited .................            1          140,179         0.03        9.500        719       140,179      85.00
Reduced .................        5,051      379,280,063        75.87        7.055        710        75,090      83.39
No Ratio ................            1           24,023         0.00       11.000        685        24,023      87.00
Fast Track ..............           55        4,626,835         0.93        6.519        741        84,124      86.96
                                 -----     ------------       ------       ------        ---     ---------      -----
Total: ..................        6,535     $499,902,120       100.00%       7.067%       716     $  76,496      81.57%
                                 =====     ============       ======

                        NEGATIVELY AMORTIZING FIRST LIENS

                                                                                                              Weighted
                                             Aggregate    Percentage of               Weighted                 Average
                               Number of    Outstanding    Cut-Off Date    Weighted    Average    Average     Combined
Negatively Amortizing           Mortgage     Principal      Principal      Average     Credit    Principal    Loan-to-
First Liens                      Loans        Balance        Balance      Loan Rate     Score     Balance    Value Ratio
-------------------------      ---------   ------------   -------------   ---------   --------   ---------   -----------
N .......................        4,310     $362,010,279        72.42%       6.950%       720     $  83,993      79.66%
Y .......................        2,225      137,891,841        27.58        7.374        705        61,974      86.59
                                 -----     ------------       ------        -----        ---     ---------      -----
Total: ..................        6,535     $499,902,120       100.00%       7.067%       716     $  76,496      81.57%
                                 =====     ============       ======

                    MAXIMUM COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                                              Weighted
                                             Aggregate    Percentage of               Weighted                 Average
Range of Maximum               Number of    Outstanding    Cut-Off Date    Weighted    Average    Average     Combined
Combined                        Mortgage     Principal      Principal      Average     Credit    Principal    Loan-to-
Loan-to-Value Ratios (%)         Loans        Balance        Balance      Loan Rate     Score     Balance    Value Ratio
-------------------------      ---------   ------------   -------------   ---------   --------   ---------   -----------
0.01 - 70.00 ............        1,105     $ 89,797,372        17.96%       6.726%       733     $  81,265      55.98%
70.01 - 75.00 ...........          303       26,187,674         5.24        6.445        727        86,428      72.33
75.01 - 80.00 ...........          830       77,048,896        15.41        6.738        724        92,830      78.92
80.01 - 85.00 ...........          238       18,089,697         3.62        6.849        708        76,007      80.70
85.01 - 90.00 ...........        1,127       84,549,730        16.91        7.128        705        75,022      88.22
90.01 - 95.00 ...........          691       51,252,780        10.25        6.972        707        74,172      91.64
95.01 - 100.00 ..........        1,685      112,588,697        22.52        7.697        714        66,818      93.26
100.01 - 105.00 .........          118        9,064,767         1.81        6.948        704        76,820      88.39
105.00>= ................          438       31,322,507         6.27        7.258        699        71,513      91.27
                                 -----     ------------        -----        -----        ---     ---------      -----
Total: ..................        6,535     $499,902,120          100%       7.067%       716     $  76,496      81.57%
                                 =====     ============        =====

(1) Assumes fully drawn HELOC + the related first lien mortgage having an unpaid principal balance equal to the negative cap for that mortgage loan.

      The weighted average maximum combined loan-to-value ratio of the HELOCs as of the Cut-off Date is 84.75%.

                                    Annex I-9

                                                                      ANNEX II-A

                                   ANNEX II-A
                          Assumed HELOC Characteristics

                                                                            Weighted
                                              Remaining                     Average
                               Original Draw    Draw                       Remaining  Weighted    Weighted
                                 Period to    Period to                     Term to    Average  Original Term
Current Balance  Credit Limit     Maturity     Maturity  Weighted Average   Maturity  Loan Age   to Maturity
      ($)            ($)         (months)     (months)     Loan Rate (%)    (months)  (months)     (months)    Gross Margin (%)
---------------  ------------  -------------  ---------  ----------------  ---------  --------  -------------  ----------------
$       987,860  $    981,700        60           53          10.249%         173         7          180            2.351%
      9,428,520    13,821,450       120          114           7.150          230         6          236           -0.198
    355,179,854   432,072,891       120          115           7.788          245         5          250            1.061
        703,544     1,086,000       120          117           4.990          237         3          240            0.165
     82,613,563   101,208,384       120          117           4.985          237         3          240            1.125
         66,473        66,500       120          118           4.990          238         2          240            1.500
     23,561,608    35,021,210       120          118           4.990          238         2          240            1.150
     19,343,187    27,932,116       120          119           4.990          239         1          240            1.139
      3,913,318     5,447,351       120          120           4.990          240         0          240            1.103
        201,880       202,000       180          168           8.500          288        12          300            0.500
      3,129,625     3,405,770       180          172           9.241          188         8          196            1.345
$       772,688  $    764,328       300          296          11.566%         296         4          300            3.566%

                                  Annex II-A-1

                                   ANNEX II-B
                     Note Principal Amount Decrement Tables

           Percentage of Initial Note Principal Amount of the Class A
            Notes Outstanding at the Following Percentages of CPR(1)

                             30%    35%    40%    45%    50%
Payment Date                 CPR    CPR    CPR    CPR    CPR
------------                ----   ----   ----   ----   ----
Initial Percentage ......    100    100    100    100    100
June 28, 2007 ...........     77     71     65     60     54
June 28, 2008 ...........     59     51     43     35     29
June 28, 2009 ...........     46     37     29     22     17
June 28, 2010 ...........     36     26     19     14      9
June 28, 2011 ...........     28     19     13      8      5
June 28, 2012 ...........     22     14      9      5      3
June 28, 2013 ...........     17     10      6      3      1
June 28, 2014 ...........     13      7      4      2      *
June 28, 2015 ...........     10      5      2      1      *
June 28, 2016 ...........      7      3      1      *      0
June 28, 2017 ...........      4      2      *      0      0
June 28, 2018 ...........      3      1      0      0      0
June 28, 2019 ...........      1      *      0      0      0
June 28, 2020 ...........      1      0      0      0      0
June 28, 2021 ...........      *      0      0      0      0
June 28, 2022 ...........      0      0      0      0      0
Weighted Average Life
   Years to Maturity ....   3.75   2.98   2.42   2.00   1.68
   Years to Call** ......   3.55   2.75   2.22   1.83   1.54

----------
(1)   Assumes a constant draw rate of 10%.

*     Indicates a value greater than 0% and less than 0.5%.

** Assumes that an optional redemption is exercised on the first possible Optional Redemption Date.

                                  Annex II-B-1

PROSPECTUS

                                INDYMAC MBS, INC.
                                    Depositor

                       Mortgage Pass-Through Certificates
                           Mortgage Pass-Through Notes
                              (Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under "Risk Factors" beginning on page 5.

The securities will represent obligations of the related issuing entity only and will not represent an interest in or obligation of IndyMac MBS, Inc., any originator, servicer, or any of their affiliates.

The Trusts

Each issuing entity will be established to hold assets transferred to it by IndyMac MBS, Inc. The assets in each issuing entity will be specified in the prospectus supplement for the particular trust and will generally consist of:

o first and/or subordinate lien mortgage loans secured by one- to four-family residential properties, including manufactured housing that is permanently affixed and treated as real property under local law, or security interests issued by cooperative housing corporations or participations in that type of loan,

o loans secured by first and/or subordinate liens on small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units,

o closed-end second lien loans, secured in whole or in part by subordinate liens on one- to four-family residential properties,

o loans secured by first and/or subordinate liens on mixed residential and commercial properties (mixed use loans),

o home equity line of credit loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties,

o loans secured in whole or in part by first and/or subordinate liens on improved land that is generally suitable for one- to four-family residential dwellings (lot loans), including loans to finance the construction of a dwelling (construction loans) and construction loans which by their terms convert into a permanent loan upon the completion of construction (construction-to-permanent loans),

o home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties,

o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,

o private mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan, or

o mortgage-backed securities or collateralized mortgage obligations backed by loans secured by first and/or subordinate liens on one- to four-family residential properties, by lot loans or by participations in these types of loans.

The Securities

IndyMac MBS, Inc. will offer either certificates or notes pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the issuing entity to which the series relates. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus supplement.

                                   ----------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

June 14, 2006

                               Table of Contents

                                                                            Page
                                                                            ----
Important Notice About Information in this Prospectus and Each
   Accompanying Prospectus Supplement ...................................     4
Risk Factors ............................................................     5
   Limited Source of Payments -- No Recourse to Sellers, Depositor or
      Servicer ..........................................................     5
   Credit Enhancement May Not Be Sufficient to Protect You from Losses ..     6
   Losses on Balloon Payment Mortgages Are Borne by You .................     6
   Multifamily Lending ..................................................     6
   Junior Liens .........................................................     7
   Partially Unsecured Loans ............................................     8
   Home Equity Lines of Credit ..........................................     8
   Nature of Mortgages ..................................................     9
   Your Risk of Loss May Be Higher Than You Expect If Your Securities
      Are Backed by Partially Unsecured Home Equity Loans ...............    13
   Impact of World Events ...............................................    13
   You Could Be Adversely Affected by Violations of Environmental Laws ..    14
   Ratings of the Securities Do Not Assure Their Payment ................    14
   Book-Entry Registration ..............................................    15
   Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans ...    15
   Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid as
      Principal to Securityholders ......................................    16
   Secondary Market for the Securities May Not Exist ....................    16
   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Securities ...................................    16
   Holders of Original Issue Discount Securities Are Required to Include
      Original Issue Discount in Ordinary Gross Income as It Accrues ....    18
   The Principal Amount of Securities May Exceed the Market Value of the
      Issuing Entity Assets .............................................    18
The Issuing Entity ......................................................    19
   The Mortgage Loans--General ..........................................    20
   Agency Securities ....................................................    26
   Private Mortgage-Backed Securities ...................................    30
   Substitution of Issuing Entity Assets ................................    32
   Available Information ................................................    32
   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC ...........................................................    32
   Reports to Securityholders ...........................................    33
Use of Proceeds .........................................................    34

                                                                            Page
                                                                            ----
The Depositor ...........................................................    34
Mortgage Loan Program ...................................................    35
   Underwriting Standards ...............................................    35
   Underwriting Process .................................................    35
   Qualifications of Sellers ............................................    36
   Representations by Sellers; Repurchases ..............................    36
Static Pool Data ........................................................    37
Description of the Securities ...........................................    38
   General ..............................................................    39
   Distributions on Securities ..........................................    41
   Advances .............................................................    42
   Mandatory Auction ....................................................    43
   Categories of Classes of Securities ..................................    43
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes ...........................................................    45
   Book-Entry Securities ................................................    49
   Global Clearance, Settlement And Tax Documentation Procedures ........    52
Credit Enhancement ......................................................    55
   General ..............................................................    55
   Subordination ........................................................    56
   Letter of Credit .....................................................    57
   Mortgage Pool Insurance Policies .....................................    57
   Special Hazard Insurance Policies ....................................    58
   Bankruptcy Bonds .....................................................    59
   Reserve Fund .........................................................    59
   Cross Support ........................................................    60
   Insurance Policies, Surety Bonds and Guaranties ......................    60
   Over-Collateralization ...............................................    60
   Financial Instruments ................................................    61
   Deposit Agreements ...................................................    61
Yield and Prepayment Considerations .....................................    61
   Prepayment Standards or Models .......................................    64
   Yield ................................................................    64
The Agreements ..........................................................    64
   Assignment of Issuing Entity Assets ..................................    64
   Payments on Issuing Entity Assets; Deposits to Security Account ......    67
   Pre-Funding Account ..................................................    69
   Collection Procedures ................................................    69
   The Surety Provider ..................................................    70
   Hazard Insurance .....................................................    71
   Realization upon Defaulted Mortgage Loans ............................    72
   Servicing and Other Compensation and Payment of Expenses .............    75
   Evidence as to Compliance ............................................    75
   List of Securityholders ..............................................    76
   Certain Matters Regarding the Servicer and the Depositor .............    76
   Events of Default ....................................................    77
   Amendment ............................................................    79
   Termination; Optional Termination ....................................    81

   The Trustee ..........................................................    82
Certain Legal Aspects of the Mortgage Loans .............................    82
   General ..............................................................    82
   Foreclosure and Repossession .........................................    83
   Rights of Redemption .................................................    85
   Anti-Deficiency Legislation and Other Limitations on Lenders .........    85
   Environmental Risks ..................................................    86
   Due-on-sale Clauses ..................................................    87
   Prepayment Charges ...................................................    87
   Applicability of Usury Laws ..........................................    88
   Servicemembers Civil Relief Act ......................................    88
Material Federal Income Tax Consequences ................................    88
   General ..............................................................    88
   Taxation of Debt Securities ..........................................    89
   REMIC Securities .....................................................    95
   Tax Status as a Grantor Trust ........................................   103
   Final Trust Reporting Regulations ....................................   110
   Tax Characterization of the Issuing Entity as a Partnership ..........   111
   Tax Consequences to Holders of the Notes .............................   111
   Tax Consequences to Holders of the Certificates ......................   113
State Tax Considerations ................................................   117
ERISA Considerations ....................................................   117
   Exemptions Available to Debt Instruments .............................   117
   Underwriter Exemption ................................................   118
Legal Investment ........................................................   121
Method of Distribution ..................................................   121
Legal Matters ...........................................................   123
Financial Information ...................................................   123
Rating ..................................................................   123
INDEX OF PRINCIPAL TERMS ................................................   124

         Important Notice About Information in this Prospectus and Each
                       Accompanying Prospectus Supplement

      Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

      You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

      If you require additional information, the mailing address of our principal executive offices is IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101 and the telephone number is (800) 669-2300. For other means of acquiring additional information about us or a series of securities, see "The Issuing Entity--Available Information" and "--Incorporation of Certain Documents by Reference; Reports Filed with the SEC" on page 33.

                                  Risk Factors

      You should carefully consider the following information because it identifies significant risks associated with an investment in the securities.

      Limited Source of Payments -- No    The applicable prospectus supplement
      Recourse to Sellers, Depositor or   may provide that securities will be
      Servicer                            payable from other issuing entities in
                                          addition to their associated issuing
                                          entity, but if it does not, they will
                                          be payable solely from their
                                          associated issuing entity. If the
                                          issuing entity does not have
                                          sufficient assets to distribute the
                                          full amount due to you as a
                                          securityholder, your yield will be
                                          impaired. The return of your principal
                                          may be impaired, and you will not have
                                          recourse to any other entity.
                                          Furthermore, at the times specified in
                                          the applicable prospectus supplement,
                                          certain assets of the issuing entity
                                          may be released and paid out to other
                                          people, such as the depositor, a
                                          servicer, a credit enhancement
                                          provider, or any other person entitled
                                          to payments from the issuing entity.
                                          Those assets will no longer be
                                          available to make payments to you.
                                          Those payments are generally made
                                          after other specified payments that
                                          may be set forth in the applicable
                                          prospectus supplement have been made.

                                          You will not have any recourse against
                                          the depositor or any servicer if you
                                          do not receive a required distribution
                                          on the securities. Unless otherwise
                                          specified in the applicable prospectus
                                          supplement, you also will not have
                                          recourse against the assets of the
                                          issuing entity of any other series of
                                          securities.

                                          The securities will not represent an
                                          interest in the depositor, any
                                          servicer, any seller to the depositor,
                                          or anyone else except the issuing
                                          entity. The only obligation of the
                                          depositor to an issuing entity comes
                                          from certain representations and
                                          warranties made by it about assets
                                          transferred to the issuing entity. If
                                          these representations and warranties
                                          turn out to be untrue, the depositor
                                          may be required to repurchase or
                                          substitute for some of the transferred
                                          assets. IndyMac MBS, Inc., which is
                                          the depositor, does not have
                                          significant assets and is unlikely to
                                          have significant assets in the future.
                                          If the depositor were required to
                                          repurchase a loan because of a breach
                                          of a representation, its only sources
                                          of funds for the repurchase would be:

                                          o   funds obtained from enforcing a
                                              corresponding obligation of a
                                              seller or originator of the loan,
                                              or

                                          o   funds from a reserve fund or
                                              similar credit enhancement
                                              established to pay for loan
                                              repurchases.

                                          The only obligations of the servicer
                                          to an issuing entity (other than its
                                          servicing obligations) comes from
                                          certain representations and warranties
                                          made by it in connection with its loan
                                          servicing activities. If these
                                          representations and warranties turn
                                          out to be untrue, the servicer may be
                                          required to repurchase some of the
                                          loans. However, the servicer may not
                                          have the financial ability to make the
                                          required repurchase.

                                          The only obligations to an issuing
                                          entity of a seller of loans to the
                                          depositor comes from certain
                                          representations and warranties made by
                                          it in connection with its sale of the
                                          loans and certain document delivery
                                          requirements. If these representations
                                          and warranties turn out to be untrue,
                                          or the seller fails to deliver
                                          required documents, it may be required
                                          to repurchase some of the loans.
                                          However, the seller may not have the
                                          financial ability to make the required
                                          repurchase.

      Credit Enhancement May Not Be       Credit enhancement is intended to
      Sufficient to Protect You from      reduce the effect of loan losses.
      Losses                              Credit enhancements, however, may
                                          benefit only some classes of a series
                                          of securities and the amount of any
                                          credit enhancement will be limited as
                                          described in the applicable prospectus
                                          supplement. Furthermore, the amount of
                                          a credit enhancement may decline over
                                          time pursuant to a schedule or formula
                                          or otherwise, and could be depleted
                                          from payments or for other reasons
                                          before the securities covered by the
                                          credit enhancement are paid in full.
                                          In addition, a credit enhancement may
                                          not cover all potential sources of
                                          loss. For example, a credit
                                          enhancement may or may not cover fraud
                                          or negligence by a loan originator or
                                          other parties. Also, all or a portion
                                          of a credit enhancement may be
                                          reduced, substituted for, or even
                                          eliminated, so long as the rating
                                          agencies rating the securities
                                          indicate that the change in credit
                                          enhancement would not cause them to
                                          adversely change their rating of the
                                          securities. Consequently,
                                          securityholders may suffer losses even
                                          though a credit enhancement exists and
                                          its provider does not default.

      Losses on Balloon Payment           Some of the underlying loans may not
      Mortgages Are Borne by You          be fully amortizing over their terms
                                          to maturity and, thus, will require
                                          substantial principal payments (that
                                          is, balloon payments) at their stated
                                          maturity. Loans with balloon payments
                                          involve a greater degree of risk than
                                          fully amortizing loans because
                                          typically the borrower must be able to
                                          refinance the loan or sell the
                                          property to make the balloon payment
                                          at maturity. The ability of a borrower
                                          to do this will depend on factors such
                                          as mortgage rates at the time of sale
                                          or refinancing, the borrower's equity
                                          in the property, the relative strength
                                          of the local housing market, the
                                          financial condition of the borrower,
                                          and tax laws. Losses on these loans
                                          that are not otherwise covered by a
                                          credit enhancement will be borne by
                                          the holders of one or more classes of
                                          securities.

      Multifamily Lending                 Multifamily lending may expose the
                                          lender to a greater risk of loss than
                                          single family residential lending.
                                          Owners of multifamily residential
                                          properties rely on monthly rent
                                          payments from tenants to:

                                          o   pay for maintenance and other
                                              operating expenses of those
                                              properties,

                                          o   fund capital improvements, and

                                          o   service any loan or other debt
                                              that may be secured by those
                                              properties.

                                          Various factors, many of which are
                                          beyond the control of the owner or
                                          operator of a multifamily property,
                                          may affect the economic viability of
                                          that property.

                                          Changes in payment patterns by tenants
                                          may result from a variety of social,
                                          legal and economic factors. Economic
                                          factors include the rate of inflation,
                                          unemployment levels and relative rates
                                          offered for various types of housing.
                                          Shifts in economic factors may trigger
                                          changes in payment patterns including
                                          increased risks of defaults by tenants
                                          and higher vacancy rates. Adverse
                                          economic conditions, either local or
                                          national, may limit the amount of rent
                                          that can be charged and may result in
                                          a reduction in timely lease payments
                                          or a reduction in occupancy levels.
                                          Occupancy and rent levels may also be
                                          affected by construction of additional
                                          housing units, competition and local
                                          politics, including rent stabilization
                                          or rent control laws and policies. In
                                          addition, the level of mortgage
                                          interest rates may encourage tenants
                                          to purchase single family housing. We
                                          cannot determine and have no basis to
                                          predict whether, or to what extent,
                                          economic, legal or social factors will
                                          affect future rental or payment
                                          patterns.

                                          The location and construction quality
                                          of a particular property may affect
                                          the occupancy level as well as the
                                          rents that may be charged for
                                          individual units. The characteristics
                                          of a neighborhood may change over time
                                          or in relation to newer developments.
                                          The effects of poor construction
                                          quality will increase over time in the
                                          form of increased maintenance and
                                          capital improvements. Even good
                                          construction will deteriorate over
                                          time if adequate maintenance is not
                                          performed in a timely fashion.

      Junior Liens                        The mortgages and deeds of trust
                                          securing the closed-end second-lien
                                          loans will be, the home equity line of
                                          credit loans and home improvement
                                          contracts will primarily be, and other
                                          loans may be junior liens subordinate
                                          to the rights of the related senior
                                          mortgage(s) or deed(s) of trust.
                                          Accordingly, the proceeds from any
                                          liquidation, insurance policy or
                                          condemnation proceeding will be
                                          available to satisfy the outstanding
                                          balance of the junior lien only to the
                                          extent that the claims of the related
                                          senior mortgagees have been satisfied
                                          in full, including any related
                                          foreclosure costs. In addition, if a
                                          junior mortgagee forecloses on the
                                          property securing a junior mortgage,
                                          the junior mortgagee will have to
                                          foreclose subject to any senior
                                          mortgage and must take one of the
                                          following steps to protect its
                                          interest in the property:

                                          o   pay the senior mortgage in full at
                                              or prior to the foreclosure sale,
                                              or

                                          o   assume the payments on the senior
                                              mortgage if the mortgagor is in
                                              default under that mortgage.

                                          Unless the servicer is obligated under
                                          the applicable agreement to advance
                                          such funds, the issuing entity may
                                          effectively be prevented from
                                          foreclosing on the related property
                                          because it will not have sufficient
                                          funds to satisfy any senior mortgages
                                          or make
                                          payments due to any senior mortgagees.

                                          Some states have imposed legal limits
                                          on the remedies of a secured lender in
                                          the event that the proceeds of any
                                          sale under a deed of trust or other
                                          foreclosure proceedings are
                                          insufficient to pay amounts owed to
                                          that secured lender. In some states,
                                          including California, if a lender
                                          simultaneously originates a loan
                                          secured by a senior lien on a
                                          particular property and a loan secured
                                          by a junior lien on the same property,
                                          that lender as the holder of the
                                          junior lien may be precluded from
                                          obtaining a deficiency judgment with
                                          respect to the excess of:

                                          o   the aggregate amount owed under
                                              both the senior and junior loans,
                                              over

                                          o   the proceeds of any sale under a
                                              deed of trust or other foreclosure
                                              proceedings.

                                          See "Certain Legal Aspects of the
                                          Loans-Anti-Deficiency Legislation;
                                          Bankruptcy Laws; Tax Liens."

      Partially Unsecured Loans           The issuing entity for any series may
                                          include closed-end second-lien loans,
                                          home equity line of credit loans and
                                          home improvement contracts that were
                                          originated with loan-to-value ratios
                                          or combined loan-to-value ratios in
                                          excess of the value of the related
                                          property.

                                          Under these circumstances, the issuing
                                          entity for the related series could be
                                          treated as a general unsecured
                                          creditor as to any unsecured portion
                                          of any related loan. If a borrower
                                          defaults under a loan that is
                                          unsecured in part, the related issuing
                                          entity generally will have recourse
                                          only against the borrower's assets for
                                          the unsecured portion of the loan,
                                          along with all other general unsecured
                                          creditors of the borrower. In a
                                          bankruptcy or insolvency proceeding
                                          relating to a borrower on a partially
                                          unsecured loan, the borrower's
                                          unsecured obligation on that loan will
                                          be treated as an unsecured loan and
                                          may be discharged by the bankruptcy
                                          court. Losses on any partially
                                          unsecured loans that are not otherwise
                                          covered by a credit enhancement will
                                          be borne by the holders of one or more
                                          classes of securities of the related
                                          series.

      Home Equity Lines of Credit         Generally, a home equity line of
                                          credit has a draw period that lasts
                                          for the first ten years (during which
                                          no principal or minimal amount of
                                          principal is due) and, unless
                                          otherwise specified in the related
                                          prospectus supplement, a repayment
                                          term following the draw period of
                                          zero, ten, fifteen or twenty years. As
                                          a result, there may be limited
                                          collections available to make payments
                                          to related securityholders or payments
                                          of principal may be received more
                                          slowly than anticipated, which will
                                          affect the yield on one or more
                                          classes of securities of the related
                                          series.

                                          Home equity lines of credit that do
                                          not have a repayment term
                                          following the draw period are
                                          effectively balloon loans that pose an
                                          additional risk because a borrower
                                          must make a large lump sum payment of
                                          principal at the end of the draw
                                          period. If the borrower is unable to
                                          pay the lump sum or refinance such
                                          amount, holders of one or more classes
                                          of securities of the related series
                                          may suffer a loss if the related
                                          credit enhancement is not sufficient
                                          to cover such shortfall.

      Nature of Mortgages                 The value of the properties underlying
  Declines In Property Values             the loans held in the issuing entity
  May Adversely Affect You                may decline over time. Among the
                                          factors that could adversely affect
                                          the value of the properties are:

                                          o   an overall decline in the
                                              residential real estate market in
                                              the areas in which they are
                                              located,

                                          o   a decline in their general
                                              condition from the failure of
                                              borrowers to maintain their
                                              property adequately, and

                                          o   natural disasters that are not
                                              covered by insurance, such as
                                              earthquakes and floods.

                                          If property values decline, the actual
                                          rates of delinquencies, foreclosures,
                                          and losses on all underlying loans
                                          could be higher than those currently
                                          experienced in the mortgage lending
                                          industry in general. These losses, to
                                          the extent not otherwise covered by a
                                          credit enhancement, will be borne by
                                          the holder of one or more classes of
                                          securities.

  Cooperative Loans May Experience        Cooperative loans are evidenced by
  Relatively Higher Losses                promissory notes secured by security
                                          interests in shares issued by private
                                          corporations that are entitled to be
                                          treated as housing cooperatives under
                                          the Internal Revenue Code and in the
                                          related proprietary leases or
                                          occupancy agreements granting
                                          exclusive rights to occupy specific
                                          dwelling units in the corporations'
                                          buildings.

                                          If a blanket mortgage (or mortgages)
                                          exists on the cooperative apartment
                                          building and/or underlying land, as is
                                          generally the case, the cooperative,
                                          as property borrower, is responsible
                                          for meeting these mortgage or rental
                                          obligations. If the cooperative is
                                          unable to meet the payment obligations
                                          arising under a blanket mortgage, the
                                          mortgagee holding a blanket mortgage
                                          could foreclose on that mortgage and
                                          terminate all subordinate proprietary
                                          leases and occupancy agreements. A
                                          foreclosure by the holder of a blanket
                                          mortgage could eliminate or
                                          significantly diminish the value of
                                          any collateral held by the lender who
                                          financed an individual
                                          tenant-stockholder of cooperative
                                          shares or, in the case of the mortgage
                                          loans, the collateral securing the
                                          cooperative loans.

                                          If an underlying lease of the land
                                          exists, as is the case in some
                                          instances, the cooperative is
                                          responsible for meeting the related
                                          rental obligations. If the cooperative
                                          is unable to meet its obligations
                                          arising under its land lease, the
                                          holder of the land lease could
                                          terminate the land lease and all
                                          subordinate proprietary leases and
                                          occupancy agreements. The termination
                                          of the land lease by its holder could
                                          eliminate or significantly diminish
                                          the
                                          value of any collateral held by the
                                          lender who financed an individual
                                          tenant-stockholder of the cooperative
                                          shares or, in the case of the mortgage
                                          loans, the collateral securing the
                                          cooperative loans. A land lease also
                                          has an expiration date and the
                                          inability of the cooperative to extend
                                          its term or, in the alternative, to
                                          purchase the land could lead to
                                          termination of the cooperative's
                                          interest in the property and
                                          termination of all proprietary leases
                                          and occupancy agreements which could
                                          eliminate or significantly diminish
                                          the value of the related collateral.

                                          In addition, if the corporation
                                          issuing the shares related to the
                                          cooperative loans fails to qualify as
                                          a cooperative housing corporation
                                          under the Internal Revenue Code, the
                                          value of the collateral securing the
                                          cooperative loan could be
                                          significantly impaired because the
                                          tenant-stockholders would not be
                                          permitted to deduct its proportionate
                                          share of certain interest expenses and
                                          real estate taxes of the corporation.

                                          The cooperative shares and proprietary
                                          lease or occupancy agreement pledged
                                          to the lender are, in almost all
                                          cases, subject to restrictions on
                                          transfer, including obtaining the
                                          consent of the cooperative housing
                                          corporation prior to the transfer,
                                          which may impair the value of the
                                          collateral after a default by the
                                          borrower due to an inability to find a
                                          transferee acceptable to the related
                                          housing corporation.

  Delays in Liquidation May               Even if the properties underlying the
  Adversely Affect You                    loans held in the issuing entity
                                          provide adequate security for the
                                          loans, substantial delays could occur
                                          before defaulted loans are liquidated
                                          and their proceeds are forwarded to
                                          investors. Property foreclosure
                                          actions are regulated by state
                                          statutes and rules and are subject to
                                          many of the delays and expenses of
                                          other lawsuits if defenses or
                                          counterclaims are made, sometimes
                                          requiring several years to complete.
                                          Furthermore, an action to obtain a
                                          deficiency judgment is regulated by
                                          statutes and rules, and the amount or
                                          availability of a deficiency judgment
                                          may be limited by law. In the event of
                                          a default by a borrower, these
                                          restrictions may impede the ability of
                                          the servicer to foreclose on or to
                                          sell the mortgaged property or to
                                          obtain a deficiency judgment to obtain
                                          sufficient proceeds to repay the loan
                                          in full. In addition, the servicer
                                          will be entitled to deduct from
                                          liquidation proceeds all expenses
                                          reasonably incurred in attempting to
                                          recover on the defaulted loan,
                                          including legal and appraisal fees and
                                          costs, real estate taxes, and property
                                          maintenance and preservation expenses.

                                          In the event that:

                                                o   the mortgaged properties
                                                    fail to provide adequate
                                                    security for the related
                                                    loans,

                                                o   if applicable to a series as
                                                    specified in the related
                                                    prospectus supplement,
                                                    excess cashflow (if any) and
                                                    overcollateralization (if
                                                    any) is insufficient to
                                                    cover
                                                    these shortfalls,

                                                o   if applicable to a series as
                                                    specified in the related
                                                    prospectus supplement, the
                                                    subordination of certain
                                                    classes are insufficient to
                                                    cover these shortfalls, and

                                                o   with respect to the
                                                    securities with the benefit
                                                    of an insurance policy as
                                                    specified in the related
                                                    prospectus supplement, the
                                                    credit enhancement provider
                                                    fails to make the required
                                                    payments under the related
                                                    insurance policies,

                                          you could lose all or a portion of the
                                          money you paid for the securities and
                                          could also have a lower yield than
                                          anticipated at the time you purchased
                                          the securities.

  Disproportionate Effect of              Liquidation expenses of defaulted
  Liquidation Expenses May                loans generally do not vary directly
  Adversely Affect You                    with the outstanding principal balance
                                          of the loan at the time of default.
                                          Therefore, if a servicer takes the
                                          same steps for a defaulted loan having
                                          a small remaining principal balance as
                                          it does for a defaulted loan having a
                                          large remaining principal balance, the
                                          amount realized after expenses is
                                          smaller as a percentage of the
                                          outstanding principal balance of the
                                          small loan than it is for the
                                          defaulted loan having a large
                                          remaining principal balance.

  Consumer Protection Laws                Federal, state and local laws
  May Adversely Affect You                extensively regulate various aspects
                                          of brokering, originating, servicing
                                          and collecting mortgage loans secured
                                          by consumers' dwellings. Among other
                                          things, these laws may regulate
                                          interest rates and other charges,
                                          require disclosures, impose financial
                                          privacy requirements, mandate specific
                                          business practices, and prohibit
                                          unfair and deceptive trade practices.
                                          In addition, licensing requirements
                                          may be imposed on persons that broker,
                                          originate, service or collect mortgage
                                          loans secured by consumers' dwellings.

                                          Additional requirements may be imposed
                                          under federal, state or local laws on
                                          so-called "high cost" mortgage loans,
                                          which typically are defined as loans
                                          secured by a consumer's dwelling that
                                          have interest rates or origination
                                          costs in excess of prescribed levels.
                                          These laws may limit certain loan
                                          terms, such as prepayment charges, or
                                          the ability of a creditor to refinance
                                          a loan unless it is in the borrower's
                                          interest. In addition, certain of
                                          these laws may allow claims against
                                          loan brokers or mortgage originators,
                                          including claims based on fraud or
                                          misrepresentations, to be asserted
                                          against persons acquiring the mortgage
                                          loans, such as the trust.

                                          The federal laws that may apply to
                                          loans held in the trust include the
                                          following:

                                          o   the Truth in Lending Act and its
                                              regulations, which (among other
                                              things) require disclosures to
                                              borrowers regarding the terms of
                                              mortgage loans and provide
                                              consumers who pledged
                                              their principal dwelling as
                                              collateral in a non-purchase money
                                              transaction with a right of
                                              rescission that generally extends
                                              for three days after proper
                                              disclosures are given (but in no
                                              event more than three years);

                                          o   the Home Ownership and Equity
                                              Protection Act and its
                                              regulations, which (among other
                                              things) imposes additional
                                              disclosure requirements and
                                              limitations on loan terms with
                                              respect to non-purchase money,
                                              installment loans secured by the
                                              consumer's principal dwelling that
                                              have interest rates or origination
                                              costs in excess of prescribed
                                              levels;

                                          o   the Home Equity Loan Consumer
                                              Protection Act and its
                                              regulations, which (among other
                                              things) limit changes that may be
                                              made to open-end loans secured by
                                              the consumer's dwelling, and
                                              restricts the ability to
                                              accelerate balances or suspend
                                              credit privileges on this type of
                                              loans;

                                          o   the Real Estate Settlement
                                              Procedures Act and its
                                              regulations, which (among other
                                              things) prohibit the payment of
                                              referral fees for real estate
                                              settlement services (including
                                              mortgage lending and brokerage
                                              services) and regulate escrow
                                              accounts for taxes and insurance
                                              and billing inquiries made by
                                              borrowers;

                                          o   the Equal Credit Opportunity Act
                                              and its regulations, which (among
                                              other things) generally prohibits
                                              discrimination in any aspect of a
                                              credit transaction on certain
                                              enumerated basis, such as age,
                                              race, color, sex, religion,
                                              marital status, national origin or
                                              receipt of public assistance;

                                          o   the Federal Trade Commission's
                                              Rule on Preservation of Consumer
                                              Claims and Defenses, which
                                              generally provides that the rights
                                              of an assignee of a conditional
                                              sales contract (or of certain
                                              lenders making purchase money
                                              loans) to enforce a consumer
                                              credit obligation are subject to
                                              the claims and defenses that the
                                              consumer could assert against the
                                              seller of goods or services
                                              financed in the credit
                                              transaction; and

                                          o   the Fair Credit Reporting Act,
                                              which (among other things)
                                              regulates the use of consumer
                                              reports obtained from consumer
                                              reporting agencies and the
                                              reporting of payment histories to
                                              consumer reporting agencies.

                                          The penalties for violating these
                                          federal, state, or local laws vary
                                          depending on the applicable law and
                                          the particular facts of the situation.
                                          However, private plaintiffs typically
                                          may assert claims for actual damages
                                          and, in some cases, also may recover
                                          civil money penalties or exercise a
                                          right to rescind the mortgage loan.
                                          Violations of certain laws may limit
                                          the ability to collect all or part of
                                          the principal or interest on a
                                          mortgage loan and, in some cases,
                                          borrowers even may be entitled to a
                                          refund of amounts previously paid.
                                          Federal, state and local
                                          administrative or law enforcement
                                          agencies also may be entitled to bring
                                          legal actions, including actions for
                                          civil money penalties or restitution,
                                          for violations of certain of these
                                          laws.

                                          Depending on the particular alleged
                                          misconduct, it is possible that claims
                                          may be asserted against various
                                          participants in the secondary mortgage
                                          market, including assignees that hold
                                          the mortgage loan, such as the trust.
                                          Losses on loans from the application
                                          of these federal, state and local laws
                                          that are not otherwise covered by one
                                          or more forms of credit enhancement
                                          will be borne by holders of one or
                                          more classes of securities.
                                          Additionally, the trust may experience
                                          losses arising from lawsuits related
                                          to alleged violations of these laws,
                                          which, if not covered by one or more
                                          forms of credit enhancement or the
                                          seller, will be borne by the holders
                                          of one or more classes of securities.

 Your Risk of Loss May Be Higher Than     The issuing entity may also include
 You Expect If Your Securities Are        home equity loans that were originated
 Backed by Partially Unsecured Home       with loan-to-value ratios or combined
 Equity Loans                             loan-to-value ratios in excess of the
                                          value of the related mortgaged
                                          property. Under these circumstances,
                                          the issuing entity could be treated as
                                          a general unsecured creditor as to any
                                          unsecured portion of any related loan.
                                          In the event of a default under a loan
                                          that is unsecured in part, the issuing
                                          entity will have recourse only against
                                          the borrower's assets generally for
                                          the unsecured portion of the loan,
                                          along with all other general unsecured
                                          creditors of the borrower.

Impact of World Events                    The economic impact of the United
                                          States' military operations in Iraq
                                          and other parts of the world, as well
                                          as the possibility of any terrorist
                                          attacks domestically or abroad, is
                                          uncertain, but could have a material
                                          effect on general economic conditions,
                                          consumer confidence, and market
                                          liquidity. We can give no assurance as
                                          to the effect of these events on
                                          consumer confidence and the
                                          performance of the loans held by
                                          issuing entity. Any adverse impact
                                          resulting from these events would be
                                          borne by the holders of one or more
                                          classes of the securities.

                                          United States military operations also
                                          increase the likelihood of shortfalls
                                          under the Servicemembers Civil Relief
                                          Act or similar state laws (referred to
                                          as the "Relief Act" ). The Relief Act
                                          provides relief to borrowers who enter
                                          active military service and to
                                          borrowers in reserve status who are
                                          called to active duty after the
                                          origination of their loan. The Relief
                                          Act provides generally that these
                                          borrowers may not be charged interest
                                          on a loan in excess of 6% per annum
                                          during the period of the borrower's
                                          active duty. These shortfalls are not
                                          required to be paid by the borrower at
                                          any future time and will not be
                                          advanced by the servicer, unless
                                          otherwise specified in the related
                                          prospectus supplement. To the extent
                                          these shortfalls reduce the amount of
                                          interest paid to the holders of
                                          securities with the benefit of an
                                          insurance policy, unless otherwise
                                          specified in the related prospectus
                                          supplement, they will not be covered
                                          by the related insurance policy. In
                                          addition, the Relief Act imposes
                                          limitations that would impair the
                                          ability of the servicer to foreclose
                                          on an affected loan during the
                                          borrower's
                                          period of active duty status, and,
                                          under some circumstances, during an
                                          additional period thereafter.

 You Could Be Adversely Affected by       Federal, state, and local laws and
 Violations of Environmental Laws         regulations impose a wide range of
                                          requirements on activities that may
                                          affect the environment, health, and
                                          safety. In certain circumstances,
                                          these laws and regulations impose
                                          obligations on "owners" or "operators"
                                          of residential properties such as
                                          those that secure the loans held in
                                          the issuing entity. Failure to comply
                                          with these laws and regulations can
                                          result in fines and penalties that
                                          could be assessed against the trust if
                                          it were to be considered an "owner" or
                                          "operator" of the related property. A
                                          property "owner" or "operator" can
                                          also be held liable for the cost of
                                          investigating and remediating
                                          contamination, regardless of fault,
                                          and for personal injury or property
                                          damage arising from exposure to
                                          contaminants.

                                          In some states, a lien on the property
                                          due to contamination has priority over
                                          the lien of an existing mortgage.
                                          Also, under certain circumstances, a
                                          mortgage lender may be held liable as
                                          an "owner" or "operator" for costs
                                          associated with the release of
                                          hazardous substances from a site, or
                                          petroleum from an underground storage
                                          tank under certain circumstances. If
                                          the issuing entity were to be
                                          considered the "owner" or "operator"
                                          of a property, it will suffer losses
                                          as a result of any liability imposed
                                          for environmental hazards on the
                                          property.

      Ratings of the Securities Do Not    Any class of securities offered under
      Assure Their Payment                this prospectus and the accompanying
                                          prospectus supplement will be rated in
                                          one of the four highest rating
                                          categories of at least one nationally
                                          recognized rating agency. A rating is
                                          based on the adequacy of the value of
                                          the trust assets and any credit
                                          enhancement for that class, and, in
                                          the case of surety bonds, insurance
                                          policies, letters of credit or
                                          guarantees, primarily on the claims
                                          paying ability of any related surety
                                          provider, insurer, letter of credit
                                          provider or guarantor, and reflects
                                          the rating agency's assessment of how
                                          likely it is that holders of the class
                                          of securities will receive the
                                          payments to which they are entitled. A
                                          rating does not constitute an
                                          assessment of how likely it is that
                                          principal prepayments on the
                                          underlying loans will be made, the
                                          degree to which the rate of
                                          prepayments might differ from that
                                          originally anticipated, or the
                                          likelihood that the securities will be
                                          redeemed early. A rating is not a
                                          recommendation to purchase, hold, or
                                          sell securities because it does not
                                          address the market price of the
                                          securities or the suitability of the
                                          securities for any particular
                                          investor.

                                          A rating may not remain in effect for
                                          any given period of time and the
                                          rating agency could lower or withdraw
                                          the rating in the future. For example,
                                          the rating agency could lower or
                                          withdraw its rating due to:

                                          o   a decrease in the adequacy of the
                                              value of the trust assets or any
                                              related credit enhancement,

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                                          o   an adverse change in the financial
                                              or other condition of a credit
                                              enhancement provider, or

                                          o   a change in the rating of the
                                              credit enhancement provider's
                                              long-term debt.

                                          The amount, type, and nature of credit
                                          enhancement established for a class of
                                          securities will be determined on the
                                          basis of criteria established by each
                                          rating agency rating classes of the
                                          securities. These criteria are
                                          sometimes based upon an actuarial
                                          analysis of the behavior of similar
                                          loans in a larger group. That analysis
                                          is often the basis upon which each
                                          rating agency determines the amount of
                                          credit enhancement required for a
                                          class. The historical data supporting
                                          any actuarial analysis may not
                                          accurately reflect future experience,
                                          and the data derived from a large pool
                                          of similar loans may not accurately
                                          predict the delinquency, foreclosure,
                                          or loss experience of any particular
                                          pool of mortgage loans. Mortgaged
                                          properties may not retain their
                                          values. If residential real estate
                                          markets experience an overall decline
                                          in property values such that the
                                          outstanding principal balances of the
                                          loans held in a particular issuing
                                          entity and any secondary financing on
                                          the related mortgaged properties
                                          become equal to or greater than the
                                          value of the mortgaged properties, the
                                          rates of delinquencies, foreclosures,
                                          and losses could be higher than those
                                          now generally experienced in the
                                          mortgage lending industry. In
                                          addition, adverse economic conditions
                                          may affect timely payment by
                                          mortgagors on their loans regardless
                                          of whether the conditions affect real
                                          property values and, accordingly, the
                                          rates of delinquencies, foreclosures,
                                          and losses in any issuing entity.
                                          Losses from this that are not covered
                                          by a credit enhancement will be borne,
                                          at least in part, by the holders of
                                          one or more classes of securities.

      Book-Entry Registration             Securities issued in book-entry form
  Limit on Liquidity                      may have only limited liquidity in the
                                          resale market, since investors may be
                                          unwilling to purchase securities for
                                          which they cannot obtain physical
                                          instruments.

  Limit on Ability to Transfer or Pledge  Transactions in book-entry securities can be effected only through The
                                          Depository Trust Company, its
                                          participating organizations, its
                                          indirect participants, and certain
                                          banks. Therefore, your ability to
                                          transfer or pledge securities issued
                                          in book-entry form may be limited.

  Delays in Distributions                 You may experience some delay in the
                                          receipt of distributions on book-entry
                                          securities since the distributions
                                          will be forwarded by the trustee to
                                          The Depository Trust Company for it to
                                          credit the accounts of its
                                          participants. In turn, these
                                          participants will then credit the
                                          distributions to your account either
                                          directly or indirectly through
                                          indirect participants.

 Pre-Funding Accounts Will Not Be Used    The prospectus supplement for a series
 to Cover Losses on the Loans             of securities may provide that on the
                                          closing date for that series, the
                                          depositor will deposit cash into a
                                          pre-funding account. The amount
                                          deposited into the pre-funding account
                                          will never exceed 50% of the initial
                                          aggregate principal amount of the
                                          certificates and/or notes of the
                                          related
                                          series. The pre-funding account will
                                          only be used to purchase additional
                                          loans from the depositor during the
                                          period beginning with the related
                                          closing date and ending not more than
                                          one year after the closing date. The
                                          depositor will acquire these
                                          additional loans from the seller or
                                          sellers specified in the related
                                          prospectus supplement. The trustee for
                                          the related series will maintain the
                                          pre-funding account. Amounts on
                                          deposit in the pre-funding account
                                          will not be used to cover losses on or
                                          in respect of the related loans.

 Unused Amounts on Deposit in Any Pre-    Any amounts remaining in a pre-funding
 Funding Account Will Be Paid as          account at the end of the period
 Principal to Securityholders             specified in the applicable prospectus
                                          supplement will be distributed as a
                                          prepayment of principal to the related
                                          securityholders on the first
                                          distribution date after the end of
                                          that period. Any such distribution
                                          will be made in the amounts and
                                          according to the priorities specified
                                          in the related prospectus supplement.
                                          The holders of one or more classes of
                                          the related series of securities will
                                          bear the entire reinvestment risk
                                          resulting from that prepayment.

 Secondary Market for the Securities      The related prospectus supplement for
 May Not Exist                            each series will specify the classes
                                          in which the underwriter intends to
                                          make a secondary market, but no
                                          underwriter will have any obligation
                                          to do so. We can give no assurance
                                          that a secondary market for the
                                          securities will develop or, if it
                                          develops, that it will continue.
                                          Consequently, you may not be able to
                                          sell your securities readily or at
                                          prices that will enable you to realize
                                          your desired yield. If only a portion
                                          of a class of offered certificates has
                                          been sold to the public, the market
                                          for the offered certificates could be
                                          illiquid because of the small amount
                                          of these certificates held by the
                                          public. In addition, the market
                                          overhang created by the existence of
                                          offered certificates that the market
                                          is aware may be sold to the public in
                                          the near future could adversely affect
                                          your ability to sell your
                                          certificates. The market values of the
                                          securities are likely to fluctuate.
                                          Fluctuations may be significant and
                                          could result in significant losses to
                                          you.

                                          The secondary markets for asset backed
                                          securities have experienced periods of
                                          illiquidity and can be expected to do
                                          so in the future. Illiquidity can have
                                          a severely adverse effect on the
                                          prices of securities that are
                                          especially sensitive to prepayment,
                                          credit or interest rate risk, or that
                                          have been structured to meet the
                                          investment requirements of limited
                                          categories of investors.

 Bankruptcy or Insolvency May Affect      The seller and the depositor will take
 the Timing and Amount of Distributions   steps to structure the transfer of the
 on the Securities                        loans held in the issuing entity by
                                          the seller to the depositor as a sale.
                                          The depositor and the issuing entity
                                          will take steps to structure the
                                          transfer of the loans from the
                                          depositor to the issuing entity as a
                                          sale. If these characterizations are
                                          correct, then if the seller were to
                                          become bankrupt, the loans would not
                                          be part of the seller's bankruptcy
                                          estate and would not be available to
                                          the seller's creditors. On the other
                                          hand, if the seller becomes bankrupt,
                                          its
                                          bankruptcy trustee or one of its
                                          creditors may attempt to
                                          recharacterize the sale of the loans
                                          as a borrowing by the seller, secured
                                          by a pledge of the loans. Presenting
                                          this position to a bankruptcy court
                                          could prevent timely payments on the
                                          securities and even reduce the
                                          payments on the securities.
                                          Additionally, if that argument is
                                          successful, the bankruptcy trustee
                                          could elect to sell the loans and pay
                                          down the securities early. Thus, you
                                          could lose the right to future
                                          payments of interest, and might suffer
                                          reinvestment losses in a lower
                                          interest rate environment. Similarly,
                                          if the characterizations of the
                                          transfers as sales are correct, then
                                          if the depositor were to become
                                          bankrupt, the loans would not be part
                                          of the depositor's bankruptcy estate
                                          and would not be available to the
                                          depositor's creditors. On the other
                                          hand, if the depositor becomes
                                          bankrupt, its bankruptcy trustee or
                                          one of its creditors may attempt to
                                          recharacterize the sale of the loans
                                          as a borrowing by the depositor,
                                          secured by a pledge of the loans.
                                          Presenting this position to a
                                          bankruptcy court could prevent timely
                                          payments on the securities and even
                                          reduce the payments on the securities.

                                          If the servicer becomes bankrupt, the
                                          bankruptcy trustee may have the power
                                          to prevent the appointment of a
                                          successor servicer. Any related delays
                                          in servicing could result in increased
                                          delinquencies or losses on the loans.
                                          The period during which cash
                                          collections may be commingled with the
                                          servicer's own funds before each
                                          distribution date for securities will
                                          be specified in the applicable
                                          prospectus supplement. If the servicer
                                          becomes bankrupt and cash collections
                                          have been commingled with the
                                          servicer's own funds, the issuing
                                          entity will likely not have a
                                          perfected interest in those
                                          collections. In this case the trust
                                          might be an unsecured creditor of the
                                          servicer as to the commingled funds
                                          and could recover only its share as a
                                          general creditor, which might be
                                          nothing. Collections commingled but
                                          still in an account of the servicer
                                          might also be included in the
                                          bankruptcy estate of the servicer even
                                          though the trust may have a perfected
                                          security interest in them. Their
                                          inclusion in the bankruptcy estate of
                                          the servicer may result in delays in
                                          payment and failure to pay amounts due
                                          on the securities. Federal and state
                                          statutory provisions affording
                                          protection or relief to distressed
                                          borrowers may affect the ability of
                                          the secured mortgage lender to realize
                                          upon its security in other situations
                                          as well. For example, in a proceeding
                                          under the federal Bankruptcy Code, a
                                          lender may not foreclose on a
                                          mortgaged property without the
                                          permission of the bankruptcy court. In
                                          certain instances a bankruptcy court
                                          may allow a borrower to reduce the
                                          monthly payments, change the rate of
                                          interest, and alter the mortgage loan
                                          repayment schedule for under
                                          collateralized mortgage loans. The
                                          effect of these types of proceedings
                                          can be to cause delays in receiving
                                          payments on the loans underlying
                                          securities and even to reduce the
                                          aggregate amount of payments on the
                                          loans underlying securities.

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


 Holders of Original Issue Discount       Debt securities that are compound
 Securities Are Required to Include       interest securities will be, and
 Original Issue Discount in Ordinary      certain other debt may be, securities
 Gross Income as It Accrues               issued with original issue income
                                          discount for federal tax purposes. A
                                          holder of debt securities issued with
                                          original issue discount is required to
                                          include original issue discount in
                                          ordinary gross income for federal
                                          income tax purposes as it accrues,
                                          before receiving the cash attributable
                                          to that income. Accrued but unpaid
                                          interest on the debt securities that
                                          are compound interest securities
                                          generally will be treated as original
                                          issue discount for this purpose.

                                          See "Federal Income Tax
                                          Consequences-Taxation of Debt
                                          Securities-Interest and Acquisition
                                          Discount" and "-Market Discount."

 The Principal Amount of Securities May   The market value of the assets
 Exceed the Market Value of the Issuing   relating to a series of securities at
 Entity Assets                            any time may be less than the
                                          principal amount of the securities of
                                          that series then outstanding, plus
                                          accrued interest. In the case of a
                                          series of notes, after an event of
                                          default and a sale of the assets
                                          relating to a series of securities,
                                          the trustee, the servicer, the credit
                                          enhancer, if any, and any other
                                          service provider specified in the
                                          related prospectus supplement
                                          generally will be entitled to receive
                                          the proceeds of that sale to the
                                          extent of unpaid fees and other
                                          amounts owing to them under the
                                          related transaction document prior to
                                          distributions to securityholders. Upon
                                          any sale of the assets in connection
                                          with an event of default, the proceeds
                                          may be insufficient to pay in full the
                                          principal of and interest on the
                                          securities of the related series.

                                          Certain capitalized terms are used in
                                          this prospectus to assist you in
                                          understanding the terms of the
                                          securities. The capitalized terms used
                                          in this prospectus are defined on the
                                          pages indicated under the caption
                                          "Index of Principal Terms" on page
                                          124.

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                              The Issuing Entity(1)

      This prospectus relates to either Mortgage Pass-Through Certificates or Mortgage Pass-Through Notes, or a combination of those, which may be sold from time to time in one or more series by the depositor, IndyMac MBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate agreement to be entered into with respect to each series. The securities of each series will represent interests in the assets of the related issuing entity, and the notes of each series will be secured by the pledge of the assets of the related issuing entity. The issuing entity for each series will be held by the trustee for the benefit of the related securityholders. Each issuing entity will consist of the issuing entity assets (the "Issuing Entity Assets") consisting of:

      o a pool of mortgage loans of the type or types specified in the related prospectus supplement, together with payments relating to those loans,

      o mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

      o other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

      The depositor will cause the Issuing Entity Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The servicer named in the related prospectus supplement will service the Issuing Entity Assets pursuant to:

      o a pooling and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of certificates,

      o a servicing agreement between the trustee and the servicer, in the case of a series consisting of certificates and notes, or

      o a sale and servicing agreement among the depositor, the servicer and the trustee, in the case of a series consisting of notes.

      The servicer will receive a fee for its services. See "Loan Program" and "The Agreements" in this prospectus. With respect to loans serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related agreement as if the servicer alone were servicing those loans.

      In the case of a series consisting of certificates, the term "agreement" means the related pooling and servicing agreement. In the case of a series consisting of certificates and notes, the term "agreement" means the related trust agreement, indenture and servicing agreement, as the context requires. In the case of a series consisting of notes, the term "agreement" means the related trust agreement, sale and servicing agreement or indenture, as the context requires.

      If specified in the related prospectus supplement, an issuing entity for a series may be a business trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the related trustee.

      Before the initial offering of a series of securities, the issuing entity for that series will have no assets or liabilities. The issuing entity for a series is not expected to engage in any activities other than:

----------
(1) Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single issuing entity consisting primarily of the Issuing Entity Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificates of one specific series and the term issuing entity will refer to one specific issuing entity.

      o acquiring, holding and managing the related Issuing Entity Assets and any other assets specified in this prospectus and the related prospectus supplement (including any proceeds of those assets),

      o     issuing securities and making distributions on them, and

      o     certain other related activities.

      The issuing entity for a series is not expected to have any source of capital other than its assets and any related credit enhancement.

      The related prospectus supplement may provide for additional obligations of the depositor, but if it does not, the depositor's only obligations with respect to a series of securities will be to obtain certain representations and warranties from the seller and to assign to the related trustee the depositor's rights with respect to those representations and warranties. See "The Agreements- Assignment of the Issuing Entity Assets." The servicer's obligations with respect to the loans will consist mainly of its contractual servicing obligations under the related agreement (including its obligation to enforce the obligations of the sellers, as described in this prospectus under "Loan Program-Representations by Seller; Repurchases" and "-Assignment of the Issuing Entity Assets"), and any obligation to make cash advances in the event of delinquent payments on the loans, as described under "Description of the Securities-Advances" in this prospectus. The servicer's obligation to make advances may be limited, as described in this prospectus and the related prospectus supplement.

      The securities will be entitled to payment from the assets of the related issuing entity or other assets pledged for the benefit of the holders of the securities as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor. The applicable prospectus supplement may specify the Issuing Entity Assets that an issuing entity will consist of, but if it does not, the Issuing Entity Assets of any issuing entity will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related prospectus supplement.

      The following is a brief description of the Issuing Entity Assets expected to be included in the issuing entities. If specific information about the Issuing Entity Assets is not known at the time the related series of securities initially is offered, the related prospectus supplement will contain more general information of the nature described below, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") after the initial issuance of the related series of securities. A maximum of 5% of the Issuing Entity Assets (relative to the related pool principal balance) as they will be constituted at the time that the applicable detailed description of Issuing Entity Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement. A schedule of the Issuing Entity Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans--General

      The mortgage loans will be secured by first and, if so specified in the related prospectus supplement, subordinate mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

      The mortgage loans will consist of single family loans, multifamily loans, mixed-use loans, closed-end second-lien loans, home equity line of credit loans, lot loans or home improvement contracts. If specified in the related prospectus supplement, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the "FHA") or the Department of Veterans' Affairs (the "VA").

      The real property that secures repayment of the mortgage loans is referred to collectively as "mortgaged properties." The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement. The mortgaged properties will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination.

      The applicable prospectus supplement may specify the day or days on which bi-weekly or monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

      o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate borne by that loan (the "Loan Rate") for a period of time or for the life of the loan; the amount of the difference may be contributed by the seller of the property or another source.

      o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment (referred to as a "balloon payment") of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

      o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period, including periods in which payments are interest only. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      o The mortgage loans generally may be prepaid at any time without the payment of any prepayment charge. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment charge, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment charge in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

      An issuing entity may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate initially paid by the mortgagor, on annual increases in the interest rate and on the length of the buydown period.

      The real properties securing repayment of the loans are referred to as the properties. The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a property. In the case of closed-end second-lien loans, liens will be, in the case of home equity line of credit loans and home improvement contracts, liens generally will be, and in the case of all other loans, liens may be subordinated to one or more senior liens on the related properties, as described in the related prospectus supplement. In addition to being secured by mortgages on real estate, the home improvement contracts may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the closed-end second-lien loans, home equity line of credit loans and home improvement contracts may include loans (primarily for home improvement or debt consolidation purposes) in amounts exceeding the value of the related properties at the time of origination. The properties and the home improvements are collectively referred to in this prospectus as the "Properties" and are individually referred to as a "Property." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with certain Loan-to-Value Ratios (defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any such coverage will be described in the applicable prospectus supplement.

      The related prospectus supplement will disclose the aggregate principal balance of loans secured by owner-occupied properties. The related prospectus supplement also may state the basis for representations relating to Single Family Properties (defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by owner-occupied Single Family Properties will be the borrower's representation at origination that the borrower intends to use the Property as a primary residence.

      Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, security interests in shares issued by cooperative housing corporations, and certain other dwelling units ("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests the related prospectus supplement may specify the leasehold term, but if it does not, the stated term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

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      Multifamily Loans. Properties securing multifamily loans may include small multifamily residential properties such as rental apartment buildings or projects containing five to fifty residential units, including mid-rise and garden apartments. Certain of the multifamily loans may be secured by apartment buildings owned by cooperatives. The cooperative owns all the apartment units in the building and all common areas. The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements conferring exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative makes a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its loan, real property taxes, maintenance expenses and other capital or ordinary expenses. That monthly payment is in addition to any payments of principal and interest the tenant-stockholder makes on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will depend in large part on its receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units the cooperative controls. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the time of the applicable cut-off date (measured by principal balance), will be comprised of multifamily loans.

      Mixed-Use Loans. The properties securing mixed-use loans will be improved by structures that have both residential and commercial units. No more than 10% of the aggregate Issuing Entity Assets for any series, as constituted at the applicable cut-off date (measured by principal balance), will be comprised of mixed-use loans.

      Closed-End Second-Lien Loans. The mortgaged properties relating to closed-end second-lien loans will be Single Family Properties. The full amount of a closed-end second-lien loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments designed to fully amortize the loan at its stated maturity. Except as provided in the related prospectus supplement, the original terms to stated maturity of closed-end second-lien loans will not exceed 360 months. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Home Equity Line of Credit Loans. The mortgaged properties relating to home equity line of credit loans will be Single Family Properties. As more fully described in the related prospectus supplement, interest on each home equity line of credit loan (excluding introductory rates offered from time to time during promotional periods) is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a home equity line of credit loan may be drawn down (up to a maximum amount specified in the related prospectus supplement) or repaid under each home equity line of credit loan from time to time, but may be subject to a minimum periodic payment. Except as provided in the related prospectus supplement, the Issuing Entity Assets will not include any amounts borrowed under a home equity line of credit loan after the cut-off date. With respect to certain circumstances, a borrower may choose an interest only payment option whereby the borrower pays only the amount of interest accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      Lot Loans. These loans provide short-term financing for borrowers buying a parcel of land that has been improved for residential use with the intention of building a home thereon. Each lot loan is secured by a parcel of land that has been improved for residential use, which generally means that it is legally accessible by street and utilities such as sewer, electricity and water have been brought to the parcel or are available in the street, but a dwelling has not yet been built thereon. Lot loans may include loans to finance the construction of a dwelling on such a parcel and construction loans which convert into permanent loans upon the completion of construction.

      Home Improvement Contracts. The Issuing Entity Assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, spas, kitchen and bathroom remodeling goods, solar heating panels and other exterior and interior renovations and general remodeling projects. The home improvement contracts will be secured by mortgages on Single Family Properties that are generally subordinate to other mortgages on the same Property. In general, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

      Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

      o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of securities or another date referred to in the related prospectus supplement as a cut-off date,

      o the type of property securing the mortgage loans (e.g., single family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes, small multi-family properties or other real property or home improvements),

      o     the original terms to maturity of the mortgage loans,

      o     the ranges of the principal balances of the mortgage loans,

      o the earliest origination date and latest maturity date of any of the mortgage loans,

      o the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios (each as defined below), as applicable, of the loans at origination,

      o the Loan Rates or annual percentage rates ("APR") or range of Loan Rates or APRs borne by the loans,

      o     the maximum and minimum per annum mortgage rates and

      o     the geographical distribution of the mortgage loans.

      If the depositor does not know specific information about the mortgage loans at the time the related securities are initially offered, the related prospectus supplement will contain more general information of the type described above.

      Unless otherwise specified in the related prospectus supplement, the "Loan-to-Value Ratio" of a loan at any given time is a fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the collateral value of the related Property.

      Unless otherwise specified in the related prospectus supplement, the "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of

      (x) the sum of

      o the original principal balance of the loan (or, in the case of a home equity line of credit loan, the maximum amount available at origination), and

      o the outstanding principal balance at the date of origination of the loan of any senior loan(s) (or, in the case of any open-ended senior loan, the maximum available line of credit with respect to that loan at origination, regardless of any lesser amount actually outstanding at the date of origination of the loan, to

      (y) the collateral value of the related Property.

      The applicable prospectus supplement may specify how the collateral value of a Property will be calculated, but if it does not, the collateral value of a Property (other than with respect to certain loans the proceeds of which were used to refinance an existing loan), is the lesser of:

      o     the sales price for the property, and

      o the appraised value determined in an appraisal obtained by the originator at origination of the loan.

In the case of refinance loans, the collateral value of the related Property is generally the appraised value determined in an appraisal obtained at the time of refinancing.

      We can give no assurance that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market were to experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, and any primary or secondary financing on the Properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

      The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the securityholders of the related series. The servicer named in the related prospectus supplement will service the mortgage loans pursuant to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and will receive a fee for its services. See "Mortgage Loan Program" and "The Agreements."

      The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of securities the depositor's rights with respect to the representations and warranties. See "The Agreements--Assignment of Issuing Entity Assets." The obligations of the servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable (including its obligation to enforce the obligations of the sellers, as more fully described under "Mortgage Loan Program--Representations by Sellers; Repurchases") and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Securities--Advances." The obligations of the servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

      The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first and, if so specified in the related prospectus supplement, subordinate, liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Issuing Entity Assets of the related issuing entity may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

Agency Securities

      Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

      Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

      Ginnie Mae Certificates. Each Ginnie Mae certificate held in an issuing entity will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

      If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

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      Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

      Regular monthly installment payments on each Ginnie Mae certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in an issuing entity or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of securities may be held in book-entry form.

      The Ginnie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

      Mortgage loans underlying the Freddie Mac certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, regardless of whether received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of securities, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac securityholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment charges, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

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


      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

      Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

      Mortgage loans underlying Fannie Mae certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, regardless of whether received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of whether the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

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      Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

      The Fannie Mae certificates included in an issuing entity, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

      Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in an issuing entity.

Private Mortgage-Backed Securities

      Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

      The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling residential mortgage loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related issuing entity. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by

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


an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

      The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family property or residential lot or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative or small multifamily residential properties, such as rental apartment buildings or projects containing five to fifty residential units, or by closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

      The prospectus supplement for a series for which the issuing entity includes Private Mortgage-Backed Securities will specify

      o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the issuing entity;

      o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

            o     the payment features of the mortgage loans,

            o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

            o the servicing fee or range of servicing fees with respect to the mortgage loans and

            o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

      o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

      o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

      o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

      o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

      o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

      o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities;

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


      o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities; and

      o as appropriate, shall indicate whether the information required to be presented with respect to the Private Mortgage-Backed Securities as a "significant obligor" is either incorporated by referenced, provided directly by the issuer or provided by reference to the Exchange Act filing of another entity.

      Private Mortgage-Backed Securities included in the issuing entity for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act") or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Substitution of Issuing Entity Assets

      Substitution of Issuing Entity Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the trustee determines that the documentation with respect to any Mortgage Asset is incomplete. See "Loan Program--Representations by Sellers; Repurchases." The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Issuing Entity Assets may be substituted for Issuing Entity Assets initially included in the issuing entity.

Available Information

      The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports and information statements, and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor's SEC Securities Act file number is 333-132042.

      This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference; Reports Filed with the SEC

      All documents filed for the issuing entity referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

      The depositor or servicer on behalf of the issuing entity of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c) 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

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


o Reports on Form 8-K (Current Report), following the issuance of the series of securities of the related issuing entity, including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Issuing Entity Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

o Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

o Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

o Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

      Neither the depositor nor the servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each issuing entity formed by the depositor will have a separate file number assigned by the SEC. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under issuing entity's specific number, which will be a series number assigned to the file number of the depositor shown above.

      The trustee on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

Reports to Securityholders

      The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. All other reports filed with the SEC concerning the issuing entity will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any issuing entity, but will not be made available through a website of the depositor, the servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also viewed electronically at the internet Web site of the SEC shown above under "--Available Information."

      The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the series of securities, among other things:

      o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment charges;

      o     the amount of the distribution allocable to interest;

      o     the amount of any advance;

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


      o the aggregate amount otherwise allocable to the subordinated securityholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the securityholders;

      o the Class Security Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

      o the percentage of principal payments on the Issuing Entity Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

      o the percentage of principal prepayments with respect to the Issuing Entity Assets, if any, which each class will be entitled to receive on the following distribution date;

      o the related amount of the servicing compensation retained or withdrawn from the Security Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

      o the number and aggregate principal balances of mortgage loans (A) delinquent (exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

      o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

      o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

      o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

      o the pass-through rate as of the day before the preceding distribution date; and

      o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a securityholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for securityholders to prepare their tax returns.

                                 Use of Proceeds

      The depositor will apply the net proceeds from the sale of the securities to the purchase of Issuing Entity Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell securities in series from time to time, but the timing and amount of securities offerings will depend on a number of factors, including the volume of Issuing Entity Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  The Depositor

      IndyMac MBS, Inc., a Delaware corporation, was organized on July 9, 1999 for the limited purpose of acquiring, owning and transferring Issuing Entity Assets and selling interests in them or bonds secured by them. The depositor is a limited purpose finance subsidiary of IndyMac Bank, F.S.B., a federal savings bank organized under the laws of the United States. The depositor maintains its principal office at 155 North Lake Avenue, Pasadena, California 91101. Its telephone number is (800) 669-2300.

      The depositor's obligations after issuance of the securities include delivery of the Issuing Entity Assets and certain related documents and instruments, repurchasing Issuing Entity Assets in the event of certain breaches of representations and warranties made by the depositor, providing tax-related information to the trustee and maintaining the trustee's first and/or subordinate priority perfected security interest in the Issuing Entity Assets.

      Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                              Mortgage Loan Program

      The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The discussion below under "Underwriting Process" contains a general description of underwriting standards that are applicable to most sellers. A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

Underwriting Standards

      The applicable prospectus supplement may provide for the seller's representations and warranties relating to the mortgage loans, but if it does not, each seller will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting police of the FHA or the VA, as the case may be.

Underwriting Process

      Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Property as collateral. Most lenders offer a number of different underwriting programs. Some programs place more emphasis on a borrower's credit standing and repayment ability while others emphasize the value and adequacy of the Property as collateral. The most comprehensive of the programs emphasize both.

      In general, where a loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

      In determining the adequacy of the Property as collateral, an appraisal is made of each property considered for financing. Except as described in the applicable prospectus supplement, an appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

      Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

      In the event a lender underwrites mortgage loans under programs less restrictive than the one described above, a description of those programs will be set forth in the related prospectus supplement.

      Certain of the types of mortgage loans that may be included in an issuing entity may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

      Each seller must be an institution experienced in originating mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate those mortgage loans.

Representations by Sellers; Repurchases

      Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of securities. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

      o that a lender's policy of title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) or a commitment to issue the policy was effective on the date of origination of each loan, other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

      o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

      o that each mortgage loan is secured by a valid first lien on, or a first perfected security interest with respect to, the Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement or sale and servicing agreement, as applicable) and that the Property was free of material damage;

      o that there were no delinquent tax or assessment liens against the Property; and

      o that each loan at the time it was originated and on the date of transfer by the seller to the depositor complied in all material respects with all applicable local, state and federal laws.

      As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

      As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of securities, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of securities evidencing an interest in the mortgage loan. Because the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan

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


by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, the representations concerning fraud in the origination of the mortgage loan will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the issuing entity for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of securities. If the servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the servicer in its capacity as the servicer.

      The trustee, if the servicer is the seller, or the servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the servicer or the trustee, as the case may be, then the seller will be obligated to either

            o repurchase the mortgage loan from the issuing entity at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the servicer with respect to the mortgage loan or

            o substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

      If an election is to be made to treat an issuing entity or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the related issuing entity or from any holder of the related residual certificate. See "Description of the Securities-- General" and in the related prospectus supplement. Except in those cases in which the servicer is the seller, the servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a seller.

      Neither the depositor nor the servicer (unless the servicer is the seller) will be obligated to purchase or substitute a mortgage loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the servicer, the servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Issuing Entity Assets."

                                Static Pool Data

      If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for IndyMac Bank, F.S.B. or any other person specified in the related prospectus supplement will be made available through a website. The prospectus supplement related to each series for which the static pool data is provided through a website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this

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


prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

      Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

      o with respect to information regarding prior securitized pools of IndyMac Bank, F.S.B. (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

      o with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

      Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

                         Description of the Securities

      The prospectus supplement relating to the securities of each series to be offered under this prospectus will, among other things, set forth for the securities, as appropriate:

      o a description of the class or classes of securities and the rate at which interest will be passed through to holders of each class of securities entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

      o the initial aggregate principal balance of each class of securities included in the series, the dates on which distributions on the securities will be made and, if applicable, the initial and final scheduled distribution dates for each class;

      o information as to the assets comprising the issuing entity, including the general characteristics of the Issuing Entity Assets included in the issuing entity and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the issuing entity, and the amount and source of any reserve fund;

      o the circumstances, if any, under which the issuing entity may be subject to early termination;

      o the method used to calculate the amount of principal to be distributed with respect to each class of securities;

      o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

      o     the distribution dates with respect to the series;

      o additional information with respect to the plan of distribution of the securities;

      o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

      o the aggregate original percentage ownership interest in the issuing entity to be evidenced by each class of securities;

      o information as to the nature and extent of subordination with respect to any class of securities that is subordinate in right of payment to any other class; and

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


      o     information as to the seller, the servicer and the trustee.

      Each series of certificates will be issued pursuant to a separate Pooling and Servicing Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Pooling and Servicing Agreement will be dated as of the related cut-off date, will be among the depositor, the servicer and the trustee for the benefit of the holders of the securities of the related series. Each series of notes will be issued pursuant to an indenture (the "Indenture") between the related issuing entity and the entity named in the related prospectus supplement as trustee with respect to the related series, and the related loans will be serviced by the servicer pursuant to a Sale and Servicing Agreement. Each Indenture will be dated as of the cut-off date and the Issuing Entity Assets will be pledged to the related trustee for the benefit of the holders of the securities of the related series.

      A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related issuing entity. The following are descriptions of the material provisions which may appear in each agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreement for each series of securities and the applicable prospectus supplement. The depositor will provide a copy of the agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to IndyMac MBS, Inc., 155 North Lake Avenue, Pasadena, California 91101, Attention: Transaction Management. The following summaries describe material provisions that may appear in each agreement.

General

      The securities of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement. In the case of certificates, the securities will evidence specified beneficial ownership interests in the related issuing entity. In the case of notes, the securities will be secured by the assets of the related issuing entity. In both cases, the securities will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Issuing Entity Assets will not be insured or guaranteed by any governmental entity or other person. Each issuing entity will consist of, to the extent provided in the related agreement,

      o the Issuing Entity Assets that from time to time are subject to the related agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

      o the assets required to be deposited in the related Security Account from time to time;

      o property that secured a mortgage loan and that is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

      o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

      If specified in the related prospectus supplement, an issuing entity may also include one or more of the following: reinvestment income on payments received on the Issuing Entity Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

      Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Issuing Entity Assets in the related issuing entity. These specified percentages may be 0%. Each class of notes of a series will be secured by the related Issuing Entity Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under"--Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of securities may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Issuing Entity Assets in the related issuing entity, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

      The trustee will make distributions of either or both of principal and interest on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the addresses appearing in the security register maintained for securityholders; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

      The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code of certain classes of securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the servicer or the depositor to any obligation or liability in addition to those undertaken in the applicable agreement.

      As to each series, an election may be made to treat the related issuing entity or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series for which a REMIC election is to be made, the servicer or a holder of the related residual interest or ownership will be obligated to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the servicer's reimbursement rights, but if it does not, the servicer will be entitled to reimbursement for that payment from the assets of the issuing entity or from any holder of the related residual certificate or ownership interest. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to the related residual securities are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the servicer may be deducted from the amounts otherwise distributable to the other classers of securities of the series.

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Distributions on Securities

      General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, for that series. See "Credit Enhancement" in this prospectus and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

      The trustee will make distributions allocable to principal of and interest on the securities out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of securities will be made pro rata to all securityholders of that class.

      Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the related agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held in the Security Account for distribution on future distribution dates.

      Distributions of Interest. Interest will accrue on the aggregate original balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Security Balance of the class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributable until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. If the interest accrual period for a security ends two or more days before a distribution date, the effective yield will be lower than the yield obtained if interest on the security were to accrue through the day immediately preceding that distribution date. In addition, the effective yield (at par) to securityholders will be less than the indicated coupon rate.

      With respect to any class of accrual securities, any interest that has accrued but is not paid on a given distribution date will be added to the Class Security Balance of the class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual securities in the issuing entity, as reflected in the Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. A class of accrual securities will thereafter accrue interest on its outstanding Class Security Balance as so adjusted.

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      Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The Class Security Balance of any class of securities entitled to distributions of principal will be the original Class Security Balance of the class of securities specified in the prospectus supplement,

            o reduced by all distributions reported to the holders of the securities as allocable to principal

            o in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities,

            o in the case of adjustable rate securities, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization, and

            o if specified in the related prospectus supplement, reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

      A series of securities may include one or more classes of senior securities and one or more classes of subordinate securities. If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See "Credit Enhancement--Subordination" and "Credit Enhancement--Subordination of the Subordinated Securities" in the related prospectus supplement.

      Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Issuing Entity Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

      To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds or funds held in the Security Account for future distributions to securityholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the servicer's determination that the advances will be recoverable out of late payments by obligors on the Issuing Entity Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

      In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to securityholders, rather than to guarantee or insure against losses.

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      If the servicer makes advances from funds being held for future distribution to securityholders, the servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Security Account on the distribution date would be less than the amount required to be available for distributions to securityholders on the distribution date. Any advances will be reimbursable to the servicer out of recoveries on the specific Issuing Entity Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor or a seller pursuant to the related pooling and servicing agreement or sale and servicing agreement, as applicable). In addition, advances by the servicer also will be reimbursable to the servicer from cash otherwise distributable to securityholders (including the holders of senior securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. If specified in the related prospectus supplement, the obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

      In the event that the servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make such advance in its capacity as successor servicer. If the trustee makes such an advance, it will be entitled to be reimbursed for such advance to the same extent and degree as the servicer is entitled to be reimbursed for advances. See "Description of the Securities-Distributions on Securities."

Mandatory Auction

      The applicable prospectus supplement for a series of notes may provide for a Dutch auction of such notes to be held on a specified date, provided that certain conditions are met. The prospectus supplement may further provide for adjustments to the terms of the notes, including but not limited to, acceleration of principal repayments, reset of interest rate and/or payment by a credit enhancement provider, and such adjustments may be determined by the results of the Dutch auction.

Categories of Classes of Securities

      In general, classes of pass-through securities fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the series by reference to the following categories.

Categories of Classes                                Definition
                                                  Principal Types

Accretion Directed Class ...........  A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Issuing Entity Assets or other assets of the issuing entity for the related series.

Companion Class ....................  A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component Class ....................  A class consisting of "components." The components of a class of component
                                      securities may have different principal
                                      and interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

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Categories of Classes                                Definition
                                                  Principal Types

Non-Accelerated Senior or NAS ......  A class that, for the period of time specified in the related prospectus
                                      supplement, generally will not receive (in other words, is locked out) (1) principal prepayments on the underlying Issuing Entity Assets that are allocated disproportionately to the senior securities because of the shifting interest structure of the securities in the issuing entity and/or (2) scheduled principal payments on the underlying Issuing Entity Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Issuing Entity Assets of which the NAS Class is locked out will be distributed to the other classes of senior securities.

Notional Amount Class ..............  A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs ....  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class ..........  A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay Class ...............  Classes that receive principal payments in a prescribed sequence, that do not have
                                      predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip Class ........................  A class that receives a constant proportion, or "strip," of the principal payments on the underlying Issuing Entity Assets or other assets of the issuing entity.

Super Senior Class .................  A class that will not bear its proportionate share of realized losses
                                      (other than excess losses) as its share is directed to another class (the "Support Class") until the Class Security Balance of the Support Class is reduced to zero.

Support Class ......................  A class that absorbs realized losses other than excess losses that would otherwise be allocated to a Super Senior class after the related classes of subordinated securities are no longer outstanding.

Categories of Classes                                Definition
                                                  Principal Types

Targeted Principal Class or TACs ...  A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Issuing Entity Assets.

                                                    Interest Types

Fixed Rate .........................  A class with an interest rate that is fixed throughout the life of the class.

Floating Rate ......................  A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate ..............  A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate ......................  A class with an interest rate that resets periodically and is calculated by
                                      reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the underlying mortgage loans).

Interest Only ......................  A class that receives some or all of the interest payments made on the underlying
                                      Issuing Entity Assets or other assets of the issuing entity and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions of principal.

Principal Only .....................  A class that does not bear interest and is entitled to receive only distributions of principal.

Partial Accrual ....................  A class that accretes a portion of the amount of accrued interest on it, which
                                      amount will be added to the principal
                                      balance of the class on each applicable
                                      distribution date, with the remainder of the accrued interest to be distributed currently as interest on the class. The accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual ............................  A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the accrual class is retired.

      Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

      The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

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


LIBO Method

      If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Moneyline Telerate Page 3750, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Moneyline Telerate Page 3750, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

      Under this method the calculation agent will establish LIBOR on each LIBOR determination date as follows:

            (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

            (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

            o LIBOR as determined on the previous LIBOR determination date or

            o     the reserve interest rate.

      The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

            o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

            o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

            (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

      Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and will have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

      If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Moneyline Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the LIBOR method described under "LIBO Method."

      The calculation agent's determination of LIBOR on each LIBOR determination date and its calculation of the rate of interest for the applicable classes for the related interest accrual period will (in the absence of manifest error) be final and binding.

COFI

      The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

      A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

      The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

      The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

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


      The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

      The calculations agent's determination of COFI and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

      The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

      Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, relating to the particular series of securities. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

      The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the applicable agreement relating to the particular series of securities. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Securities

      If so specified in the related prospectus supplement, one or more classes of securities of any series may be issued as book-entry securities. Persons acquiring beneficial ownership interests in book-entry securities will hold their securities either:

      o directly through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of these systems, or

      o indirectly through organizations that are participants in these systems.

      Each class of book-entry securities will be issued in one or more securities that equal the aggregate principal balance of the class and will initially be registered in the name of Cede & Co. as the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's name, on the books of their respective depositaries. These depositaries will in turn hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described below, no person acquiring a beneficial interest in a book-entry security will be entitled to receive a physical certificate representing the security.

      The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry security. Beneficial ownership of a book-entry security may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

      Beneficial owners will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. While the securities are outstanding (except under the circumstances described below), DTC is required to make book-entry transfers of the securities among participants on whose behalf it acts and is required to receive and transmit distributions on the securities in accordance with rules, regulations and procedures creating and affecting DTC and its operations. Participants and indirect participants with whom beneficial owners have accounts are likewise required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Although beneficial owners will not possess physical certificates, the DTC rules, regulations and procedures provide a mechanism by which beneficial owners may receive distributions on the securities and transfer their interests in the securities.

      Beneficial owners will not receive or be entitled to receive certificates representing their interests in the securities except under the limited circumstances described below. Until definitive securities are issued, beneficial owners who are not participants may transfer ownership of their securities only through participants and indirect participants by instructing them to transfer securities through DTC for the accounts of the purchasers of those securities. In accordance with DTC's rules, regulations and procedures, transfers of ownership will be executed through DTC, and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make the appropriate debits and credits on their records on behalf of the selling and purchasing beneficial owners.

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


      Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from transactions with participants will be made during subsequent securities settlement processing and dated the business day after the DTC settlement date. These credits, and any transactions in the securities settled during processing, will be reported to the applicable Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant (described below) or Euroclear Participant (described below) to a DTC participant will be received with value on the DTC settlement date but will not be available in the applicable Clearstream, Luxembourg or Euroclear cash account until the business day after settlement in DTC.

      Transfers between DTC participants will be governed by DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will be governed by their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC and persons holding directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by the applicable depositary. These cross-market transactions, however, will require delivery of instructions to the applicable European international clearing system by the counterparty in that system according to its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the applicable European international clearing system will deliver instructions to the applicable depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with the procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the DTC Rules.

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

      Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

      On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

      Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical transfer of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 30 currencies, including United States dollars.

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Clearstream, Luxembourg provides its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System
(the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical transfer of certificates, as well as any risk from the lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing. It also interfaces with domestic markets in several countries in a manner similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, because the trustee will send payments to Cede & Co., as nominee of DTC. Distributions on securities held through Clearstream, Luxembourg or Euroclear and received by the applicable depositary will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with each system's rules and procedures. These distributions will be subject to tax reporting under the applicable United States laws and regulations. See "Federal Income Tax Consequences-Tax Treatment of Foreign Investors" and "-Tax Consequences to Holders of the Notes-Backup Withholding" in this prospectus. Because DTC can only act on behalf of financial intermediaries, the a beneficial owner's ability to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the book-entry securities, may be limited by the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market because some potential investors may not want to purchase securities for which they cannot obtain physical certificates.

         Until definitive securities are issued, it is anticipated that the only "securityholder" of the book-entry securities will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise the rights of securityholders indirectly through financial intermediaries and DTC. Monthly and annual reports for the related issuing entity will be provided to Cede & Co., as nominee of DTC. Cede & Co. may make them available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC. It may also make them available to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

      Until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities of a series under the related agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant, respectively, only in accordance with its applicable rules and procedures and subject to the applicable depositary's ability to effect actions on its behalf through DTC. At the direction of the related participants, DTC may take actions with respect to some securities that conflict with actions taken with respect to other securities.

      The applicable prospectus supplement may specify when and for what reasons definitive securities may be issued, but if it does not, definitive securities will be issued to beneficial owners of book-entry securities, or their nominees, rather than to DTC, only if:

      o DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities, and DTC or the trustee is unable to locate a qualified successor;

      o the depositor, at its sole option, elects to terminate the book-entry system through DTC;

      o or after the occurrence of an event of default, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC (or a successor to it) is no longer in the best interests of the beneficial owners.

      Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive securities through DTC. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the trustee will issue the definitive securities, and thereafter the trustee will recognize the holders of the definitive securities as securityholders under the applicable agreement.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      The servicer, the depositor and the trustee will not be responsible for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Clearance, Settlement And Tax Documentation Procedures

      Except in certain limited circumstances, the securities offered by a prospectus supplement, other than any residual securities, will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, upon request, through Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

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      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective European Depositaries, which in turn will hold such positions in accounts as Participants.

      Investors electing to hold their Global Securities through DTC or through Clearstream or Euroclear accounts will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary Global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on each class of Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

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


      Clearstream participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant's or Euroclear Participant's particular cost of funds.

      Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities according to the interest accrual method specified in the related prospectus supplement. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Clearstream participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            1. borrowing through Clearstream or Euroclear accounts) for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

            2. borrowing the Global Securities in the United States from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

            3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear Participant.

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


      Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. More complex rules apply to nominees and entities treated as partnerships that are not U.S. Persons.

o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

o Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      In each case, the Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective until the end of the third succeeding calendar year after the date such form is signed unless the information provided in the form changes. If information in the form changes, a new form must be provided within 30 days of such change.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                               Credit Enhancement

General

      Credit enhancement may be provided for one or more classes of a series of securities or with respect to the Issuing Entity Assets in the related issuing entity. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more

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


classes of the securities of the series, the establishment of one or more reserve funds, the use of a cross support feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the securities and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

      If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated securities will be subordinate to the rights of holders of one or more other classes of senior securities of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities also may be protected by a reduction in the ownership interest, if any, of the related subordinated securities or by any other method described in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Issuing Entity Assets and losses with respect to the Issuing Entity Assets will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Issuing Entity Assets over the lives of the securities or at any time, the aggregate losses on Issuing Entity Assets which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Issuing Entity Assets or aggregate losses on the Issuing Entity Assets were to exceed the amount specified in the related prospectus supplement, senior securityholders would experience losses on the securities.

      In addition to or instead of the subordination methods listed above, the prospectus supplement for a series may provide that all or a portion of the distributions otherwise payable to holders of subordinated securities on any distribution date will instead either be deposited into one or more reserve accounts established with the trustee, or distributed to the holders of senior securities. As specified in the related prospectus supplement, deposits into a reserve account may be made on each distribution date, or for specified time periods, or until the balance in the reserve account has reached a specified amount and thereafter, to the extent necessary to maintain the balance in the reserve account at any required level. Amounts on deposit in the reserve account for a series may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

      If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

      As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated securities, payments to senior securityholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

      With respect to any series with classes of senior and subordinated securities, the terms and priorities of the subordination may vary from those described in the preceding paragraphs. Any such variation will be described in the related prospectus supplement.

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


Letter of Credit

      Any letter of credit for a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. The specified bank will be obligated to honor drawings under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to a specified percentage of the aggregate principal balance of:

      o     the mortgage loans on the related cut-off date, or

      o     one or more classes of securities.

      If specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a mortgage loan. The amount available under the letter of credit will be reduced by the amount of unreimbursed payments under the letter of credit. The obligations of the bank issuing a letter of credit for any series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity. See "The Agreements-Termination: Optional Termination." A copy of any letter of credit for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Mortgage Pool Insurance Policies

      If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

      In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

      o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

      o hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

      o if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

      o the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances.

      Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the Property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any Property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

      The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a Property in accordance with plans and specifications. A failure of coverage for one of these reasons will not ordinarily result in a breach of the related seller's representations and, in that case, will not result in an obligation on the part of the seller to cure or repurchase the defaulted mortgage loan. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

      The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

Special Hazard Insurance Policies

      If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See "The Agreements--Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

      The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor

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


or the servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

      If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

      To the extent specified in the prospectus supplement, the servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Reserve Fund

      If so specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by one or more reserve funds held by the trustee, in trust, for the series of securities. The related prospectus supplement will specify whether a reserve fund will be included in the issuing entity for a series.

      The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

      Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified

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


commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the securityholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same issuing entity. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related issuing entities. If applicable, the related prospectus supplement will identify the issuing entities to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified issuing entities.

Insurance Policies, Surety Bonds and Guaranties

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, an issuing entity may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the issuing entity, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. If specified in the related prospectus supplement, the issuing entity may include a guaranteed investment contract pursuant to which the issuing entity is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

      If provided in the prospectus supplement for a series, a portion of the interest payment on each mortgage loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of principal payments on the specified class or classes. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loans will result in over-collateralization and additional protection to the securityholders as specified in the related prospectus supplement. If so specified in the related prospectus supplement, overcollateralization may also be provided for on the date of issuance of securities by the issuance of all classes of securities in an initial aggregate principal amount that is less than the aggregate principal amount of the Issuing Entity Assets in the related issuing entity. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been allocated up to the amount of the losses that were allocated.

      If provided in the prospectus supplement for a series, during a revolving period designated therein, the portion of interest payments collected on home equity line of credit loans may be applied to purchase additional

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


home equity line of credit loans so that the level of overcollateralization represented by the amount by which the outstanding principal balances of the home equity line of credit loans exceed the outstanding principal balances of the securities will be maintained at a level specified in the prospectus supplement.

Financial Instruments

      If specified in the related prospectus supplement, the issuing entity may include one or more interest rate or currency swap arrangements or similar financial instruments that are used to alter the payment characteristics of the mortgage loans or the securities issued by the issuing entity and whose primary purpose is not to provide credit enhancement related to the assets in the issuing entity or the securities issued by the issuing entity. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the issuing entity from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

o convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

o provide payments in the event that any interest rate index related to the loans or the securities issued by the trust rises above or falls below specified levels; or

o provide protection against interest rate changes, certain types of losses, including reduced market values, or the payment shortfalls to one or more classes of the related series..

      If an issuing entity includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

Deposit Agreements

      If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a deposit agreement with the entity specified in such prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

                       Yield and Prepayment Considerations

      The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Issuing Entity Assets included in the related issuing entity. The original terms to maturity of the underlying mortgage loans of the Issuing Entity Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the loans in the related pool or securing Mortgage-Backed Securities. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment charges or limit prepayments thereof, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Issuing Entity Assets will affect the weighted average lives of the related securities.

      The rate of prepayment on the mortgage loans cannot be predicted. Closed-end second-lien loans, home equity line of credit loans and home improvement contracts have been originated in significant volume only during

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the past few years and, with respect to any such loans originated by an affiliate thereof, the depositor is not aware of any publicly available studies or statistics on the respective prepayment rates of such loans. Generally, borrowers do not view closed-end second-lien loans, home equity line of credit loans and home improvement contracts as permanent financing. Accordingly, those loans may experience a higher prepayment rate than traditional first-lien mortgage loans. On the other hand, because home equity line of credit loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause principal payment rates to be similar to, or lower than, the rates associated with traditional fully-amortizing first-lien mortgage loans.

      A number of factors may affect the prepayment experience of the mortgage loans, including general economic conditions, prevailing interest rates, the availability of alternative financing, homeowner mobility and the frequency and amount of future draws on any home equity lines of credit. Other factors that might affect the prepayment rate of closed-end second-lien loans, home equity line of credit loans or home improvement contracts include the amount of, and interest rates on, the related senior loans, and the fact that subordinate loans are generally used for shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer goods such as automobiles. In addition, any future limitations on borrowers' right to deduct interest payments on closed-end second-lien loans, home equity line of credit loans or any other type of mortgage loan for federal income tax purposes may further increase the rate of prepayments of the mortgage loans. The enforcement of a due-on-sale provision (described below) will have the same effect as a prepayment of the related loan. See "Certain Legal Aspects of the Loans-Due-on-Sale Clauses." If you buy securities in the secondary market at a price other than par, your yield may vary from the yield you anticipated if the prepayment rate on the loans is different from the rate you anticipated when you bought the securities.

      Collections on home equity line of credit loans may vary because, among other things, borrowers may:

      o     make payments as low as the minimum monthly payment for any month,

      o make payments consisting only of the interest, fees and charges for a given month during the interest-only period for certain home equity line of credit loans (and, in more limited circumstances, in the case of closed-end second-lien loans for which an interest-only payment option has been selected), or

      o make payments as high as the entire outstanding principal balance plus accrued interest, fees and charges on that mortgage loan.

      In addition, borrowers may fail to make the required periodic payments. Collections on the mortgage loans also may vary due to seasonal purchasing and borrowers' payment habits.

      The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying Property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law. However, the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

      The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the

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mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

      When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to securityholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Unless the related prospectus supplement provides otherwise, neither full nor partial prepayments will be passed through or paid until the month following receipt.

      Even if the Properties underlying the mortgage loans held in the issuing entity or securing Mortgage-Backed Securities provide adequate security for the mortgage loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. In addition, in some states, if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. If a borrower defaults, these restrictions may impede the servicer's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including payments to senior lienholders, legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

      Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is a smaller percentage of the outstanding principal balance of the small loan than it is for the defaulted loan with a large remaining principal balance.

      State laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the particular law and the specific facts involved, violations may limit the ability of the servicer to collect all or part of the principal or interest on the underlying loans held in the issuing entity or securing Mortgage-Backed Securities. In some cases, the borrower may even be entitled to a refund of amounts previously paid. In addition, damages and administrative sanctions could be imposed on the servicer.

      If the rate at which interest is passed through or paid to securityholders is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yields on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because although interest will accrue on each loan from the first day of the month (unless the related prospectus supplement provides otherwise), the interest will not be distributed until the month following the month of accrual. In the case of securities backed by Mortgage-Backed Securities, the interest accrued on loans securing such Mortgage-Backed Securities will generally not be distributed until several months following the month of accrual on such underlying mortgage loans.

      Under specified circumstances, the servicer or the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of an issuing entity thereby effecting earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

      Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Issuing Entity Assets at any time or over the lives of the securities.

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      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

Prepayment Standards or Models

      Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related issuing entity are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related issuing entity will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

      The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 The Agreements

      The following is a discussion of the material provisions of each agreement that are not described elsewhere in this prospectus. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the related agreement.

Assignment of Issuing Entity Assets

      Assignment of the Mortgage Loans. At the time of issuance of the securities of a series, the depositor will cause the mortgage loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and other specified information.

      In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

      o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

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      o     the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

      o     an assignment of the mortgage to the trustee in recordable form and

      o any other security documents specified in the related prospectus supplement or the related agreement, including security documents relating to any senior interests in the property.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

      With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

      o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, so provides, a lost note affidavit),

      o     the original security agreement,

      o     the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o     an executed financing agreement and

      o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

      The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      For any loans that are closed-end second-lien loans or home equity line of credit loans, the applicable prospectus supplement will specify whether the documents relating to those loans will have to be delivered to the trustee (or a custodian) and whether assignments of the related mortgage to the trustee will be recorded. If documents need not be delivered, the servicer will retain them.

      For any home improvement contracts, the applicable prospectus supplement will specify whether the documents relating to those contracts will have to be delivered to the trustee (or a custodian). However, unless specified in the related prospectus supplement, the depositor will not deliver to the trustee the original mortgage securing a home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller, identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Unless otherwise specified in the related prospectus supplement, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser takes physical possession of the home improvement contracts without notice of the assignment, the securityholders' interest in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans-The Home Improvement Contracts."

      The trustee (or the custodian) will review the loan documents after receiving them, within the time period specified in the related prospectus supplement, and will hold the documents in trust for the benefit of the securityholders. Generally, if a document is found to be missing or defective in any material respect, the trustee (or

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custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If, after receiving notice, the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement, and such omission or defect materially and adversely affects the interests of the securityholders in the related mortgage loan, it will be obligated to:

      o purchase the related mortgage loan from the issuing entity at the Purchase Price or,

      o if specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements.

      There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce the seller's obligation, the servicer will not be obligated to purchase or replace the loan if the seller defaults on its obligation (nor will the servicer otherwise be obligated to purchase or replace any loan for any other reason). See "Loan Program-Representations by Sellers; Repurchases" in this prospectus. The applicable prospectus supplement may provide other remedies, but if it does not, then this obligation of the seller constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

      Notwithstanding the repurchase obligations described above, no purchase or substitution of a loan will be made with respect to an issuing entity for which a REMIC election is to be made if the purchase or substitution would result in a prohibited transaction tax under the Code (unless the servicer or a holder of the related residual certificate otherwise pays that tax from its own funds). See "Loan Program-Representations by Sellers; Repurchases."

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

      Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from an issuing entity for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

      Although the depositor has expressed in the agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor's transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under "Risk Factors - Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities." In the event that a bankruptcy court were to characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee. The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

      Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

      Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Issuing Entity--Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

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Payments on Issuing Entity Assets; Deposits to Security Account

      The servicer will establish and maintain or cause to be established and maintained for the related issuing entity a separate account or accounts for the collection of payments on the related Issuing Entity Assets in the issuing entity (the "Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, then the Security Account must be one of the following:

      o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of securities at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

      o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the Security Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained,

      o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

      o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of securities at the request of the depositor.

      The collateral eligible to secure amounts in the Security Account is limited to defined permitted investments. A Security Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the servicer or its designee will be entitled to receive the interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

      Unless otherwise indicated in the applicable prospectus supplement, the servicer will deposit or cause to be deposited in the Security Account for each issuing entity on a daily basis, to the extent applicable and unless the related prospectus supplement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

      o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment charges, on the mortgage loans;

      o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

      o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

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      o     all proceeds of any mortgage loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "The Agreements--Assignment of Issuing Entity Assets" above and all proceeds of any mortgage loan repurchased as described under "The Agreements--Termination; Optional Termination";

      o all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance";

      o any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

      o all other amounts required to be deposited in the Security Account pursuant to the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, the servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

      o to pay to the servicer the servicing fees described in the related prospectus supplement, the servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto;

      o to reimburse the servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

      o to reimburse the servicer for any advances previously made that the servicer has determined to be nonrecoverable;

      o to reimburse the servicer from insurance proceeds not used to restore the property for expenses incurred by the servicer and covered by the related insurance policies;

      o to reimburse the servicer for (a) unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made and (b) unreimbursed out-of-costs and expenses incurred for which such advances are not recoverable from the borrower under applicable law;

      o to pay to the servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

      o to reimburse the servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the related agreement;

      o     to pay any lender-paid primary mortgage insurance premium;

      o to withdraw any amount deposited in the Security Account that was not required to be deposited in it; and

      o to clear and terminate the Security Account upon termination of the related agreement.

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      In addition, the related prospectus supplement will generally provide that on or before the business day preceding each distribution date, the servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

      Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants' attestation, there is no independent verification of the transaction accounts or the transaction activity. The servicer is required to provide an annual certification to the effect that the servicer has fulfilled its obligations under the related agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants' attestation as to its compliance with applicable servicing criteria. See " - Evidence as to Compliance."

Pre-Funding Account

      If specified in the related prospectus supplement, the servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit the pre-funded amount in cash on the related closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds that the trustee will use during the funding period to pay the purchase price for subsequent loans to the depositor. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The pre-funded amount will not exceed 50% of the offering proceeds of the certificates and notes of the related series. The applicable trustee will use the pre-funded amount to purchase subsequent loans from the depositor from time to time during the funding period. Each funding period will begin on the related closing date and will end on the date specified in the related prospectus supplement (or at the latest, one year after the related closing date). Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Investment earnings on funds in a pre-funding account will be deposited into the related Security Account or other trust account specified in the related prospectus supplement. Any investment losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

      In addition, if provided in the related prospectus supplement, on the closing date for the related series, the depositor will deposit in an account (the "Capitalized Interest Account") cash in an amount needed to cover shortfalls in interest on the related series of securities that may arise by using the pre-funding account as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover those interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. If the entire amount on deposit in a Capitalized Interest Account has not been used to cover shortfalls in interest on the related series of securities by the end of the related funding period, any amounts remaining in that Capitalized Interest Account will be paid to the depositor.

Collection Procedures

      The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans.

         Consistent with the above and pursuant to the authority granted to the servicer in the related agreement, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement. Notwithstanding the foregoing, in connection with a defaulted mortgage loan, the servicer, consistent with the standards set forth in the pooling and servicing agreement, sale and servicing agreement

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or servicing agreement, as applicable, may waive, modify or vary any term of that mortgage loan (including modifications that change the mortgage rate, forgive the payment of principal or interest or extend the final maturity date of that mortgage loan), accept payment from the related mortgagor of an amount less than the stated principal balance in final satisfaction of that mortgage loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any mortgagor if in the servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the securityholders (taking into account any estimated loss that might result absent such action).

      The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

      Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity's ability to sell and realize the value of shares securing a cooperative loan.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

The Surety Provider

      The related prospectus supplement may provide that a surety provider will irrevocably and unconditionally guarantee payment to, or at the direction of, the related trustee for the benefit of the related investor of that portion of any guaranteed interest or principal payments or any other covered amounts due and payable pursuant to the terms of the related pooling and servicing agreement, sale and servicing agreement, servicing agreement or sale agreement, as applicable, and unpaid by reason of nonpayment (as defined in the applicable policies).

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Hazard Insurance

      The related prospectus supplement may provide otherwise, but the servicer will generally require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. The coverage will be in an amount that is at least equal to the lesser of

      o the maximum insurable value of the improvements securing the mortgage loan or

      o     the greater of

            o     the outstanding principal balance of the mortgage loan and

            o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. If the servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of an issuing entity, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts that would have been deposited therein but for the clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the Property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" and "Credit Enhancements--Insurance--Special Hazard Insurance Policy" in the related prospectus supplement.

      The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative

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dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

      Primary Mortgage Insurance Policies. The servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

      Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

      Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; and physical damage to the Property.

      Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

      o     advance or discharge

            o     all hazard insurance policy premiums and

            o as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

      o upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

      o tender to the primary insurer good and merchantable title to and possession of the Property.

      The servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the servicer under any primary mortgage insurance policy and, when the Property has not been restored, the hazard insurance policy, are to be deposited in the Security Account, subject to withdrawal as heretofore described.

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      If the Property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the servicer is not required to expend its own funds to restore the damaged Property unless it determines that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

      If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the Property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the issuing entity will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

      If the servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the servicer has expended its own funds to restore the damaged Property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the issuing entity may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

      FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

      The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts

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due under the mortgage loan (which payments are to be repaid by the mortgagor to
HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

      The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA guaranteed mortgage loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Property.

      The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      Application of Liquidation Proceeds. Unless the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

            first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the mortgage loan;

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            second, to reimburse the servicer for any unreimbursed advances with respect to the mortgage loan;

            third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan; and

            fourth, as a recovery of principal of the mortgage loan.

Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a mortgage loan will be retained by the servicer as additional servicing compensation.

      If specified in the related prospectus supplement, if a final liquidation of a mortgage loan resulted in a realized loss and thereafter the servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the securityholders in the same manner as prepayments received in the prior calendar month, to the extent that the related realized loss was allocated to any class of securities. In addition, the Class Security Balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the Class Security Balance of each such class of securities will not be increased by more than the amount of realized losses previously applied to reduce the Class Security Balance of each such class of securities. Holders of securities whose Class Security Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the distribution date on which the increase occurs. The foregoing provisions will apply even if the Class Security Balance of a class of securities was previously reduced to zero. Accordingly, each class of securities will be considered to remain outstanding until the termination of the related trust.

Servicing and Other Compensation and Payment of Expenses

      The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related issuing entity. As compensation for its servicing duties, the servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account (unless otherwise specified in the related prospectus supplement).

      The servicer will, to the extent provided in the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the servicer and the seller. In addition, as indicated in the preceding section, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

      Each agreement will provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, throughout the preceding year.

      Each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will also provide for delivery to the depositor, the servicer and the trustee, on or before a specified date in each year,

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of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Issuing Entity Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

            o     general servicing considerations;

            o     cash collection and administration;

            o     investor remittances and reporting; and

            o     pool asset administration.

      Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

      Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants' statement (if any) may be obtained by securityholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

List of Securityholders

      Each agreement will provide that three or more holders of securities of any series may, by written request to the trustee, obtain access to the list of all securityholders maintained by the trustee for the purpose of communicating with other securityholders with respect to their rights under the applicable agreement and the securities.

Certain Matters Regarding the Servicer and the Depositor

      The servicer under each pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, will be named in the related prospectus supplement. The entity serving as servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

      Each agreement will provide that the servicer may not resign from its obligations and duties under the agreement except

      o upon appointment of a successor servicer and receipt by the trustee of a letter from each rating agency rating the related transaction that such a resignation and appointment will not result in a downgrading of the rating of any of the securities of the related series, or

      o upon a determination that the performance by it of its duties under the agreement is no longer permissible under applicable law.

No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

      Each agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related issuing entity or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the applicable agreement, or for errors in judgment. However, neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be protected against any liability that would

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otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, or for reckless disregard of obligations and duties under the applicable agreement. Each agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific Mortgage Asset or Issuing Entity Assets (except any loss, liability or expense otherwise reimbursable pursuant to the related agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the related agreement or for reckless disregard of obligations and duties under the related agreement. In addition, each agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under that agreement and that in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to that agreement and the rights and duties of the parties to the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the issuing entity, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to securityholders.

      Any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of any series that have been rated.

Events of Default

      Pooling and Servicing Agreement; Sale and Servicing Agreement; Servicing Agreement. The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each agreement will consist of

      o any failure by the servicer to deposit in the Security Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities having not less than 25% of the voting rights evidenced by the securities;

      o any failure by the servicer to make an advance as required under the agreement, unless cured as specified therein;

      o any failure by the servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, which failure materially affects the rights of securityholders that continues unremedied for sixty days after the giving of written notice of the failure to the servicer by the trustee or the depositor, or to the servicer and the trustee by the holders of securities of any class evidencing not less than 25% of the voting rights evidenced by the securities; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      Unless otherwise provided in the related prospectus supplement, so long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class and under other circumstances specified in the agreement, the trustee will terminate all of the rights and obligations of the servicer under the agreement relating to the issuing entity and in and to the related Issuing Entity Assets, upon which the

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trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the servicer has received notice of termination, the trustee may execute and deliver, on behalf of the servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the servicer, including the transfer and endorsement or assignment of the loans and related documents. The servicer has agreed to cooperate with the trustee in effecting the termination of the servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. No additional funds have been reserved to pay for any expenses not paid by the servicer in connection with a servicing transfer.

      If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a net worth of a least $15,000,000 to act as successor to the servicer under the agreement. Pending any appointment, the trustee is obligated to act as servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the agreement.

      Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities of any class evidencing not less than 66 2/3% of the aggregate percentage interest constituting such class have made a written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

      If specified in the related prospectus supplement, the agreement will permit the trustee to sell the Issuing Entity Assets and the other assets of the issuing entity described under "Credit Enhancement" if payments on them are insufficient to make payments required in the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      Indenture. The applicable prospectus supplement may provide for other events of default, but if it does not, then the events of default under each indenture will consist of:

      o a default in the payment of any principal of or interest on any note of any series which continues unremedied for a specified number of days after the written notice of the default is given as specified in the related prospectus supplement;

      o failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a specified number of days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

      o any other event of default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the Percentage Interests of the notes of such series.

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      If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for a specified number of days, unless

      o the holders of 100% of the percentage interests of the notes of such series consent to the sale,

      o the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

      o the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of such series.

      If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon an Event of Default that may limit the rights of the related securityholders.

      If the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.

      Except as otherwise specified in the related prospectus supplement, if the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to them, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected by that default. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following and event of default.

Amendment

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each agreement may be amended by the depositor, the servicer and the trustee, without the consent of any of the securityholders,

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            (a) to cure any ambiguity or mistake;

            (b) to correct any defective provision in the agreement or to supplement any provision in the agreement that may be inconsistent with any other provision in it;

            (c) to conform the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to the final prospectus supplement provided to investors in accordance with the initial offering of the securities;

            (d) to add to the duties of the depositor, the seller or the servicer;

            (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, to comply with any rules or regulations promulgated by the SEC from time to time;

            (f) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable; or

            (g) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable.

However, no action pursuant to clauses (e), (f) or (g) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any securityholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

      In addition, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the issuing entity, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful ensure the proper operation of the master REMIC, to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

      The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the servicer and the trustee with the consent of holders of securities of the series evidencing a majority in interest of each class adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on Issuing Entity Assets that are required to be distributed on any security without the consent of the holder of the security,

            (b) amend, modify, add to, rescind or alter in any respect the provisions of the agreement restricting the issuing entity from engaging in any activity that would disqualify the issuing entity from being a qualifying special purpose entity under generally accepted accounting principles without the consent of the holders of securities evidencing percentage interests aggregating 66 2/3% (provided however that no securities held by the seller, the depositor or any affiliate shall be given effect for the purpose of such calculation), or

            (c) reduce the aforesaid percentage of securities of any class of holders that is required to consent to the amendment without the consent of the holders of all securities of the class covered by the agreement then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the

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amendment will not cause the issuing entity to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

      Pooling and Servicing Agreement, Sale and Servicing Agreement or Servicing Agreement. Generally, the obligations created by each agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the servicer and required to be paid to them pursuant to the agreement following the later of

      o the final payment or other liquidation of the last of the Issuing Entity Assets subject to it or the disposition of all property acquired upon foreclosure of the Issuing Entity Assets remaining in the issuing entity and

      o the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related issuing entity of all of the remaining Issuing Entity Assets and all property acquired in respect of the Issuing Entity Assets.

      Any purchase of Issuing Entity Assets and property acquired in respect of Issuing Entity Assets evidenced by a series of securities will be made at the option of the servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of the servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Issuing Entity Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Issuing Entity Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to an issuing entity, any repurchase pursuant to the second bulleted item above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Code Section 860F(a)(4).

      Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

      In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related issuing entity will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of them in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the last scheduled distribution date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

      The applicable prospectus supplement for a series of notes may also provide that when the principal balance of such notes is reduced to a specified percentage of the original principal balance as of the cut-off date, the depositor, the indenture trustee or the holder of a call right may, at its option, redeem one or more classes of notes at a price equal to 100% of the outstanding principal balance of the notes plus accrued interest thereon plus the amount due and owing to the surety provider, if any. Such redemption will have the same effect as a prepayment on the notes.

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The Trustee

      The trustee under each agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates.

                   Certain Legal Aspects of the Mortgage Loans

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. If more than ten percent (by principal balance) of the mortgage loans in the issuing entity for any series are located in a single state, the prospectus, as supplemented by the related prospectus supplement, will disclose all material legal matters relating to the mortgage loans in that state.

General

      The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. Mortgages are used in New York instead of deeds of trust. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

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      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

      Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months, but can take longer if the borrower seeks bankruptcy protection or other events intervene.

      In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, that a lender can recover.

      Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are sometimes not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the

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property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower. When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

      Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

      Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, such as New York, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds

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remaining, the lender must account to the tenant-stockholder for the surplus.
Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

      In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

      In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California and New York, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, such as New York, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

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      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the property. Under the laws of certain states, contamination of a property may give rise to a lien against the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "potentially responsible parties," including "owners" or "operators." However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exemption") but without "participating in the management" of the property. Thus, if a lender's activities encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute participation in the management of a mortgaged property so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property. The Asset Conservation Act also provides that participation in the management of the property does not include merely having the capacity to influence, or unexercised right to control operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) "the overall management of the facility encompassing day-to-day decision-making with respect to environmental compliance" or (ii) "over all or substantially all of the operational functions" of the property other than environmental compliance.

      If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other "potentially responsible parties," including a previous owner or operator, who created the environmental hazard and who has not settled its liability with the government, but those

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persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

      CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by "participating in the management" of the tank or tank system if the lender either: (a) "exercises decisionmaking control over the operational" aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      While the "owner" or "operator" of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from "owners" or "operators" of that property for personal injury or property damage. Environmental regulatory requirements for property "owners" or "operators," or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

      In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the mortgaged properties was conducted.

Due-on-sale Clauses

      Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this restraint on

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prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws

      Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Servicemembers Civil Relief Act

      Generally, under the terms of the Servicemembers Civil Relief Act or similar state and local laws (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular issuing entity, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the securities. In addition, the Relief Act imposes limitations which would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

                    Material Federal Income Tax Consequences

      The following discussion is the opinion of Sidley Austin LLP, Heller Ehrman LLP, Mayer, Brown, Rowe & Maw LLP or Thacher Proffitt & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of securities. The opinion of the applicable law firm is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold securities as part of a straddle within the meaning of Section 1092 of the Code. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of securities.

General

      The federal income tax consequences to Holders will vary depending on whether

o     the securities of a series are classified as indebtedness;

o an election is made to treat the issuing entity relating to a particular series of securities as a real estate mortgage investment conduit ("REMIC") under the Code;

o the securities represent an ownership interest in some or all of the assets included in the issuing entity for a series; or

o an election is made to treat the issuing entity relating to a particular series of certificates as a partnership.

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      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related issuing entity containing an opinion of Tax Counsel with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" herein and in the related prospectus supplement.

      Debt Securities. For purposes of the discussion that follows, securities characterized as debt for federal income tax purposes and securities representing REMIC regular interests ("Regular Interest Securities") will be referred to hereinafter collectively as "Debt Securities."

Taxation of Debt Securities

      Original Issue Discount and Premium. The Debt Securities may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Debt Security and its "issue price." Holders of any class of securities issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. Holders of Debt Securities (the "Debt Securityholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Debt Securities and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Debt Securities. The prospectus supplement for each series of Debt Securities will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Debt Securities will prepay at the Prepayment Assumption or at any other rate.

      Regulations governing the calculation of OID on instruments having contingent interest payments (the "Contingent Regulations") specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the Debt Securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that this methodology represents the correct manner of calculating OID.

      In general, each Debt Security will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Debt Security also includes the amount paid by an initial securityholder for accrued interest that relates to a period before the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Debt Security. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Debt Securities includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first distribution date on a Debt Security is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the security exceeds its issue price for purposes of the de minimis rule described below. The

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OID Regulations suggest that all or a portion of the interest on a long first period Debt Security that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Debt Security is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the securities' stated redemption price at maturity. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Debt Securities is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Debt Securities to accrue income on the securities under the OID Regulations.

      Under the de minimis rule, OID on a Debt Security will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Debt Security will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The prospectus supplement with respect to an issuing entity may provide for certain Debt Securities to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Securities"). The income tax treatment of Super-Premium Securities is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of Super-Premium Securities is the sum of all payments to be made on these Debt Securities determined under the Prepayment Assumption, with the result that these Debt Securities would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Debt Securities. However, if the Super-Premium Securities were treated as contingent payment obligations, it is unclear how holders of those securities would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Securities should be limited to their principal amount (subject to the discussion under "--Accrued Interest Securities"), so that the Debt Securities would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "--Debt Securities --Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Security. It is possible that a holder of a Super-Premium Security may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Security. Absent further guidance, the trustee intends to treat the Super-Premium Securities as described in this prospectus.

      Under the REMIC Regulations, if the issue price of a Regular Interest Security (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such a Debt Security generally should not be treated as a Super-Premium Security and the rules described under "--Debt Securities--Premium" should apply. However, it is possible that Regular Interest Securities issued at a premium, even if the premium is less than 25% of the security's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize the premium.

      Generally, a Debt Securityholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Debt Security for each day a securityholder holds the Debt Security, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day

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in an accrual period the ratable portion of OID allocable to the accrual period.
Accrual periods may be of any length and may vary in length over the term of the Debt Securities, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

      o           adding

            o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Debt Securities as calculated under the Prepayment Assumption) of all remaining payments to be received on the Debt Securities under the Prepayment Assumption and

            o any payments included in the stated redemption price at maturity received during the same accrual period, and

      o subtracting from that total the adjusted issue price of the Debt Securities at the beginning of the same accrual period.

The adjusted issue price of a Debt Security at the beginning of the first accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Debt Security. In computing the daily portions of OID for a subsequent purchaser of a Debt Security (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Debt Security exceeds the following amount:

      o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Debt Securityholder (who purchased the Debt Security at its issue price), less

      o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Debt Security for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate Debt Securities. Debt Securities may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated

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interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

      The amount of OID with respect to a Debt Security bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the security. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the depositor intends to treat Debt Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate securities. In such case, the weighted average rate used to compute the initial pass-through rate on the Debt Securities will be deemed to be the index in effect through the life of the Debt Securities. It is possible, however, that the IRS may treat some or all of the interest on Debt Securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Debt Securities. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Debt Securities may be subject to accrual using a constant yield method notwithstanding the fact that these securities may not have been issued with "true" non-de minimis original issue discount.

      Election to Treat All Interest as OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for securities. If such an election were to be made with respect to a Debt Security with market discount, a securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Debt Securities --Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

      Market Discount. A purchaser of a Debt Security may also be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Debt Security's stated principal amount or, in the case of a Debt Security with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Debt Security from an original holder) over the price for the Debt Security paid by the purchaser. A securityholder that purchases a Debt Security at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing securityholder on or after the first day of the first taxable year to which the election applies.

      Market discount with respect to a Debt Security will be considered to be zero if the amount allocable to the Debt Security is less than 0.25% of the Debt Security's stated redemption price at maturity multiplied by the Debt Security's weighted average maturity remaining after the date of purchase. If market discount on a Debt Security is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Debt Security, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

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      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Debt Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder of a Debt Security that acquires the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Debt Security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the holder held the Debt Security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Debt Securityholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Debt Securityholder in that taxable year or thereafter.

      Premium. A purchaser of a Debt Security that purchases the Debt Security at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Debt Security at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Debt Security for this purpose. The trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Debt Securities without regard to whether the securities have OID) will also apply in amortizing bond premium. The Code provides that amortizable bond premium will be allocated among the interest payments on the Debt Securities and will be applied as an offset against the interest payment. Prospective purchasers of the Debt Securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Deferred Interest. Certain classes of Debt Securities will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Debt Securities will constitute income to the holders of the securities before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the securities will constitute qualified stated interest or whether all or a portion of the interest payable on the securities must be included in the stated redemption price at maturity of the securities and accounted for as OID (which could accelerate the inclusion). Interest on Debt Securities must in any event be accounted for under an accrual method by the holders of the securities and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Debt Securities.

      Effects of Defaults and Delinquencies. Certain series of securities may contain one or more classes of subordinated securities, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated securities may instead be distributed on the senior securities. Subordinated securityholders nevertheless will be required to report income with respect to their securities under an accrual method without giving effect to delays and reductions in distributions on the subordinated securities

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attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated securityholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated security is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated securityholders are urged to consult their own tax advisors on this point.

      Sale, Exchange or Redemption. If a Debt Security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Debt Security. The adjusted basis generally will equal the cost of the Debt Security to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Debt Security, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Debt Security will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Debt Security. A Debt Securityholder who receives a final payment that is less than the holder's adjusted basis in the Debt Security will generally recognize a loss. Any gain or loss will be capital gain or loss, provided that the Debt Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code. Gain from the sale or other disposition of a Debt Security that might otherwise be capital gain will be treated as ordinary income (a) to the extent the gain constitutes market discount and (b) in the case of Regular Interest Securities, to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder s income with respect to the Debt Security had income accrued on it at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of the Regular Interest Security, over the amount actually includible in the holder's income. In addition, the Debt Securities will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Debt Security by a bank or a thrift institution to which this section applies will be ordinary income or loss.

      The Debt Security information reports will include a statement of the adjusted issue price of the Debt Security at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Debt Securities. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Securities. Certain of the Debt Securities ("Payment Lag Securities") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Securities and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Securities for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Debt Securities accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Debt Security is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Debt Security provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular v issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Debt Security. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Securities. Therefore, in the case of a Payment Lag Security, the issuing entity intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the securityholder has held the Payment Lag Security during the first accrual period.

      Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Securities.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year

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on account of the securities becoming wholly or partially worthless, and that, in general, holders of securities that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the securities becoming wholly worthless. Although the matter is unclear, non-corporate holders of securities may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the securities of the related series have been otherwise retired. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their securities, including any loss resulting from the failure to recover previously accrued interest or discount income.

      Subsequent Recoveries. The Class Security Balance of securities that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. See the discussion under the caption "The Agreements--Realization Upon Defaulted Mortgage Loans--Application of Liquidation Proceeds." An increase in a principal balance caused by a Subsequent Recovery should be treated by the securityholder as ordinary (or capital) income to the extent that the securityholder claimed an ordinary (or capital) deduction for any decrease in the principal balance caused by Realized Losses. Potential investors and Holders of the securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their securities as a result of Subsequent Recoveries. "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss prior to the receipt of such recoveries.

      Non-U.S. Persons. A non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf other than in connection with a United States trade or business carried on by such non-U.S. Person will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a debt security, unless such non-U.S. Person is a direct or indirect 10% or greater shareholder of the issuing entity in a particular transaction, a controlled foreign corporation related to the issuing entity in a particular transaction or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

      Backup Withholding. Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. To qualify for the exemption from taxation, the non-U.S. Person must follow the certification requirements set forth in the section identified as "Material Federal Income Tax Consequences--Status as a Grantor Trust--d. Non-U.S. Persons."

      In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

      Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

REMIC Securities

      The issuing entity relating to a series of securities may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally

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subject to federal income tax (see, however "--Residual Certificates" and
"--Prohibited Transactions"), if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that an issuing entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related securities (the "REMIC Securities") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of an issuing entity as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, as applicable, each issuing entity that elects REMIC status will qualify as a REMIC, and the related securities will be considered to be regular interests ("Regular Securities") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make one or more REMIC elections and whether a class of securities will be treated as a regular or residual interest in the REMIC. With respect to each issuing entity for which a REMIC election is to be made, tax counsel will issue an opinion confirming the conclusions expressed above concerning the status of the issuing entity as a REMIC and the status of the securities as representing regular or residual interests in a REMIC.

      In general, with respect to each series of securities for which a REMIC election is made, securities held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and interest on securities held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the securities will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Securities will be considered to be real estate assets for purposes of Code Section 856(c).

      In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "--Non-REMIC Securities--Single Class of Securities." REMIC Securities held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Securities held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Securities held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications.

      Tiered REMIC Structures. For certain series of securities, two or more separate elections may be made to treat designated portions of the related issuing entity as separate REMICs (respectively, the "Subsidiary REMIC" or "REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of securities, assuming compliance with all provisions of the related agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Securities issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Securities or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each issuing entity for which more than one REMIC election is to be made, Sidley Austin LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the securities as regular or residual interests in a REMIC.

      To the extent more than one REMIC election is made with respect to portions of an issuing entity, only the REMIC Securities issued by the Master REMIC will be offered under this prospectus. Solely for purposes of

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determining whether the REMIC Securities issued by an issuing entity will be
"real estate assets" within the meaning of Code Section 856(c)(4)(A); whether the REMIC Securities will be "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and whether the income on the securities is interest described in Code Section 856(c)(3)(B), all related Subsidiary REMICs and the Master REMIC will be treated as one REMIC.

   a. Regular Securities

      General. Except as otherwise stated in this discussion, Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Interest Securities under an accrual method. For a general discussion of the tax consequences of investing in Regular Interest Securities, see the discussion above under "Taxation of Debt Securities."

      Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Securityholders that are "pass-through interest holders." securityholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Securities. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

   b. Residual Certificates

      Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the securities or as debt instruments issued by the REMIC.

      A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Securities and, except as described under "--Regular Securities--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income

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earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Securities due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Securities. The REMIC's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Securities and the Residual Certificates (or, if a class of securities is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC s basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Securities. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the Regular Securities. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Securities except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Securities will be added to the issue price of the Regular Securities in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates."

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      For purposes of determining REMIC taxable income or loss, the trustee intends to treat Subsequent Recoveries in a way described under the caption "Subsequent Recoveries."

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated among the Regular Securityholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each securityholder on that day. In general terms, a single class REMIC is one that either would qualify as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be

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classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Securities, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Securities.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Security or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to these limitations may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

      Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons."

      Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter.

      In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common issuing entities and certain cooperatives are subject to similar rules.

      Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

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      Sale or Exchange of Residual Certificates. If a Residual Certificate is
sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

      Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Securities -- b. Residual Certificates." Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, as a "tax avoidance potential" residual interest or as both. Among other things, holders of noneconomic Residual Certificates should be aware of REMIC regulations that may affect their ability to transfer their Residual Certificates. See "Material Federal Income Tax Consequences -- Tax Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences -- b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors."

      Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Securities -- a. Regular Securities -- Treatment of Realized Losses" in the prospectus.

      As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, as a result of the Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), the backup withholding rate has been reduced to 28%. Unless they are amended, these provisions of the 2001 Act and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to both statutes.

   c. Prohibited Transactions and Other Taxes

      The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the securities. It is not anticipated that the issuing entity for any series of securities will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to an issuing entity as to which an election has been made to treat the issuing entity as a REMIC made after the day on which the issuing entity issues all of its interest could result in the

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imposition of a tax on the issuing entity equal to 100% of the value of the contributed property (the "Contributions Tax"). No issuing entity for any series of securities will accept contributions that would subject it to a Contributions Tax.

      In addition, an issuing entity as to which an election has been made to treat the issuing entity as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of securities results from a breach of the related servicer's, trustee's or seller's obligations under the related pooling and servicing agreement, sale and servicing agreement or servicing agreement, as applicable, for the series, the tax will be borne by the servicer, trustee or seller, as the case may be, out of its own funds or the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the issuing entity for the series and will result in a reduction in amounts available to be distributed to the securityholders of the series.

   d. Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information will be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

      Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

   e. Tax-Exempt Investors

      Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "--Residual Certificates--Excess Inclusions."

   f. Tax-Related Restrictions on Transfers of Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal

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income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common issuing entity; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. Large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the servicer. The servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

      Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax Consequences--Non-REMIC Certificates--Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      Any transfer of the Residual Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. As set forth in Treasury Regulations, a significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "offshore location"), (c) the transferee represents that it will not cause income from the Residual Certificate to be attributable to an offshore location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied.

      Under the first alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of: (a) any

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consideration given to the purchaser to acquire the interest; (b) the expected future distributions on the interest; and (c) the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this test, the transferee generally must use the highest corporate tax rate and the discount rate must be equal to the Federal short-term rate prescribed by section 1274(d) for the month of the transfer. Under the second alternative test, a transfer by the holder of the Residual Certificate will, assuming all other requirements of the safe harbor are met, qualify for the safe harbor if:
(a) the price paid by the transferee for the Residual Certificate would not cause a reasonable person to believe the transferee does not intend to pay the taxes associated with such certificate, (b) the transferee is an "eligible corporation" and (c) for the two fiscal years preceding the transfer, the transferee's gross assets for financial reporting purposes exceeded $100 million and its net assets for financial reporting purposes exceeded $10 million (excluding certain related party transactions).

      The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

      As a result of the 2001 Act, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificate. In addition, the backup withholding rate has been reduced to 28%. Unless the statute is amended, all provisions of the 2001 and the 2003 Act will no longer apply for taxable years beginning on or after December 31, 2010. Investors are encouraged to consult their own tax advisors with respect to the acquisition, ownership and disposition of the securities.

Tax Status as a Grantor Trust

      If a REMIC election is not made, the issuing entity will not be classified as an association taxable as a corporation and that each issuing entity will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of securities will be treated for federal income tax purposes as owners of a portion of the issuing entity's assets as described below. Sidley Austin LLP will issue an opinion confirming the above-stated conclusions for each issuing entity for which no REMIC election is made.

   a. Single Class of Securities

      Characterization. The issuing entity may be created with one class of securities. In this case, each securityholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by the securities and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the issuing entity. Any amounts received by a securityholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each securityholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the issuing entity represented by securities, including interest, original issue discount ("OID"), if any, prepayment charges,

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assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212 each securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment charges, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that the amounts are reasonable compensation for services rendered to the issuing entity. Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the issuing entity plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A securityholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A securityholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of securities:

      o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans ... secured by an interest in real property which is ... residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

      o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

      o a certificate owned by a REMIC will represent an "obligation ... which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      Buydown Loans. Certain issuing entities may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a securityholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of securities that includes buydown loans will specify whether apportionment would be required.

      Premium. The price paid for a security by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A securityholder that acquires an interest in mortgage loans at a premium generally may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated. Amortizable bond premium will be treated as an offset to interest income on the security. The basis for the security will be reduced to the extent that amortizable premium is applied to offset interest payments.

      If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

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      Regulations dealing with amortizable bond premium (the "Amortizable Bond
Premium Regulations") do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a securityholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Securities--Securities Representing Interests in Loans Other Than ARM Loans."

      Market Discount. A securityholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a market discount. The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a security will be considered to be zero if the amount allocable to the security is less than 0.25% of the security's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment or any gain on disposition of a market discount bond shall generally be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a security is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For securities issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a security at a market discount also may be required to defer, until the maturity date of the security or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the security in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the security. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the security for the days during the taxable year on which the holder held the security and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the security matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the securityholder elects to include the market discount in income

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currently as it accrues on all market discount obligations acquired by the securityholder in that taxable year or thereafter.

      Election to Treat All Interest As OID. The OID Regulations permit a securityholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election to treat all interest as OID were to be made with respect to a security with market discount, the securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the securityholder acquires during the year of the election or thereafter. Similarly, a securityholder that makes this election for a security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the securityholder owns or acquires. See "--Single Class of Securities--Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a security cannot be revoked without the consent of the IRS.

   b. Multiple Classes of Securities

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If an issuing entity is created with two classes of securities, one class of securities may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Securities"), while the second class of securities may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Securities").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the securities are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Securities" and "Multiple Classes of Senior Securities--Stripped Bonds and Stripped Coupons."

      Although current authority is not entirely clear, a Stripped Bond Security should be treated as an interest in mortgage loans issued on the day the security is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the security will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Securities" and "--Single Class of Securities--Original Issue Discount." However, a purchaser of a Stripped Bond Security will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the security was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the issuing entity's mortgage loans.

      The precise tax treatment of Stripped Coupon Securities is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, it appears that all payments from a mortgage loan underlying a Stripped Coupon Security should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Security under the OID rules of the Code.

      Based on current authority under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Security purchased at a premium or a Stripped Coupon Security is unclear. If the security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the

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effect of prepayments is taken into account in computing yield with respect to the security, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a security is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any security so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the security that is allocable to the mortgage loan.

      Holders of Stripped Bond Securities and Stripped Coupon Securities are encouraged to consult with their own tax advisors regarding the proper treatment of these securities for federal income tax purposes.

      2. Securities Representing Interests in Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will generally be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

      OID on each security must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a security representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued under Code Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Securities or Stripped Coupon Securities, the date the securities are acquired. The holder of a securities should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

      Under the Code, the mortgage loans underlying the securities will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the securities calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the securities (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the security. No representation is made that any security will prepay at the Prepayment Assumption or at any other rate. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the servicer intends to calculate and report OID under the method described in "--Accrual of Original Issue Discount."

      Accrual of Original Issue Discount. Generally, the owner of a security must include in gross income the sum of the "daily portions," as defined below, of the OID on any security for each day on which it owns the security, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the securities (or the day before each date). This will be done, in the case of each full month accrual period, by

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adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a security at the beginning of the first accrual period is its issue price; the adjusted issue price of a security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      3. Securities Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the securities, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the trustee will report OID on securities attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "--Securities Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the securityholder when it accrues. Furthermore, the addition of Deferred Interest to the security's principal balance will result in additional income (including possibly OID income) to the securityholder over the remaining life of the securities.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the securities.

   c. Sale or Exchange of a Security

      Sale or exchange of a security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the security. The adjusted basis of a security generally will equal the seller's purchase price for the security, increased by the OID included in the seller's gross income with respect to the security, and reduced by principal payments on the security previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a security is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the security has been owned for the long-term capital gain holding period (currently more than one year).

      The securities will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a security by a bank or a thrift institution to which that section applies will be ordinary income or loss.

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   d. Non-U.S. Persons

      Generally, to the extent that a security evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code Section 1441 or 1442 to an owner that is not a U.S. Person or a securityholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a security also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a security evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the securityholder complies with certain identification requirements (including delivery of a statement, signed by the securityholder under penalties of perjury, certifying that the securityholder is not a U.S. Person and providing the name and address of the securityholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by securityholders.

      As used in this prospectus, a "U.S. Person" means

      o           a citizen or resident of the United States,

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

      o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

      o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

      Except where specifically discussed, the discussion below deals with a Non-U.S. Person who is not holding the securities as part of its trade or business in the U.S., and because a Non-U.S. Person is not supposed to hold a Residual Certificate, this summary does not address the consequences of a Non-U.S. Person holding the Residual Securities. A Non-U.S. Person who is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf will not be subject to United States federal income taxes on payments of principal, premium, interest or original issue discount on a Security, unless such Non-U.S. Person is a direct or indirect 10% or greater shareholder of us, a controlled foreign corporation related to us or a bank receiving interest described in Code Section 881(c)(3)(A). To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that (i) is signed under penalties of perjury by the beneficial owner of the Security, (ii) certifies that such owner is not a U.S. Holder, and
(iii) provides the beneficial owner's name and address.

      A "Withholding Agent" is the last United States payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a Non-U.S. Person (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A Non-U.S. Person who is not an individual or

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corporation (or an entity treated as a corporation for federal income tax purposes) holding the securities on its own behalf may have substantially increased reporting requirements. In particular, in the case of securities held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      A foreign Security holder whose income with respect to its investment in a Security is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

      Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or the substitute form).

      Generally, a Non-U.S. Person will not be subject to federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a Security, unless such Non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a Non-U.S. Person should consult its tax advisor in this regard.

      The securities will not be includible in the estate of a Non-U.S. Person unless the individual is a direct or indirect 10% or greater shareholder of us or, at the time of such individual's death, payments in respect of the securities would have been effectively connected with the conduct by such individual of a trade or business in the United States.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

   e. Backup Withholding

      Backup withholding of United States federal income tax may apply to payments made in respect of the securities to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securities to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Persons who are not exempt recipients.

      In addition, upon the sale of a security to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller certifies that such seller is a non-U.S. Person (and certain other conditions are met).

      Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

      Prospective investors are strongly urged to consult their own tax advisors with respect to the Withholding Regulations.

Final Trust Reporting Regulations

      On January 23, 2006, the IRS issued final regulations effective January 1, 2007, affecting the information reporting obligations of trustees of "widely-held mortgage trusts" (that is, any grantor trust in which any interests are

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held by "middlemen", and whose assets are mortgages or regular interests in a
REMIC, amounts received thereon and reasonably required reserve funds) and of "middlemen" (a term that includes, among other things, a custodian of a person's account, a nominee and a broker holding an interest for a customer in a street name).

      Under the final regulations, the trustee would be required to report to the IRS with respect to each beneficial owner of a grantor trust fractional interest certificate who is not an "exempt recipient" (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, the gross income of the trust and, if any trust assets were disposed of, the portion of the gross proceeds relating to the trust assets that are allocable to such beneficial owner. The same requirements would be imposed on middlemen holding on behalf of beneficial owners of grantor trust fractional interest certificates.

      The final regulations will also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the final regulations and (ii) beneficial owners of grantor trust fractional interest certificates who do not hold such certificates through a middleman. The information must be provided to parties specified in part (i) by the later of thirty days after the end of the first quarter for which the information was requested or two weeks after the receipt of the request. The information must be provided to parties specified in part (ii) at a time no later than March 15 of the following tax year.

Tax Characterization of the Issuing Entity as a Partnership

      Tax counsel will deliver its opinion that an issuing entity that is intended to be treated as a partnership will not be a corporation or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the issuing entity will not be characterized as a publicly traded partnership taxable as a corporation.

      If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity's taxable income would include all its income, possibly reduced by its interest expense on the notes. That corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for that tax that is unpaid by the issuing entity.

Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The issuing entity will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, in the opinion of Tax Counsel, the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

      OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (that is, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (that is, 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the

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OID in income, on a pro rata basis, as principal payments are made on the note.
It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. That gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person

o is not actually or constructively a "10 percent shareholder" of the issuing entity or the seller (including a holder of 10% of the outstanding securities) or a "controlled foreign corporation" with respect to which the issuing entity or the seller is a "related person" within the meaning of the Code and

o provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes (the "Withholding Agent") with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner who is an individual or corporation for federal income tax purposes of the note is a foreign person and providing the foreign person's name and address.

Generally, this statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

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      If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold on the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity. If so treated, the issuing entity might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the issuing entity might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in that publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the issuing entity's expenses.

Tax Consequences to Holders of the Certificates

      Treatment of the Issuing Entity as a Partnership. The issuing entity and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the issuing entity and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the issuing entity. That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

      Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's distributive share of

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income, gains, losses, deductions and credits of the issuing entity. The issuing entity's income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The issuing entity's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the issuing entity for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any issuing entity income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. That allocation will be reduced by any amortization by the issuing entity of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the issuing entity will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

      An individual taxpayer's share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

      The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the issuing entity should not have OID income. However, the purchase price paid by the issuing entity for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

      If the issuing entity acquires the loans at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the loans or to offset that premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      Section 708 Termination. Pursuant to Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Those interests would

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be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the issuing entity were characterized as a partnership, then even if a sale of certificates terminated the partnership under Code Section 708, the holder's basis in its certificates would remain the same.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of issuing entity income (includible in income) and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to those special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the certificates.

      Allocations Among Transferors and Transferees. In general, the issuing entity's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The issuing entity's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity's assets will not be adjusted to reflect that higher (or lower) basis unless the issuing entity were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for certificates.

      Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the issuing entity. Those books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder's allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-l information to nominees that fail to provide the issuing entity with the information statement described below and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

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      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. That information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish that information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the issuing entity.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for those purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder's withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury. A holder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the Notes on its own behalf may have substantially increased reporting requirements. In particular, if the holder is a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

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      Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            State Tax Considerations

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities.

                              ERISA Considerations

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities deemed to hold "plan assets" of any of the foregoing under the Plan Assets Regulation (as defined below) (each such entity a "Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan. In addition, Title I of ERISA also requires fiduciaries of a Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Exemptions Available to Debt Instruments

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities if assets of the issuer were deemed to be assets of the Plan. Under a regulation issued by the United State Department of Labor (the "Plan Assets Regulation"), the assets of the issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the issuer and none of the exceptions to plan asset treatment contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the securities constitute debt for local law purposes, the issuer believes that, at the time of their issuance, the security should not be treated an equity interest in the issuer for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the securities, including the reasonable expectation of purchasers of securities that the securities will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the securities for ERISA purposes could change if the issuer incurred losses. This risk of recharacterization is enhanced for securities that are subordinated to other classes of securities.

      However, without regard to whether the securities are treated as equity interests for purposes of the Plan Assets Regulation, the acquisition or holding of securities by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuer, the servicer, the trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of securities by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such securities. Included among these exemptions are:
Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a security, each purchaser will be deemed to represent that either (i) it is not acquiring the securities with the assets of a Plan or (ii) the acquisition and holding of the securities will not give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any substantially similar applicable law.

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      Governmental plans, as defined in the Code and ERISA, are not subject to
Title I of ERISA, and are also not subject to the prohibited transaction provisions under Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective state pension codes with respect to investments in the securities, and the considerations discussed above, to the extent applicable.

      The issuing entity, the servicer, the trustee and the underwriter of the securities of any series may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the securities, the purchase of securities using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, any plan for which the issuing entity, the servicer, the trustee or the underwriter of the notes, or any of their respective affiliates:

            o has investment or administrative discretion with respect to plan assets to be invested in the securities;

            o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice
                  (i) will serve as a primary basis for investment decision with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

            o     is an employer maintaining or contributing to the plan,

may not invest in the securities unless an appropriate administrative prohibited transaction exemption applies to the investment.

Underwriter Exemption

      The United States Department of Labor ("DOL") has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, in pass-through entities, including trusts, that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions, and with respect to transactions in connection with the servicing, management and operation of the entity.

      While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

      o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the entity holds only certain types of assets, such as fully-secured mortgage loans on real property (a "Designated Transaction");

      o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), or Fitch Ratings ("Fitch"). However, the certificates must have been rated in one of the two highest generic rating categories by at least one of rating agency and may not be subordinated to any other security of the issuer if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate;

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      o     the trustee is not an affiliate of any other member of the
            Restricted Group, as defined below, other than an underwriter;

      o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith; and

      o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

      The Underwriter Exemptions will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates. As noted above, when the trust contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 100% (but does not exceed 125%) on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter Exemptions.

      The issuer must also meet the following requirements:

      o the corpus of the issuer must consist solely of assets of the type that have been included in other investment pools;

      o securities in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of S&P, Moody's or Fitch for at least one year before the Plan's acquisition of securities; and

      o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

      In addition, if the issuer is a legal entity of certain types, the legal document establishing the issuer must contain restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency.

      Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

      o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the securities in the aggregate are acquired by persons independent of the Restricted Group;

      o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

      o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, any underwriter, the trustee, the servicer, any servicer, any insurer with respect to the trust, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any counterparty to a permissible notional principal contract included in the trust, or any affiliate of those parties (the "Restricted Group").

      The Underwriter Exemptions extend exemptive relief to specified mortgage-backed and asset-backed securities transactions using pre-funded accounts for trusts issuing pass-through securities. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements satisfy certain conditions, including, without limitation, (a) all additional loans must meet the same terms and conditions for determining eligibility as the initial loans;
(b) the additional loans may not result in a lower credit rating; and (c) the characteristics of the additional loans must be substantially similar to those of the loans described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional loans must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller.

      The Underwriter Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain swaps, provided any swap satisfies certain requirements and the other requirements of the Underwriter Exemptions are met. Among other requirements, the counterparty to the swap must maintain ratings at certain levels from rating agencies, and the documentation for the swap must provide for certain remedies if the rating declines. The swap must be an interest rate swap denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria. Securities of any class affected by the swap may be sold to plan investors only if they are "qualified plan investors" that satisfy several requirements relating to their ability to understand the terms of the swap and the effects of the swap on the risks associated with an investment in the security.

      The rating of a security may change. If a class of securities no longer has a required rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it.) A security that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of PTCE 95-60 are met. If the ratings decline below one of the four highest generic rating categories from S&P, Moody's or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a Plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the securities and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

      The prospectus supplement for each series of securities will indicate the classes of securities offered thereby, if any, as to which it is expected that an Underwriter Exemption will apply.

      Any Plan fiduciary that proposes to cause a Plan to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of certificates to a Plan is in no respect a representation by the issuer or any underwriter of the Certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                Legal Investment

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security").

      All depository institutions considering an investment in the securities (regardless of whether the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             Method of Distribution

      Securities are being offered hereby in series from time to time (each series evidencing a separate issuing entity) through any of the following methods:

      o by negotiated firm commitment underwriting and public reoffering by underwriters;

      o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

      o     by placement directly by the depositor with institutional investors.

      A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

      Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

      In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

      (a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b) to any legal entity that has two or more of (1) an average of at least 250 employees during the last fiscal year; (2) total assets of more than (euro)43,000,000 and (3) an annual net revenue of more than (euro)50,000,000, as shown in its last annual or consolidated financial statements; or

      (c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of securities to the public" in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

      If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

                                  Legal Matters

      The validity of the securities, including certain federal income tax consequences with respect to the securities, will be passed upon for the depositor by Sidley Austin LLP, New York, New York; Heller Ehrman LLP, New York, New York; Mayer, Brown, Rowe & Maw LLP, New York, New York; or Thacher Proffitt & Wood LLP, New York, New York.

                              Financial Information

      A new issuing entity will be formed for each series of securities and no issuing entity will engage in any business activities or have any assets or obligations before the issuance of the related series of securities. Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the related prospectus supplement.

                                     Rating

      It is a condition to the issuance of the securities of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                                            Page
                                                                    ------------
1986 Act ........................................................            107
2001 Act ........................................................            100
2003 Act ........................................................            100
Agency Securities ...............................................             19
Amortizable Bond Premium Regulations ............................            105
Applicable Amount ...............................................             99
APR .............................................................             24
ARM Loans .......................................................            107
Asset Conservation Act ..........................................             86
Capitalized Interest Account ....................................             69
CERCLA ..........................................................             86
Class Security Balance ..........................................             41
Clearstream, Luxembourg .........................................             50
Code ............................................................         37, 88
Contingent Regulations ..........................................             89
Contributions Tax ...............................................           .101
Cooperative .....................................................             51
cooperative loans ...............................................             21
cooperatives ....................................................             21
DBC .............................................................             50
Debt Securities .................................................             89
Deferred Interest ...............................................            108
Designated Transaction ..........................................            118
DOL .............................................................            118
DTC .............................................................             49
Eleventh District ...............................................             47
ERISA ...........................................................            117
Euroclear Operator ..............................................             51
excess inclusion ................................................             99
excess servicing ................................................            106
Exchange Act ....................................................             32
FHA .............................................................             21
FHLBSF ..........................................................             47
Fitch ...........................................................            118
foreign person ..................................................            112
Garn-St Germain Act .............................................             87
Global Securities ...............................................             52
Indenture .......................................................             39
Insured Expenses ................................................             67
Issuing Entity Assets ...........................................             19
Legislative History .............................................            107
Liquidated Mortgage .............................................             75
market discount .................................................             92
Master REMIC ....................................................             96
Moody's .........................................................            118
National Cost of Funds Index ....................................             48
New CI ..........................................................             50
new partnership .................................................            114

                                                                            Page
                                                                    ------------
Non-U.S. Person .................................................            109
offshore location ...............................................            102
OID .............................................................            103
OID Regulations .................................................            107
old partnership .................................................            114
OTS .............................................................             48
Payment Lag Securities ..........................................             94
phantom income ..................................................             97
Plan ............................................................            117
Plan Assets Regulation ..........................................            117
pre-issuance accrued interest ...................................             94
Prepayment Assumption ...........................................            107
Private Mortgage-Backed Securities ..............................             19
Prohibited Transactions Tax .....................................            100
PTCE ............................................................            117
RCRA ............................................................             87
Regular Interest Securities .....................................             89
Regular Securities ..............................................             96
Regular Securityholders .........................................             89
Relevant Implementation Date ....................................            122
Relevant Member State ...........................................            122
Relief Act ......................................................         13, 88
REMIC ...........................................................             88
REMIC Securities ................................................             96
REMICs ..........................................................             96
Residual Certificates ...........................................             96
Restricted Group ................................................            120
S&P .............................................................            118
SEC .............................................................             20
secured creditor exemption ......................................             86
Securities Act ..................................................             32
Security Account ................................................             67
Short-Term Note .................................................            112
Single Family Properties ........................................             22
SMMEA ...........................................................            121
Stripped ARM Obligations ........................................            108
Stripped Bond Securities ........................................            106
Stripped Coupon Securities ......................................            106
Subsequent Recoveries ...........................................             95
Subsidiary REMIC ................................................             96
Super-Premium Securities ........................................             90
Terms and Conditions ............................................             51
Title V .........................................................             88
U.S. Person .....................................................   55, 102, 109
Underwriter Exemptions ..........................................            118
VA ..............................................................             21
W-8BEN ..........................................................       109, 112
Withholding Agent ...............................................            112

             INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                                 SERIES 2006-H2
                                 ISSUING ENTITY

                               INDYMAC MBS, INC.
                                   DEPOSITOR

                            [Logo of IndyMacBank]
                          SPONSOR, SELLER AND SERVICER

                                  $486,654,000
                                 (Approximate)

             INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED NOTES,
                                 SERIES 2006-H2

                                 [Logo of AMBAC]

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

LEHMAN BROTHERS                                  INDYMAC SECURITIES CORPORATION
UBS INVESTMENT BANK                                    BEAR, STEARNS & CO. INC.

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H2 in any state where the offer is not permitted.

    Dealers will be required to deliver a prospectus supplement and prospectus when acting as an underwriter of the notes offered hereby and with respect to their unsold allotments or subscriptions. In addition, for ninety days following the date of this prospectus supplement, all dealers selling the Offered Notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus.

                                 JUNE 26, 2006